Exhibit 10.1

2018-2023 Collective Bargaining Agreement

Collective Bargaining Agreement

2018 - 2023

2018-2023 Collective Bargaining Agreement

COLLECTIVE BARGAINING AGREEMENT

TABLE OF CONTENTS

ARTICLE I - PURPOSE, SCOPE, DURATION, AND GENERAL PROVISIONS		1

1.1	Parties to the Agreement, Purpose and Scope	1
1.2	Term of Agreement	2
1.3	Scope of Agreement	2
1.4	Amendment of Agreement	2
1.5	Negotiations upon Expiration	2
1.6	Final Agreement	2
1.7	Severability and Savings	2
1.8	Subcontracting	3
1.9	Recognition	3
1.10	Successor Clause	4
1.11	Plurality	4
1.12	Notices	4
1.13	Non-Discrimination	5
1.14	Vendor Agents	5
1.15	New Technology	5
1.16	Outsourcing	6
1.17	Code of Excellence and Company Values	6

ARTICLE II - MANAGEMENT RIGHTS		7

2.1	Management Rights	7

ARTICLE III - UNION RIGHTS		8

ARTICLE IV - GRIEVANCE AND ARBITRATION PROCESS		13

4.1	Purpose	12
4.2	Complaints	12
4.3	Definitions and Presentation of Grievances	12
4.4	Arbitration	14
4.5	Counseling and Discipline	15

ARTICLE V - JOB AWARDS AND EMPLOYEE CLASSIFICATION		16

5.1	Work Calls	16
5.2	Job Notice	17
5.3	Job Award/Bid Committee	18
5.4	Lateral Transfers	18
5.5	Training Positions	19
5.6	Job Classifications	20
5.7	Classification Committee	20
5.8	Designation of Employees	20

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2018-2023 Collective Bargaining Agreement

5.9	Temporary Full Time Employees Health and Welfare	22
5.10	Job-Share	22
5.11	IBEW NECA Temp Employees	23
5.12	Apprentices	23
5.13	NECA Temporary Employees in Remote Locations	26
5.14	Summer Student Employees	26
5.15	No Out-Of-State Job Transfer	27
5.16	Transfer of Work	27
5.17	Seasonal Employees	27

ARTICLE VI - GENERAL WORK RULES		29

6.1	Seniority	29
6.2	Probationary Employees	29
6.3	Familiarization Period after Promotion or Lateral Move	29
6.4	Annual Performance Evaluation Program	30
6.5	Family Members	31
6.6	Sales and Service Associate Incented Positions	31
6.7	Systems Engineers	35
6.8	Work Out of Classification	36
6.9	No Layoff Clause	37
6.10	Layoff Procedure	38
6.11	Exit Incentive Program	39
6.12	Moving Expenses	39
6.13	Use of Company’s Time, Equipment or Material	41
6.14	Appropriate Dress and Language Code	41
6.15	Compliance with Company Work Rules	41
6.16	Statutory Permits, Certificates and Licenses	42
6.17	Drug and Alcohol Testing and Reporting	42
6.18	Classification Families	43
6.19	Sales and Service Associates (SSA) Variable Workforce (VWF)	43
6.20	Slope Technician	45

ARTICLE VII - FOREMAN		46

7.1	Foreman	46
7.2	Line Foreman	48
7.3	Project Foreman	48

ARTICLE VIII - SAFETY		49

8.1	Safety	49
8.2	Safety Standards	49
8.3	Safety Devices	49
8.4	Manhole Safety	49
8.5	Safety/Training Meetings	49
8.6	Safety Committee	50
8.7	Safety Responsibilities	50
8.8	Climbing Safety During Long Periods of Extreme Cold	50
8.9	Employee Safety Performance Targets and Measures	50
8.10	Inclement Weather	53

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2018-2023 Collective Bargaining Agreement

ARTICLE IX - WORK WEEK AND SCHEDULES		53

9.1	Workweek	53
9.2	Workday	53
9.3	Shifts and Schedules	54
9.4	Alternate Workweek and Workdays	54
9.5	Five day - 10 Hour Workweek (5-10s)	57
9.6	Shift Differential	57
9.7	Flex-Time	57
9.8	Relief	58
9.9	Eight-Hour Break	58
9.10	Rest Periods	58
9.11	Time Changes	58
9.12	Meal Allowances	58

ARTICLE X - WAGE RATES AND PREMIUM PAY		60

10.1	Wage Rates	60
10.2	Overtime (OT) and Premium Pay	60
10.3	Call-Out Pay	60
10.4	Pyramiding Prohibited	60
10.5	Standby Time	61
10.6	High Time	62
10.7	Distribution of OT	62

ARTICLE XI - TRAVEL		64

11.1	Travel and Incidential Expense	64
11.2	Meals	64
11.3	Travel for Training	65
11.4	Travel to Perform Work	65

ARTICLE XII - HOLIDAYS AND TIME OFF		67

12.1	Company Holidays	67
12.2	Flexible Time Off (FTO) Accrual Rates	69
12.3	FTO Accrual Limits	69
12.4	Scheduling of FTO	70
12.5	Incidental Time Off Requests	71
12.6	Unscheduled Absence	72
12.7	FMLA Leaves of Absence	72
12.8	Bereavement Leave	73
12.9	Jury Duty	73
12.10	Military Leave	74

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2018-2023 Collective Bargaining Agreement

12.11	Cash-in of FTO	74
12.12	Supplemental Workers Compensation	74
12.13	Supplemental Sick Pay (SSP)	75
12.14	Return to Work	76

ARTICLE XIII - EMPLOYEE BENEFITS		77

13.1	Health & Welfare Plan (“H&W Plan”)	77
13.2	Survivor Income Benefits	78
13.3	Retirement	78
13.4	Apprenticeship Training	79
13.5	Alaska Electrical Money Purchase Pension Plan	79
13.6	401(k) Savings Plan	79
13.7	Movement of Monies	79
13.8	Long Term Disability Income Insurance Plan	80
13.9	Communication Services	80
13.10	Education Assistance Program	80
13.11	IBEW Hardship and Benevolent Fund (IHBF)	81
13.12	Legal Benefits	81
13.13	FTO Leave Donation	82
13.14	Achievers of Excellence	82

ARTICLE XIV - PAYDAYS		84

14.1	Paydays	84
14.2	Wage Increase	84
14.3	Pay upon Separation	84
14.4	Annual Incentive Compensation	84

ARTICLE XV - MISCELLANEOUS		86

15.1	Tools	86
15.2	Lockers	86
15.3	Personal Vehicles	86
15.4	Security Camera and Electronic Monitoring	87
15.5	Process and Technology Advisory Committee	87
15.6	Enterprise Line of Business	87
15.7	Providence Contracts	92
15.8	ConocoPhillips Alaska Agreement	93
15.9	Bidder Lists	94
15.10	Telecommuting	95
15.11	Jurisdictional Lines	96

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2018-2023 Collective Bargaining Agreement

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2018-2023 Collective Bargaining Agreement

ARTICLE I - PURPOSE, SCOPE, DURATION, AND GENERAL PROVISIONS

1.1	Parties to the Agreement, Purpose and Scope

A.

Parties. The Parties (the “Parties”) to this Collective Bargaining Agreement (the “Agreement”) are Alaska Communications Systems Holdings, Inc. (the “Company”) and International Brotherhood of Electrical Workers, Local Union No. 1547 (the “Union”).

B.

The Company. The Company, through its operating subsidiaries, is a telecommunications service provider subject to the separate but concurrent jurisdiction of both the Federal government and the State of Alaska. The Company is publicly owned, and its stock is traded and valued based on its financial performance to date and on expectations for future performance. To be successful as a telecommunications provider and a stable employer, the Company must vigorously compete in the Alaskan market, fulfill its regulatory service obligations and maintain its financial strength.

C.

The Union. Local Union No. 1547 is the Alaskan affiliate of the International Brotherhood of Electrical Workers. Its mission is to ensure fairness and dignity in the workplace, a fair day’s pay for a fair day’s work, and the opportunity to continue to improve the Alaskan worker’s standard of living. The Union is the certified bargaining agent for all of the Company’s employees within the job classifications included in the designated bargaining unit (the “Bargaining Unit”).

D.

Recognition of Roles and Responsibilities. The Company recognizes and honors the Union’s rights and responsibilities as the exclusive bargaining agent for the employees it represents. The Union recognizes and honors the rights and responsibilities of management to direct the affairs of the Company. The Union further recognizes the importance of supporting the Company’s efforts to meet the challenges of doing business in a highly competitive market. The Company likewise recognizes the critical correlation between its success and a productive working relationship with the Union and the Bargaining Unit.

E.

Strategic Alignment. The Parties understand the Company’s financial strength and, consequently, its ability to provide employment to Bargaining Unit employees under terms and conditions that will fulfill the Union’s mission, require that it succeed in the competitive market. The Parties further understand that the Company must invest in the represented workforce, and that the cultivation of employee skills, productivity and dedication are fundamental to the Company’s success.

F.

Purpose and Scope of the Agreement. The Agreement sets forth wages, hours, and other terms and conditions of employment for all of the Company’s employees in the Bargaining Unit. The Agreement also establishes a cooperative relationship between the Parties as stakeholders with a strong common interest in seeing both the Company and represented workforce prosper and thrive.

2018-2023 Collective Bargaining Agreement

1.2	Term of Agreement

This Agreement shall become effective January 1, 2018, and shall remain in effect through December 31, 2023.

1.3	Scope of Agreement

This Agreement is applicable, within the State of Alaska, to all work within the scope of those job descriptions listed in the wage schedule in Appendix 1 and will be applicable to other positions or job classifications as agreed between the Union and Company.

1.4	Amendment of Agreement

This Agreement may be amended at any time by mutual consent of the Parties. Such amendment shall be reduced to writing and state the effective date of the amendment.

The Parties agree they will meet and confer during the term of the Agreement, on an expedited basis if requested by either Party, to address pressing matters of concern involving the interpretation, application or modification of any section of this Agreement. Either Party also may request the other to waive compliance with any specific provision of this Agreement. If agreement cannot be reached, the Parties will enlist the assistance of an FMCS mediator.

1.5	Negotiations upon Expiration

Either party desiring to amend or modify this Agreement must notify the other in writing no later than 120 days prior to the renewal date of this Agreement. Negotiations must commence no later than 90 days before the expiration date. After negotiations have commenced, this Agreement will remain in full force and effect so long as the Parties continue to bargain together in good faith. Failure by both Parties to give timely and proper written notice in accordance with this procedure shall result in the continuation of the Agreement for the succeeding 12-month period. Posting of written notice of intent through the U.S. Mail via certified delivery within the above stipulated time frame shall be deemed to be timely, proper notice.

1.6	Final Agreement

This Agreement is intended to replace and supersede all previous Agreements, Letters of Understanding, informal agreements and negotiations. It is understood that this Agreement was reached to the mutual satisfaction of both Parties and any attempt to circumvent the terms and conditions set forth shall constitute a breach of this Agreement.

1.7	Severability and Savings

In the event that any of the provisions of this Agreement shall be declared by a court of competent jurisdiction to be invalid for any cause, the invalid provision shall be deemed to be null and void and the remainder of this Agreement shall continue in full force and effect. Within 30 calendar days after a provision has been declared invalid, the Parties will commence negotiations with regard to such invalidated provision

2018-2023 Collective Bargaining Agreement

1.8	Subcontracting

The Parties understand that the right of contracting or subcontracting is vested in the Company, subject to the following conditions. For the purposes of this Section, both “hard dollar” contracts for work performed under subcontractor supervision and the use of contracted labor working under Company supervision are referred to as “subcontracting.”

A.

The right to subcontract shall not be used for the purpose or intention of undermining the Union, to discriminate against any of its members, or to circumvent this Agreement. Further, the Company’s right to subcontract shall not be exercised if during the term of the subcontract the consequence will be the layoff or part timing of regular employees in that geographic location performing work covered under the subcontract. However, subcontracting may be used for project work or to staff up for seasonal peaks as an alternative to temporarily increasing employee staffing.

In order to preserve work traditionally performed by employees represented by IBEW Local Union 1547, the Company shall require that subcontractors for communications maintenance, new construction or electrical work normally performed by employees represented by the IBEW, have a current collective bargaining agreement or letter of assent with the IBEW Local Union 1547. However, the Parties recognize that a signatory subcontractor with the requisite skills may not always be available to perform the work. On such rare occasions, after every reasonable effort has been made without success to secure a signatory subcontractor, including reasonable advance notice to the IBEW, the Company may subcontract the work in question to any available subcontractor.

B.

Notwithstanding Section 1.8 (A), the Company may subcontract with non-union contractors for work in bush village locations for projects under $40,000, as long as such subcontracting is consistent with Section 1.8 (A).

C.

When contract personnel (e.g., day laborers) and regular employees are performing comparable bargaining unit work under Company supervision at the same location, the Company will make a reasonable effort to offer the regular employees the opportunity to work the same number of overtime hours as such contract personnel. If necessary to accomplish this, the Company may equalize overtime within the relevant group of employees over a period of time, but not less frequently than on a quarterly basis.

1.9	Recognition

The Company recognizes the Union as the exclusive bargaining agent for the purpose of collective bargaining with respect to wages, hours and other terms and conditions of employment for all employees in the bargaining unit consisting of the job classifications in this Agreement.

2018-2023 Collective Bargaining Agreement

A.

If the Company purchases or acquires the assets of an entity signatory to the IBEW, employees performing bargaining unit work for such entity shall be integrated by the Parties into appropriate classifications covered by this Agreement. Company employees who are currently unrepresented will not be affected by the integration of represented employees of such newly acquired employers.

B.

If the Company purchases or acquired the assets of an entity not signatory to the IBEW, or the Company creates an Alaskan subsidiary, or obtains controlling interest in an Alaska-based joint venture or other business, the Company agrees to extend voluntary recognition to the IBEW upon an appropriate showing of IBEW’s majority support among any group of employees employed by such entities eligible for representation. Thereafter, such employees shall be integrated by the Parties into appropriate classifications covered by this Agreement. Voluntary recognition also will be granted if IBEW demonstrates majority support among any employees of the Company eligible for representation who are not currently in the Bargaining Unit.

C.

The term “eligible for representation” means employees lawfully entitled to union representation (1) who are presently unrepresented; or (2) who are represented by a union that the Company is not contractually obligated to recognize.

1.10	Successor Clause

The Company and Union agree that the terms and conditions of this Agreement shall be binding on any and all successors and assigns of the Company, whether by sale, transfer, merger, acquisition, consolidation or otherwise. The Company shall require any purchaser, transferee, lessee, assignee, receiver or trustee of the operation covered by this Agreement to expressly accept, in writing, all terms and conditions of such Agreement. A copy of such written acceptance shall be provided to the Union at least 30 days prior to the effective date of any sale, transfer, lease assignment, receivership, or bankruptcy proceeding.

1.11	Plurality

Unless the context of this Agreement clearly requires a different interpretation or construction, all references to the singular shall also include the plural and vice versa.

1.12	Notices

Notices required under the provisions of this Agreement, unless otherwise specified, shall be delivered by the Company to the Business Manager, Local Union 1547, IBEW, 3333 Denali Street, Anchorage, Alaska 99503 for service upon the Union; and to the Vice President, Human Resources, 600 Telephone Ave., MS 15, Anchorage, Alaska 99503, for service upon the Company, and the date of receipt of such notices shall be the controlling date for the purposes hereunder. Each Party shall promptly inform the other of any change in the addresses set forth in this Section.

2018-2023 Collective Bargaining Agreement

1.13	Non-Discrimination

The Company and the Union agree to comply with all State and Federal laws, rules or regulations prohibiting discrimination. It is further agreed that this non-discrimination provision relates to hiring, placement, upgrading, rates of pay or other forms of compensation, transfer, demotion, recruitment, opportunity for training, layoff, termination and all other conditions of employment.

1.14	Vendor Agents

Many opportunities exist to add sales channels for the Company including authorizing retail vendor agents to sell the Company’s products and services. The Union recognizes that such sales will increase work opportunities across the Company. The Company recognizes that consumer customer sales and service work is represented by the Union and covered by the terms of this Agreement. Vendor Agents are defined as established retail entities that operate retail sales operations with their own employees and contract to sell branded products and services on behalf of the product and service owners. Examples of retail vendor agents in Alaska include but are not limited to Radio Shack, Access Wireless, and Fred Meyer. Vendor agents do not include independent contractors staffing the Company’s owned or leased facilities and working directly for the Company and such arrangements are not provided for with this Agreement.

In the best interest of the Company and its employees the Parties agree to allow the use of vendor agents with the following conditions:

A.	Vendor agent relationships are intended solely to access potential customers and to supplement sales efforts of bargaining unit employees.

B.	Bargaining Unit employees will not be displaced or work diminished as a result of using vendor agents.

C.	The Company will not hire individual contractors to act as vendor agents.

D.	The Company will only contract with established retail businesses for vendor agent purposes unless otherwise agreed to by the Union.

1.15	New Technology

The use of new equipment, technology or procedures which replace or supersede equipment, technology or procedures currently utilized to perform Bargaining Unit work, shall continue to constitute bargaining work. When the Company contemplates the introduction of new equipment, technology or procedures into the workplace which may have an adverse effect on the terms or conditions of employment of Bargaining Unit employees, the Company shall notify the IBEW in advance and upon request, bargain for a reasonable period over the effects of such proposed new equipment, technology or procedures. Also, the Company shall provide or make available updated training to affected employees to allow them an opportunity to establish competency on such new equipment, technology and procedures.

2018-2023 Collective Bargaining Agreement

1.16	Outsourcing

A.	Outsourced Facilities Admin. The Company will outsource the following job duties of the BSS-II Facilities Administrator:

a.	Utilities Management – to ECOVA, Inc.

b.	Key Control Management – to Purcell Security

c.	Badge Management – to Purcell Security

d.	Security Access Management – to Purcell Security

The Company and the Union agree that if the job duties and functions outsourced to either ECOVA, Inc. or Purcell Security continue to be performed and are no longer conducted or fulfilled by either vendor, those duties and functions will revert to Bargaining Unit personnel. If at any time the Company intends to seek additional changes in how this work is performed, the Company will negotiate with the Union regarding impact to bargaining unit employees.

B.	Outsourced Work Facilities. The Company will outsource the job duties and functions of the Facilities department to NANA Management Services (NANA), beginning in August 2013.

The Company and the Union agree that if the job duties and functions outsourced to NANA continue to be performed and are no longer conducted or fulfilled by NANA, those duties and functions will revert to Bargaining Unit personnel. If at any time the Company intends to seek additional changes in how this work is performed, the Company will negotiate with the Union regarding impact to bargaining unit employees.

1.17	Code of Excellence and Company Values

A.	The Union and Company are committed to a workplace that provides dignity and respect to all persons, including employees and management, working at Alaska Communications.

B.

The Company acknowledges the IBEW Code of Excellence as the standard of behavior that the IBEW sets for its membership, just as the IBEW acknowledges the Company’s Values as guiding principles for all Company employees.

C.	The IBEW Code of Excellence and the Company’s Values are included in Appendix IX.

D.

All complaints will be treated seriously and be dealt with promptly and confidentially, in accordance with Company policy. When appropriate, the Company will provide notification to an employee that an investigation is closed.

E.	This section is not subject to Section IV – Grievance and Arbitration Process.

2018-2023 Collective Bargaining Agreement

ARTICLE II - MANAGEMENT RIGHTS

2.1	Management Rights

The Company reserves the exclusive right and responsibility to manage the business and to direct the employees who are subject to the Agreement. Accordingly, subject to the specific provisions of this Agreement, all management rights of the Company are reserved.

A.	Management reserves the right to hire qualified employees and to transfer, assign, deploy, and direct their work.

B.

The Company further reserves the right to evaluate the performance of employees to determine their qualification and fitness for continued duty or employment; the right to relieve them from duty; the right to suspend or discharge them for just cause.

C.

It is the right of the Company to determine the standards of service to be offered; maintain the efficiency of operations; determine the methods, means, and personnel by which operations are to be conducted; adopt and amend a classification plan, and to allocate and reallocate employees to positions within the operations, and adjust the size of the workforce, as may be necessary to meet the needs of business; take all reasonable actions to carry out its mission in emergencies; and exercise control and discretion over its organization and technology.

D.

Nothing in this Agreement shall be construed to limit non-bargaining unit personnel from performing Bargaining Unit work in order to meet the needs of the service under emergency circumstances or for purposes of giving training or instruction. Such work performed by non-bargaining unit personnel will not cause layoffs or part-timing of employees.

E.

It is the right of the Company to prescribe for employees in the Bargaining Unit any working rules, policies, regulations and practices that do not conflict with or violate the terms of this Agreement, subject to the Company’s obligation to bargain in good faith about matters over which it is lawfully required to bargain.

F.	The enumeration of management rights herein reserved shall not be deemed to exclude other rights or functions of management not so enumerated.

2018-2023 Collective Bargaining Agreement

ARTICLE III - UNION RIGHTS

3.1	Union Security

All employees coming under the terms of this Agreement shall, as a condition of employment, make application to join the Union within 31 calendar days following the date of employment or within 31 calendar days following the date of signing of this Agreement, whichever is the later. A Shop Steward will be allowed up to one hour of Company time to meet with all new bargaining unit members in a New Employee Orientation to process paperwork and explain the Agreement and benefit packages. They must then maintain membership in good standing for the life of this Agreement and any renewal thereof. The Company will, 14 calendar days after receipt of a written request from the Union, terminate the employment of an employee who is alleged to have failed to maintain his membership in good standing as required by the Union. The tender of initiation fees and periodic dues uniformly required as a condition of retaining Union membership shall constitute good standing in the Union for the purposes of this paragraph. If the Union fails to admit such an employee to Union membership, this shall not be cause for the employee’s dismissal.

3.2	Dues Deduction

The Company will deduct dues, assessments and withholdings duly authorized by employees on forms provided by the Union. The Company will send a check for the total amount deducted, together with a list of the individuals’ names for whom the deductions were made, to the Financial Secretary as designated by the Union on or before the 15th day of the following month. This authority shall be revocable by the employee by notice in writing delivered by mail to the Manager of Payroll and the Financial Secretary of the Union.

3.3	Political Action Committee Fund

With voluntary authorization by an employee on a form supplied by the Union, the Company agrees to deduct $.07 per hour from the employee’s wages to be submitted to the Union for its Political Action Fund.

3.4	Indemnification

The Company assumes no responsibility in connection with deduction of dues except that of forwarding monies deducted as set forth in this Article. The Union shall indemnify the Company and hold the Company harmless from any and all claims against the Company for the amounts deducted and withheld from earnings.

2018-2023 Collective Bargaining Agreement

3.5	Strikes, Lockouts & Picket Lines

The Union acknowledges the essential nature of the services provided by its members to the public and the need to provide uninterrupted services. Accordingly, this Section is a guarantee that there shall be no strikes, slowdowns, work interruptions, or lockout of employees during the duration of this Agreement. The grievance and arbitration procedures of this Agreement provide the exclusive remedy for the resolution of disputes covered by this Agreement.

No employee shall be disciplined for refusing to cross a picket line recognized and sanctioned by the IBEW and identified as such to the Company in writing by the Union Business Manager or designated representative, unless it can be shown that the employee acted unilaterally without contacting their Shop Steward or the Union Hall to request clarification of the status of the picket. In the event that a two-gate system exists, the second gate shall not constitute a picket line.

3.6	Union Access to Company Premises

Union officers and representatives, while acting on Union business, will be granted access to visit the Company’s premises during working hours. The Union representative will schedule visits to a department, work site, or facility with the Vice President of Human Resources, or designee. Union visits shall not interfere with the normal operations of the Company.

3.7	Bulletin Boards and E-Mail

The Company shall provide an on-line bulletin board for access by represented employees. The Chief Shop Steward will post officially signed Union notices and the Company shall maintain represented job postings on the on-line bulletin board. In shops where multiple employees share a computer a physical bulletin board will continue to be provided. The Company is only responsible for maintaining represented job postings on the on-line bulletin board. The Vice President of Human Resources, or designee, may allow the Chief Shop Steward(s) the use of e-mail for the timely dissemination of Union bulletins and information.

3.8	Chief Shop Steward(s)

There will be two Chief Shop Stewards on property; the wages of the two Chief Shop Stewards will be shared 50%/50%. The Chief Shop Stewards will be full-time positions and will be compensated at 118% of the top step of the Journeyman technician rate of pay plus fringe benefits paid for on a scheduled Workweek basis. The Chief Shop Stewards, although employees of the Company, will report to the Union Business Manager or his designee.

A.     The duties of the Chief Shop Stewards shall include, but not be limited to, the resolution of employee complaints at the lowest possible level, the coordination and similar resolution of complaints and grievances from other Shop Stewards, and to serve as a liaison between employees, Shop Stewards, Union Business Representative, and the Company. The Chief Shop Stewards shall also be the last employees laid off in their previous job classification.

2018-2023 Collective Bargaining Agreement

B.     In addition, the duties and activities of the Chief Shop Stewards shall include administration of the Agreement, Union orientation of new employees, and other duties mutually agreed upon by the Parties.

C.     The Chief Shop Stewards shall notify the appropriate supervisor prior to entering a work unit to conduct Union business.

D.     All Shop Stewards will receive training by the Union in contract management and dispute resolution.

3.9	Shop Stewards

The Union shall have the right to designate 15 Shop Stewards in addition to the two Chief Shop Stewards. The Shop Stewards will be allotted between the Districts as the Chief Shop Stewards direct. The Union shall notify the Company in writing, as to the identity of said Shop Stewards prior to the assumption of Shop Steward duties.

A.     The Shop Stewards shall report time spent performing Union business on the time reporting system.

B.     The Shop Stewards shall be allowed to perform any normal Union duties during working hours.

C.     The Shop Stewards shall notify the appropriate manager prior to entering a work unit to conduct Union business.

D.     The Shop Stewards shall notify the appropriate Supervisor as to the intent and reason, the estimated time, and where the Steward can be reached before the assumption of such Union duties.

E.     The Union shall notify the Company within 24 hours as to the appointment or any official status change of any Shop Steward.

F.     The Company shall not discriminate against the Shop Steward with regard to the proper performance of the Shop Steward’s duties provided such duties are conducted in a timely manner.

G.     An appropriate Shop Steward, Chief Shop Steward or the Business Representative shall be present during all meetings from which disciplinary action may result.

H.     All Shop Stewards will receive training by the Union in contract management and dispute resolution.

2018-2023 Collective Bargaining Agreement

3.10	Union Duty

Upon providing management with reasonable notice, a regular employee elected or appointed to office or Union duty shall be granted a leave of absence without pay for the term of office or duty involved, not to exceed three years, and shall continue to accrue bargaining unit seniority during the leave of absence. This Section does not include Chief Shop Stewards or Shop Stewards as they remain employees of the Company during their assignments. Such Union leave may be extended from time to time by mutual agreement. An employee who has been granted Union leave shall provide the Company at least four weeks’ notice prior to returning to work. The Company shall cash out all compensable leave to the employee upon effective start of Union Duty.

3.11	Union Right to Discipline Members

The Union reserves the right to discipline its members for any violations of Union laws, rules, or agreements. However, the Parties recognize that no General Foreman, Foreman, or Lead shall be subject to discipline by the Union for exercising the responsibility and authority for which they are held accountable by the Company as their legitimate and expected duties which, by the management nature, place them at potential odds with the bargaining unit employees under their authority.

2018-2023 Collective Bargaining Agreement

ARTICLE IV - GRIEVANCE AND ARBITRATION PROCESS

4.1	Purpose

The purpose of this procedure is to provide a means whereby complaints and grievances may be adjusted or resolved promptly and fairly.

4.2	Complaints

An employee, either directly or through the local Shop Steward, may verbally present a complaint to the supervisors. Employees and supervisors are encouraged to resolve disputes in this manner, provided the resolution is not inconsistent with the terms of this Agreement. The Shop Steward shall have the right to be present at and to participate in the process. Because of the informal nature of the complaint process, resolutions shall not be considered precedent setting.

4.3	Definitions and Presentation of Grievances

“Grievances” shall mean, and be limited to, disputes or differences arising during the term of this Agreement between the Company and the Union, or employees so represented, with respect to the interpretation or application of any specific provision of this Agreement. Probationary employees shall not have the right to file a grievance for discipline or involuntary separation, nor shall the Union file a grievance on their behalf.

A.

Both Parties agree to use their best efforts, including informal meetings involving supervision, Human Resources, the appropriate Shop Steward, and the grievant, to resolve matters without resorting to the grievance procedure except that any such meetings shall not extend the time limits set forth in this Section. In the event such informal methods do not result in a resolution, the dispute must be reduced to writing. The written “Notice of Grievance” shall contain:

1.	The name(s) of the employee claiming to be aggrieved.

2.	The nature of the grievance and the circumstances out of which it arose, including the date of occurrence.

3.	The remedy or correction which is requested.

4.	The Section(s) of the Agreement relied upon or alleged to have been violated.

5.	The signature of the grievant, if applicable, and a Shop Steward or Business Representative.

6.

In the case of class action grievances, the class may be described in general terms, so long as more than two members of the class sign the grievance. The grievance need not be signed by all members of the aggrieved class.

B.

A grievance must be presented within 20 calendar days, except that grievances for involuntary separation must be filed within ten working days, after the employee or the Union knew or should have known of the event giving rise to the grievance. The failure to submit a grievance within such periods shall constitute a bar to further action thereon.

2018-2023 Collective Bargaining Agreement

C.	The grievance shall be processed in accordance with the following steps:

Step 1

Within five working days after the grievance is presented at Step 1, a meeting shall be held with the grievant, the department head of the activity, or designated representative, and the appropriate Shop Steward, or designated representative. The department head shall make a reply in writing not later than five working days after the meeting. If this reply is unsatisfactory, the grievance may be appealed to Step 2 provided such appeal is made within five working days following the receipt of the reply.

Step 2

Within ten working days after the grievance is appealed to Step 2, a meeting shall be held between the appropriate Vice President of the Company, or designated representative and the Chief Shop Steward, or designated representative. Written documentation explaining reason for disagreement along with any supporting information must be included with the grievance appeal. The Vice President shall make a reply in writing not later than five working days after meeting with the Union’s representative. If this reply is unsatisfactory, the Union will provide written notice to the Vice President of Human Resources within ten working days following receipt of the Step 2 reply. The Union will have up to 20 working days to complete its internal review process. If after its review process is completed the Union wishes to advance the grievance further, the Union shall submit a written request to the Vice President of Human Resources for a meeting of the Grievance Review Committee (GRC). The GRC will be convened within ten working days of receipt of the written request from the Union. If the grievance is not resolved by the GRC, the grievance may be appealed to arbitration provided written notice of such appeal is given to the Vice President of Human Resources within ten working days following meeting of the GRC.

D.

The time limits set forth above may be extended by mutual agreement of the Parties. Failure of either party to act within the time schedule set forth in this procedure without the express written agreement of the other party will be considered a default and the grievance shall be considered to be settled in favor of the non-defaulting party. Grievances settled in favor of either party as a result of such a default shall not be considered precedent setting. The mailing, e-mailing, or facsimile transmission of the grievance appeal or answer shall constitute a timely appeal or response if postmarked or electronically inscribed within the appeal period. The decision to appeal a grievance filed by the employee(s) to arbitration shall be solely the determination of the Union.

E.

In the application of this Article “workdays” shall exclude Saturdays, Sundays, and recognized holidays. Nothing in this Section shall be construed to prevent settlement of a grievance by mutual agreement of the Parties at any time.

2018-2023 Collective Bargaining Agreement

4.4	Arbitration

Arbitration shall be conducted in accordance with the following rules:

A.

Within 30 days after filing the appeal for arbitration, the party seeking arbitration shall request from the Seattle office of the American Arbitration Association (AAA) or from the Federal Mediation & Conciliation Service (FMCS) a panel of seven proposed arbitrators who are members of the National Academy and have their principal place of residence or business in Alaska, Washington, Oregon, or California. The Company and the Union may attempt to agree on an arbitrator at any time prior to receipt of the panel. The Parties shall alternately strike from this list one name at a time, with the moving party to have the first strike, until only one name remains on the list. The name of the arbitrator remaining on the list shall be accepted by the Parties. In the event that the selected arbitrator is unwilling or unavailable to serve, and if the Parties are still unable to mutually agree on an arbitrator, the procedure shall be repeated with a new list of arbitrators supplied by the AAA or FMCS.

B.

All arbitration hearings will be conducted at a mutually agreeable location. Subject to the Company operation requirements, an employee grievant shall be allowed time, without loss of pay, to attend arbitration hearings conducted during the employee’s scheduled working hours. In the event of a grievance involving a class of employees, a reasonably limited number of employees in the class (not to exceed three employees) shall be permitted to attend hearings during scheduled working hours, without loss of pay. The hearing will be scheduled so as not to impact the Company’s operational requirements. The Company will pay no compensation for attendance by employees at hearings conducted outside the employee’s scheduled working hours.

C.

The Parties agree that the decision or award of the arbitrator shall be final and binding on each of the Parties and that they will abide thereby, subject to such laws, rules and regulations as may be applicable. The authority of the arbitrator shall be limited to determining questions directly involving the interpretation or application of specific provisions of this Agreement, and no other matter shall be subject to arbitration hereunder. The arbitrator shall have no authority to add to, subtract from, or to change any of the terms of this Agreement, to change an existing wage rate, or to establish a new wage rate. In no event shall the same question be the subject of arbitration more than once.

D.

The fees and expenses of the arbitrator shall be shared equally by the Company and the Union. All other expenses, including any attorney’s fees and costs, shall be borne by the party incurring them. Either party may require that an official record be prepared by a professional reporter and that a copy be provided to the arbitrator. The party requiring an official record of the proceedings will pay the full cost of all reporting and transcript fees unless the other party requests a copy for the right of inspection or use, in which the full cost (including the cost of providing the arbitrator with the official record) shall be equally divided between the Parties.

2018-2023 Collective Bargaining Agreement

4.5	Counseling and Discipline

A.

Performance Management - For the purposes of communicating performance expectations and correcting behavioral issues, the Company may counsel employees to offer non-disciplinary feedback and provide direction. Counseling sessions are private meetings between a supervisor and an employee, and Union representatives do not have a right to attend such meetings. Discipline will not be discussed at a counseling meeting. However, if the Company makes statements to the employee to the effect that failure to satisfactorily correct the performance or behavior may result in disciplinary action, the supervisor will secure a Shop Steward before the meeting can continue. If necessary, the supervisor shall end the meeting and reschedule for a time when a Shop Steward can be present. The subject and nature of the counseling shall not be grieved.

B.

Progressive Discipline - In normal circumstances, the Company shall follow a program of graduated discipline for just cause, consisting of oral warning, written reprimand, suspension for a period to be determined by the Company, with or without pay, or involuntary separation of employment. The Company may impose discipline at any level depending upon the severity or frequency of the offense.

C.

Involuntary Separation from Employment - The Company retains the right to discipline an employee for just cause. The Company agrees that in the case of discharge, the designated Union representative shall be notified of the reason of such contemplated discharge prior to any action taken against the employee. If circumstances warrant immediate action and the Business Representative and/or Chief Shop Steward cannot be notified, the employee shall be suspended without pay until the Business Representative and/or Chief Shop Steward is notified, or five working days’ pass, unless constraints preclude such notice. If the Union fails to grieve a discharge within ten working days of the action, the right to grieve or arbitrate the action is forfeited.

D.

Letters of Disciplinary Action Time Limits - Two years from the date of the action concerned, the Vice President of Human Resources, at the employee’s request, shall review the disciplinary action and if no subsequent report of similar violations has been made, the Company shall be notified to return its copies with respect to the disciplinary action from the employee’s personnel files to the interested employee.

2018-2023 Collective Bargaining Agreement

ARTICLE V - JOB AWARDS AND EMPLOYEE CLASSIFICATION

5.1	Work Calls

A.

The Union will be advised when new or replacement employees are needed and shall make every effort to provide satisfactory applicants to the Company. The Company’s notice to the Union shall include the job title, minimum qualifications, and the number of employees needed. If there are no available applicants on the books, the Union will notify the Company within 48 hours. Once notified, the Company will be free to seek employees through any source. If the Company cannot locate a qualified individual, the Company will attempt to locate a signatory contractor that does the work in question. In the event the Company request more than three employees of the same classification simultaneously, the Union will have 72 hours (excluding holidays and weekends) from the date of the advice to refer the additional candidates.

B.

If the Company cannot locate an available signatory contractor that performs the work in question, the Union will have two days to provide a list of additional signatory contractors. If the signatory contractors identified by the Union are not available or do not perform the work, the Company will be free to perform the work through any provider.

C.

If, the Company thereafter locates another contractor or employment agency with employees available to do the work, the Company may use the contractor or agency referred employees up to a total of 90 calendar days unless extended by mutual agreement by the Company and Union. The 90 day period shall end if an extension is not mutually agreed to: (1) when the position is filled with a regular employee; (2) when the Union locates an available signatory contractor; or (3) at any time the work call is closed by the Company; whichever event occurs sooner. However, the Company will give notice of termination as required by its contract with the contractor or employment agency not to exceed 30 days.

D.

If the contractor or agency’s employees are not IBEW members, they shall be “permitted out” to work by the Union Hall. The Company will remit to the Union a permit fee every month for each contract worker equal to the BA monthly dues. The fee, with the contract worker’s name for whom the payment is made, will be forwarded to the Union on or before the 15th of each month.

E.

If there are available applicants, the Union will dispatch up to three within 48 hours following the Union’s notice. The Company will notify the Union within 48 hours of intent to reject, hire, or investigate the applicant further. The Company may reject any applicant it finds unsatisfactory.

F.	Applicants will only be dispatched after completing the Company’s on-line applicant profile and job application.

G.	The Company will provide the Union the name, address, job title, and date of hire for all new employees.

2018-2023 Collective Bargaining Agreement

H.	The Union and the Company will use their best efforts to recruit qualified individuals and signatory contractors to fill all work calls.

I.

It is the Company’s intent to use the processes set forth in A and B above to fill work calls with represented employees or signatory contractors. The Company will use other providers only when the circumstances make it reasonably necessary to fulfill the requirements of the business.

5.2	Job Notice

The following procedure will govern job posting, and job bidding for all job classifications covered by this Agreement.

A.

Job Posting - The Company may post a position as soon as notice is received of an impending vacancy. Postings shall provide the details and minimum qualifications applicable to the position and will be listed on the on-line bulletin board for a minimum of four working days. The Company may simultaneously post notice with the Union and to the public. Applicants shall be considered by the Company such that internal applicants are given first priority, applicants from the Union second, and any other applicant third.

1.

Bidding - Any employee covered by this Agreement may bid for the position during the posting period by completing the on-line applicant profile and application and submitting it to Human Resources within the posting period. Temporary jobs are not biddable.

B.

Prior to opening any bids, the Company shall declare whether or not temporary employee bids will be considered. Temporary employee bids may be considered only after all regular employees who have bid, have been found to be unqualified.

C.

Regular employees may bid for a job after the employee has completed 12 full months of employment. All employees are limited to one successful bid during each 12 month period. The Company and the Union may agree to waive this limitation. Regular employees with waivers will be considered with all other regular employees. This Section shall not prevent an employee from bidding on promotional opportunities.

D.	Represented employees that accept non-represented positions will be eligible to reapply for represented positions and will be considered after all represented regular and temporary applicants.

E.

If there are any disputes regarding the consideration of applicants the issue will be referred to the Chief Shop Steward (or designee) and the Company’s top executive for the affected position (or designee) for resolution. If the Chief Shop Steward and the executive cannot resolve, Management will resolve at its discretion.

2018-2023 Collective Bargaining Agreement

5.3	Job Award/Bid Committee

The bid committee process excludes new hires and lateral transfers. Within ten working days after the closing date of the bids, the bidders will be considered and the job awarded.

A.

A Bid Committee composed of two representatives from the Union and two from management will first review all bids for validity of minimum qualifications. All qualified bids will then be considered on the basis of leadership, job performance (including any discipline), skills and knowledge, judgment, interpersonal skills, oral and written communication, presentation, and decision-making ability, by the Bid Committee without discrimination of any kind, to determine the employees who are qualified to perform the work. Where employees are equal in qualification, seniority shall prevail.

B.

An employee who successfully bids into a classification that has progressive pay steps (e.g., start, 6-month, 12-month, and 18-month), will be placed at the appropriate pay step in the new classification that would ensure that the employee’s base rate is not diminished by virtue of the successful bid. This condition will not apply to any bids involving trainee positions.

C.

Within three working days the Division Manager or designee will, in the absence of overriding circumstances, accept the recommendations of the Bid Committee. If the Division Manager or designee does not accept the recommendation of the Bid Committee and selects another employee for the position, he or she may proceed with the selection but will inform the Bid Committee of the reasons in writing.

5.4	Lateral Transfers

A Lateral Transfer is defined as movement within the same job classification, or similar job classification within the same skill group. Employees may use Lateral Transfers to transfer from a Full-Time to a Part-Time position, or vice versa.

A.

Managers may announce a Lateral Transfer opportunity to their eligible work group or to all employees that have the same or similar job classification and skill group by email or a posting on the on-line bulletin board with a copy to the Chief Shop Steward and Human Resources. Eligible employees interested in a Lateral Transfer will notify the manager in writing within 72 hours of the announcement.

B.

The manager will designate an interview team of two management employees to select the most qualified employee for the position. The interview team will consider minimum qualifications and other qualifications for the classification, as well as any special skills and knowledge required to perform the duties. When qualifications are equal, they will make the selection based on leadership, job performance (including any discipline), judgment, interpersonal skills, oral and written communication, presentation, and decision-making ability.

2018-2023 Collective Bargaining Agreement

C.	Employees who volunteer and are selected under this provision will work the shift they are transferred into until the next regular shift bidding cycle.

D.	Any moving costs associated with accepting a Lateral Transfer are the responsibility of the employee.

5.5	Training Positions

A.

The Company may fill a vacancy as a training position if there are no qualified bidders and there is not an IBEW apprenticeship program for the position. The Company may post a vacancy as a regular and a training position simultaneously.

Individual applicants shall be considered in the following order:

1.	Regular employees covered by the Agreement;

2.	Employees not covered by the Agreement;

3.	Non-employee applicants. Non-employee applicants, if selected, will be classified as temporary employees.

B.	Training positions will be governed by the following:

1.

Non-Journeyman: The openings will be posted as “training positions.” The training period for non-Journeyman position shall consist of two steps. The first step shall be 80% of the position’s current entry level rate of pay for the first six months and 90% for the second six months to comprise the one year training period.

2.	Journeyman: The entry level position into these families are as follows:

Service Delivery Specialist IV, Network Engineer Family, Systems Engineer Family, Fleet Services Technician Family, and Facility Maintenance Family (except Electrician). These classifications may be given an opportunity to gain knowledge, skills, and abilities necessary to bid into Journeyman positions in these job classification families.

The training wage rate will be 70% of the entry level step for the appropriate job classification for the first six months of the assignment; 80% of the entry level step for the second six months; and then 90% for the last six months or until the assignment ends, whichever comes first. The training period will be for up to one and one-half years unless the Company and Union mutually agree to an extension.

3.	Materials Management Specialist II:

The training wage rate will be 90% of the entry level step for the Materials Management Specialist II for the first six months of the assignment at which point the trainee moves into the entry level wage progression.

2018-2023 Collective Bargaining Agreement

4.

The receiving Foreman and Management for any training position are responsible for developing the training plan and objectives that set forth a reasonable timeframe in which the trainee will be expected to be proficient in the new job. This training plan will be reviewed with the employee by the Foreman and Management on a monthly basis to ensure the employee knows what is expected, that training is on target and the trainee is successfully meeting the training objectives and gaining the desired proficiencies.

If the Foreman and Management determine the trainee is not satisfactorily meeting the training objective and gaining the desired proficiencies within 30 calendar days of the beginning of the training assignment, the trainee will be returned to the trainee’s former position. If after 30 calendar days of the beginning of the training assignment the Foreman and Management conclude that the trainee is not satisfactorily meeting the training objective and gaining the desired proficiencies, the trainee will be returned to the trainee’s former position if it remains vacant. If the trainee’s former position is no longer vacant, the trainee will be subject to layoff as set forth in Section 6.10.

C.	Training positions may not exceed 25% of the positions for that job classification without mutual consent of the Company and Union.

5.6	Job Classifications

The Parties recognize the Company’s bargaining unit job classifications as listed and contained in this Agreement and that such classifications have been agreed upon and are in existence upon the signing of this Agreement.

5.7	Classification Committee

The Union and the Company shall establish a Classification Committee consisting of one management representative and one Union representative appointed by the Chief Steward.

A.	The Committee shall be charged with establishing or amending proposed job classifications or descriptions falling within the scope of this Agreement.

B.

If the Classification Committee does not agree on the new job classification or the proposed changes the Company may implement its proposed changes, but the change(s) will be subject to the grievance process outlined in Section 4.3, starting at Step II.

C.	The Company will also submit material changes in job descriptions for review and comment of the committee prior to implementing such changes.

2018-2023 Collective Bargaining Agreement

5.8	Designation of Employees

A.	Regular - Regular employees are those employees who have successfully completed their probationary period and are employed full-time.

B.

Regular Part-Time - Regular part-time employees are those employees who have successfully completed their probationary period and are employed in positions where the work involved will total less than 40 hours per week. This language will not be used to reduce regular full-time employees to part-time status. The number of part-time employees shall not exceed 20% of the regular full time employees in the same Job Classification within a Work Group or District.

1)	Part-time employees receive the same benefits as regular employees, with the following exceptions:

a.	Employees who are scheduled and work eighty (80) hours in any one (1) month shall be enrolled in the Alaska Electrical Health and Welfare ("H&W") Health Plan of choice for the following month.

b.	Employees who are scheduled and work less than 80 hours per month are not eligible for enrollment in the H&W Health Plan.

c.	Employees receive prorated Holidays and Leave per Article XII.

d.	Part-time Journeymen:

1.

Full-time Journeyman employees may elect to bid on part-time vacancies. Once they have bid into a part-time position they will remain part-time until such time as they successfully bid into a full-time position. This language will not be used to reduce regular full-time employees to part-time status.

2.	Full-time Journeyman may not bid a part-time shift or schedule and part-time Journeyman may not bid a full-time shift or schedule.

3.	If the Company creates a new part-time Journeyman position, the position will be offered following Section 5.2 Job Notice or 5.4 Lateral Transfer.

4.	Part-time Journeyman positions shall not be scheduled for more than 24 hours per week.

5.

Part-time Journeymen may work incidental Overtime at the end of their scheduled shift to complete a job; or for emergency or unanticipated conditions/situations. Part-time Journeymen will not be eligible for Overtime as described in Section 10.7F.

6.	Part-time Journeyman shall not be used for standby.

2018-2023 Collective Bargaining Agreement

C.

Temporary (non-NECA) - Temporary employees are those employees hired to augment the work force whenever the work load temporarily requires additional help, or in the event of an emergency or unanticipated condition or situation. Temporary employees may be hired on a full-time or part-time basis, not to exceed 12 months in duration unless extended by mutual agreement between the Company and the Union. If the temporary employee is extended beyond 12 months without mutual agreement, the position shall be bid immediately per provisions of this Agreement.

1.

Temporary employees shall be paid the hourly wage rate for the job classification in which they work, and shall receive a wage progression step increase upon completion of the applicable months listed in Appendix I.

2.	Temporary employees who have worked a three-month consecutive period shall be enrolled in the H&W Health Plan of choice for the following month.

3.	Temporary employees will receive pension in accordance with Article XIII.

4.	Temporary employees do not receive leave or holiday pay.

5.	The Company may terminate temporary employees and such termination shall not be subject to the grievance and arbitration provisions of this Agreement.

5.9	Temporary Full Time Employees Health and Welfare

Temporary full-time employees who have worked a three consecutive month period shall be enrolled in the Alaska Electrical H&W Health Plan the following month.

5.10	Job-Share

The job-share program is designed to retain the valuable services of qualified employees through two employees sharing a single budgeted position.

A.	Job-sharing is defined as when two employees qualified for the same classification “share” one position on prearranged schedules consistent with Article IX.

B.

Separation, Promotion or Transfer - If a job-share employee separates or successfully bids into another classification, the remaining employee will have the option of reverting to full-time or requesting that the job share position be bid. If another job-share partner is not located, the employee will be expected to resume full-time work status.

C.	Flexible Time Off (FTO) - FTO will be prorated based on the hours worked.

D.

Holidays - The employee scheduled on a holiday, will observe the holiday. The employee who is not scheduled will not be compensated for the holiday. Each employee shall be entitled to two personal holidays per year.

E.

H&W Plan - The Company will pay one-half of the H&W Health Plan premium amount currently in effect for a regular employee and the job-share employee will pay one-half of the premium and any employee co-pay. If the employee does not want insurance coverage, they must notify the Company in writing.

2018-2023 Collective Bargaining Agreement

5.11	IBEW NECA Temp Employees

A.

IBEW Inside/Outside Agreement employees are employees who may be hired to augment the work force in specific classifications identified in this Agreement for a period not to exceed 12 months unless extended by mutual agreement by the Company and Union.

B.

An Inside/Outside Agreement employee who is extended beyond 12 months shall have the same eligibility to receive all benefits as a regular employee. If the temporary employee is extended beyond 12 months, the position shall be bid immediately per provisions of Section 5.3 of this Agreement. Pay for such employees shall be based on the current contract pay scale in effect between IBEW Inside/Outside Agreement employees and the Union, including fringe benefits limited to health and welfare, pension (which includes money purchase and NEBF), legal and apprenticeship, payable to the joint account of the applicable trusts.

C.

The employment of NECA temporary employees is governed by the provisions of this Agreement with the exception of the hourly rate of pay and hourly benefits. The applicable IBEW NECA Inside/Outside Agreement shall be used to determine the hourly rate of pay and hourly benefits, which are limited to health and welfare, pension (including money purchase and NEBF), legal and apprenticeship contributions.

D.	All other provisions of employment are governed by the ACS/IBEW Master Agreement and any subsequent agreements made between ACS and IBEW.

5.12	Apprentices

A.	Alaska Joint Electrical Apprenticeship and Training Trust (AJEATT) Apprentice:

1.	To the extent the Company determines it will use an AJEATT Apprentice, the Company will place work calls for apprentice labor to the AJEATT.

2.	Apprentices with less than 4,000 accredited hours are considered low-time and apprentices with 4,001 accredited hours are considered high-time.

3.

An apprentice dispatched from the AJEATT will be considered a NECA apprentice pursuant to Article V, Section 5.12 - NECA Apprentice. A NECA apprentice may be considered for regular employment with the Company through a bid or application process for regular employment.

4.	When the Company determines the need to hire a regular apprentice, the Company will post the vacancy for a regular apprentice pursuant to Article V, Section 5.2 -Job Notice.

5.	NECA Apprentices employed at the Company may submit their interest by bidding pursuant to Article V, Section 5.2.A 1-Job Notice.

2018-2023 Collective Bargaining Agreement

6.

NECA apprentices who are already working for the Company at the time of posting are considered internal applicants, and are subject to the Bid Committee selection process as outlined in Article V, Section 5.3 A, C and D -Job Awards/Bid Committee.

7.	The Company may request the AJEATT to notify apprentices on the out-of-work list of the regular apprentice vacancy.

a.	The AJEATT will notify those apprentices within 24 hours of receipt of the request from the Company

b.	Interested apprentices will be required to submit an application to the Company within three business days

8.

Other recognized apprentices from the AJEATT who are not currently employed by the Company are considered external applicants, and are not subject to the Bid Committee selection process as outlined in Article 5, Section 5.3 -Job Award/Bid Committee.

9.

The apprentice wage scale is listed in Appendix I, Wage Structure. When an apprentice is enrolled in an AJEATT class, the apprentice will be paid at the current Alaska state minimum wage while attending class, and the Company will contribute the full premium to the H&W Plan on behalf of the apprentice.

10.	Should an apprentice attain regular employment with the Company, the Company will notify the AJEATT within 15-working days of the position award.

B.	Apprentices Employed at the Company (both NECA and regular):

1.

The Company is committed to providing diverse training opportunities for regular low-time apprentices by providing a minimum of 1,000 hours in each of the four disciplines of Splicing, Line, Field Services and Network Technician.

2.	Regular high-time apprentices will be provided training in at least two of the four disciplines for a minimum of 500 hours.

3.	To the extent the AJEATT complies with U.S. Department of Labor approved standards, the Company agrees to comply with applicable U.S Department of Labor approved standards.

4.

Regular apprentices will be considered probationary for six months pursuant Article VI, Section 6.2 - Probationary Employees. If the AJEATT removes an apprentice from the program, the apprentice's employment with the Company will be terminated.

5.	The Company may employ a maximum of two apprentices per journeyman only in the following manner:

a.

One low-time apprentice and one high-time apprentice per journeyman. Under no circumstance will the high-time apprentice be expected to provide the sole direction of a low-time apprentice. The journeyman is accountable for all work direction for the low-time apprentice; or

b.	Two high-time apprentices per journeyman

2018-2023 Collective Bargaining Agreement

At no time will two low-time apprentices be assigned to a single journeyman.

6.

Apprentices will be allowed one round-trip airplane ticket, at a cost equivalent to a coach fare with a minimum of four weeks’ notice before the date of the first flight, to and from the AJEATT training location and their primary residence.

7.

Upon reaching 8,000 accredited hours and passing an AJEATT-administered Journeyman exam, the Company will place the new Journeyman in a regular Journeyman position for which the employee is qualified and that meets the business needs of the Company without using the Bid Committee process.

8.	Apprentice work calls for areas other than the Central and Interior districts will be coordinated directly with AJEATT for possible local hire.

9.	Internal candidates for the apprenticeship program will have their wages grandfathered until the wages for their new classification meets or exceeds their current wage.

C.	NECA Apprentice

1.	NECA Apprentices shall be designated as either low-time (4,000 accredited hours or below) or high-time (above 4,000 accredited hours) apprentices.

a.	Low-time apprentices will be assigned to work directly with a Journeyman, except as provided in 5.12 C.4 Temporary Frame Apprentices.

b.

Apprentices classified as “high-time” may be utilized for certain less technical tasks, that are not safety sensitive, as set forth below, under the direction of a Journeyman or Foreman without being assigned to work directly with a Journeyman. Such Apprentices are those who have completed more than 4,000 accredited hours of employment as Apprentices. Examples of less technical tasks which may be performed without direct supervision include: wire pulling, station wiring, jumper running, and set preparation (designation strips).

c.	Apprentices with more than 6,500 accredited hours may work alone, under the direction of a Journeyman or Foreman without being assigned to work directly with a Journeyman.

2.	Ratio - The Company may employ apprentices at the following ratio:

a.	One Apprentice for the first Journeyman employed; and

b.	One additional Apprentice for each three Journeymen employed.

3.

Temporary Apprentices - When the Company desires to hire a Temporary Apprentice, the Company shall place a work call to the apprenticeship school and specify either a low-time (4,000 accredited hours or below) or a high-time (above 4,000 accredited hours) Apprentice.

2018-2023 Collective Bargaining Agreement

4.	Temporary Frame Apprentices

a.

Temporary low-time Apprentices may be used to work in the Company’s Central Offices running jumpers on the frames without directly being assigned to work with a Journeyman and shall be designated as “Frame Apprentices.”

b.	Frame Apprentices can work alone; however, a Journeyman must be on duty and available for the Apprentice either at the assigned reporting Central Office or the NOCC.

c.

The Company will provide training on how to properly run and terminate jumpers, how to read service orders and other tasks associated with working frames. Additional training will be provided concerning safety issues in the Central Office, e.g., working around power, ladder safety, eye protection, etc.

d.	A “Frame Apprentice” adept at completing assigned frame tasks may assist Central Office Journeymen with other job functions.

e.	The length of employment for each of these “Frame Apprentices” will be limited to their next scheduled AJEATT classroom training.

5.13	NECA Temporary Employees in Remote Locations

A.

Those IBEW NECA Temporary employees working in a job area outside a radius of 53 direct road miles or areas inaccessible by road from the centers of Anchorage, Fairbanks, Juneau, and Ketchikan, or the current location of the Wasilla Post Office will have the option of board and lodging or per diem for up to 21 days, and thereafter shall be entitled to per diem only. The per diem rate shall be as specified in the current applicable IBEW Inside/Outside Construction Agreement. This provision shall not apply to employees who are dispatched to ACS job sites in which the employee is a resident within 30 direct road miles of the job area, in those locations outside the areas specified above.

B.

IBEW NECA Temporary employees dispatched to a job area and then subsequently sent on assignment to another job area by the Company as specified above shall receive board and lodging that is paid by the employer, if available. If accommodations are not available, then those employees will receive per diem at the rate specified in the current IBEW Inside/Outside Construction Agreements for all days spent in those locations.

5.14	Summer Student Employees

The Company may employ up to four temporary summer student employees unless both Parties agree in writing to amend these numbers. The following provisions apply to Student employees:

A.	Student employees must be at least 18 years of age and must be full time students.

B.	They may perform any general maintenance work for which they are qualified, and shall be supervised by a Foreman.

2018-2023 Collective Bargaining Agreement

C.

Student employees shall receive 40% of the Journeyman Facilities Maintenance Technician II wage rate. The standard Union dues will be deducted from the employee’s wage in accordance with Section 3.2 of the Agreement. Student employees will be subject to all provisions set forth in the current Agreement, with the following exceptions: they shall not receive Health & Welfare, Pension Contributions, Holiday Pay, FTO or any other form of paid leave.

D.

Student employees are ineligible to bid on any regular full time, regular part time, or other temporary positions. Student employees may be hired no earlier than May 1st or employed later than September 30th each year. Student employees shall not be employed more than 100 days, and shall be limited to a maximum of four seasons of employment.

E.

The Union dispatch procedures in Section 5.1 of this Agreement shall not be applicable when filling a student employee position. However, the Union will be allowed to refer applicants for these positions, and those hours worked by these employees will count towards the Union’s out of work Book status. The Company shall inform the Union of the name(s) and date(s) of hire for all student employees hired.

F.

Summer student employees are not to be used to supplement Journeyman or other classifications in such a way as to eliminate or to make unavailable a regular full time bargaining unit position or to circumvent the Apprenticeship program.

5.15	No Out-Of-State Job Transfer

There shall be no involuntary transfer by the Company of any employees covered by this Agreement outside the State of Alaska during the life of this Agreement.

5.16	Transfer of Work

There shall be no transfer of work during the term of this agreement outside the State of Alaska without the concurrence of the Union.

5.17	Seasonal Employees

A.	Seasonal Employees

1.

Seasonal Employees are temporary employees who are hired to augment the regular work force during the seasonal high workload periods. The use of Seasonal Employees will not cause the part-timing or lay-off of regular bargaining unit employees.

2.	All Seasonal Employees hired by the Company will be paid at the top rate of pay for their respective job classifications.

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3.	Seasonal Employees are not considered “regular” employees as defined by the Collective Bargaining Agreement (CBA), however Seasonal Employees are governed by following articles of the CBA:

a.	Article 7 – Foreman
b.	Article 8 – Safety
c.	Article 9 – Work Week & Schedules
d.	Article 10 – Wage Rates and Premium Pay
e.	Article 11 – Travel
f.	Article 13.3 – Retirement
g.	Article 13.4 – Apprenticeship Training
h.	Article 13.11 – IHBF
i.	Article 14 – Paydays
j.	Article 15.2 – Lockers
k.	Article 15.3 – Personal Vehicles

Seasonal employees will work under the work rules in the ACS CBA, and will have the same top hourly rates of pay, pension rates and paid holidays as regular employees of the same or like classifications. In order for a Seasonal Employee to receive a paid holiday they must have worked the day before and after the holiday. Seasonal employees are limited to eight months employment per year.

4.	Seasonal Employees will receive the NECA Construction H&W hourly rate, which will allow them to continue to participate in the H&W hour bank.

5.

During the time they are employed at Alaska Communications, Seasonal Employees will not accrue vacation or personal days; however, they will receive pay for holidays as outlined in Section 12.1 (A) - Holidays.

2018-2023 Collective Bargaining Agreement

ARTICLE VI - GENERAL WORK RULES

6.1	Seniority

A.

Bargaining Unit Seniority (Seniority) for Regular employees is defined as the length of service since last employed by the Company in classifications covered by this Agreement. Seniority is used for layoff, transfer, recall, selection of vacation, preference in the election of shifts and days off. Seniority shall not be bridged or prorated.

1.

In the case of employees with identical bargaining unit seniority dates, the number of the dispatch slip as printed by the IBEW Hall will be the tie-breaker. In this case, the employee with the lowest dispatch number has the highest seniority.

2.

If for any reason the dispatch slips cannot be found or have no dispatch number, the affected employees will put their names in a hat. The first name picked out of the hat will have the highest seniority; the second name will have the next highest, and so on. This order will be recorded by the Shop Steward present at the proceedings, and will be their permanent Seniority order. The affected employees and a Shop Steward must be present during the drawing.

B.

Continuous Service for Regular employees is defined as the total countable time of employment, (as well as time in non-bargaining unit positions) in the service of the Company, its predecessors and subsidiaries. Continuous service is used for the purposes of benefit accrual; continuous service will be bridged for previous employees who are rehired after the employee has worked a period of time equal to the absence. Continuous service credit shall not be bridged or pro-rated between predecessor or acquired companies.

6.2	Probationary Employees

Probationary employees are those on trial to qualify for regular positions. Regular employees shall be considered to be on probation for the first six months unless extended by mutual agreement between the Company and the Union. During the probationary period the Company may, at its option, layoff or discharge such employee as long as the dismissal is not discriminatory. Probationary employees shall not have the right to file a grievance over matters involving discipline or involuntary separation. Probationary employees do not have seniority until they become regular.

6.3	Familiarization Period after Promotion or Lateral Move

Any employee who is promoted or laterally moved from one type of work to another shall be given a reasonable length of time, not to exceed 180 calendar days, to become acquainted with the job and establish the ability to fill the job satisfactorily. Should the employee’s performance in the new job prove unsatisfactory, the employee shall be immediately notified and returned to the former job without loss of seniority if the position is still vacant. If the position is not vacant, the employee shall be returned to the next vacant position in the classification from which the employee bid or to the next vacant position for which the employee is qualified in a classification with comparable pay to the classification from which the employee bid.

2018-2023 Collective Bargaining Agreement

6.4	Annual Performance Evaluation Program

The Company and the Union recognize that there is value for both the Company and the employees in a performance evaluation program that involves goal setting and written performance evaluations.

A.	Annual Performance Evaluation (Evaluation) program shall be in accordance with the following:

1.	Evaluations will include SMART Goals that are both achievable and within the employee’s responsibility.

2.	Evaluations will provide feedback to the employee for their performance during the calendar year.

3.	Employees hired within the last two months of the calendar year will not receive a written Evaluation but will be assigned SMART Goals for the next year.

4.	Vitality curves or forced ranking will not be used to determine an individual employee’s performance ranking.

5.	Evaluations used for internal hiring shall be limited to the last three evaluations in the personnel file.

6.	Evaluations shall not be used to deliver discipline.

7.	Performance Evaluations and SMART Goals are not subject to Article IV of the Agreement, with the exception of discrimination as described in Section 1.13.

8.	The employee may provide a written statement that will be attached to the Evaluation.

B.	Overall Below Target Final Review Process

If an employee is in disagreement with a final evaluation in which the overall rating is below target the employee may:

1.	Request a meeting in writing within ten working days of receipt.

2.

The Manager shall hold a meeting with the employee and the union representative, if requested by the employee, to review the employee’s evaluation. The Manager will give due consideration to the employee’s areas of concern and respond in writing within ten working days to notify the employee and Union of any changes requested from the review.

3.

If the employee is still in disagreement, the employee may submit a written statement within ten working days of receiving the Manager’s response. The Manager’s response and the employee statement shall be attached to the employee’s performance evaluation and placed in the employee’s personnel file.

2018-2023 Collective Bargaining Agreement

6.5	Family Members

It is agreed that members of the same family may be employed, but one family member may not directly supervise another and may not process, review or audit the work of another, whether in the same or different departments. All employment of relatives must be approved in advance by the appropriate Division Executive and the Vice President of Human Resources. For the purposes of this Section, family members shall be defined as spouse, brother, sister, father, mother, child, step-father, step-mother, grandmother, grandfather, grandchild, mother-in-law, father-in-law, step-child, uncle and aunt. The definition also includes all other relatives who live in the same household and persons who live together in non-marital, non-related arrangements.

6.6	Sales and Service Associate Incented Positions

A major objective for sales incented positions is to realize new revenue by promoting and selling products and services. As such, sales incented positions within the Sales and Service Associate (SSA) classification have a monthly performance target (incentive threshold) to meet and are eligible for additional compensation, in accordance with the Sales Incentive Plan, for exceeding sales incentive targets. The following provisions are applicable to sales incentive-eligible employees.

A.

Sales Incentive Measurements: Once a sales-incented SSA meets their incentive target for the month, incentive pay of not less than $2.50 will be paid for each sales point that exceeds the incentive target. Specific performance levels, rates, and products and service targets are available on the Corporate Network.

B.

Promotional Incentives: From time to time the Company will announce short duration promotional contests designed to drive products, introduce new products or services. Contests are open to the Work Groups where the contest is announced. A menu of contest prizes agreed to by the Union is available on the Corporate Network.

The Parties have agreed to the following terms and conditions for sales contests for all Sales and Service Associates and Technical Support Specialist IIs.

1.	The contest time frame may range from one day to one month

2.

All promotional contests will be documented in writing and sent to employees prior to the start of the contest, with documentation including the start and end dates of the contest and the date contest winners will be determined and announced.

3.	Cash prize awards will be paid on the first paycheck following the first full pay period after contest winners are determined and announced.

4.	All prizes are taxable.

2018-2023 Collective Bargaining Agreement

5.	Contest menu:

Contest Type
Contest Topic	(Individual/Group)
Sell X and get Prize	Individual
Be the top seller of X and get Prize	Individual
Sell X% over your incentive target and get Prize	Individual
Sell X and get an entry into a drawing for Prize	Individual
Signup X number of Ys and get Prize	Individual
Be the highest producer of X orders and get Prize	Individual
Be the top call taker for the month and get Prize	Individual
Group that sells the most X gets Prize	Group
X sales points when selling Y	Individual
All sell X and all get Prize	Group
Team sells X and Lead gets Prize	Individual
X% of Team sells X and Lead gets Prize	Individual

6.	Prize Types:

a.	Gift Card - store, restaurant, movie, coffee, cash, Alaska Communications, etc.

b.	Alaska Communications gear - coffee mugs, logo wear, etc.

c.	Vendor-provided prizes

7.

When awards in excess of $250 in value are made to any individual represented employee, the Company will provide written notice to the Union noting the identity of the individual, the amount of the award and the reason for the award.

C.	DSL Upgrades and WMP (wire maintenance plan) Incentive Program

a.	DSL Upgrade Sale: The upgrade of DSL service from a lower speed to a higher speed.

b.	WMP Sale: A WMP agreement sold during a customer support call.

c.	Sales Incentive: $10.00 for each sold and provisioned DSL upgrade and $2.00 for each WMP sold and provisioned.

d.	LTSS and TSSII will be provided training to complete and enter a DSL upgrade and a WMP sale.

e.

Employees are not eligible for, and sales incentives will not be paid: 1) if the customer cancels the order, 2) if the order cannot be provisioned, or 3) if the customer has bad credit with Alaska Communications.

2018-2023 Collective Bargaining Agreement

f.	Monthly sales reports will be made available to the employees within two weeks following month end.

g.	Training of staff for this work will normally be provided by a Lead, however if a trained Lead is not available, management may provide the needed training.

h.	DSL Sales incentive payments will be included in the employee’s pay check for the first full pay period of the month following the month in which the sale was made and provisioned.

i.	WMP sales incentive payments will be included in the employee’s pay check at the end of the month following the month that the sale was made and provisioned.

D.

The Parties agree to meet and discuss any issues relating to contests (Section B) and DSL upgrades and WMP sales incentives (Section C). If the Parties cannot mutually agree to a resolution of the issue, either party may provide two weeks written notice to the other party to cancel Sections (B) and/or (C).

E.	Sales Incentive Target: Five days prior to the start of each month employees will be informed of the months’ sales incentive target. Sales Incentive Targets are measured as follows:

1.	Incentive targets are prorated at month end for training time, FMLA, approved FTO, Personal Holiday, and other non-sales assignments by a Lead or manager.

2.	Employee orders are a service function and are not incented.

3.	Certain SSAs incentives are based off of Company budget numbers and are not prorated.

4.	Incentive targets are measured on one of the following: individual performance, store performance, group performance, or on the Company budget.

5.	The lowest prorated incentive threshold is 20%.

6.

There is no minimum for time in the queue for Call Center SSAs and no minimum days worked for Retail SSAs. Example: If an SSA is in the queue for 5% or only one day of the month, their incentive threshold is 20%. If the SSA is in the queue for 40% of the time or 12 days of the month, their incentive is 40%.

F.

Shift bidding will be bid and awarded on a combined seniority and job performance basis approximately every 90 days. Employees will be grouped by bargaining unit seniority effective the first day of each prospective bid as follows:

0 through 24 months of bargaining unit seniority

25 months through 48 months of bargaining unit seniority

49 months through 120 months of bargaining unit seniority

121 months and over of bargaining unit seniority

2018-2023 Collective Bargaining Agreement

1.

Within each defined Work Group (Call Center or Retail)/subgroup employees will be ranked by the results of a performance evaluation. Shift bidding will begin with the employees in the 121 months and over of bargaining unit seniority, then the 49 through 120 months of bargaining unit seniority, then with the 25 though 48 months of bargaining unit seniority, and then the 0 through 24 months of bargaining unit seniority. The employee with the highest performance ranking based on the combined average score of three monthly performance evaluations within their seniority grouping will be awarded the first choice of shifts/schedules followed by the second highest performance ranking until all employees have bid. All employees in the 121 and over work group will select their shift/schedules before advancing to the 49 through 120 months’ work group and so on.

2.

In the 90 days prior to a shift schedule bid there shall be three individual job performance evaluations, one per month, and a minimum of two job performance evaluations must be completed and reviewed with each employee within that work group/sub group for that 90 day period.

3.

In the case of an employee who is absent from work due to FMLA, Worker’s Compensation, or any approved leave, that period of time away from the job will not be included as part of the shift bidding process. If this time exceeds 40 working days and in the event a minimum of two individual performance evaluations have not been conducted within the 90 days prior to the shift schedule bid, that employee will be ranked by seniority only (e.g., an employee that is ranked #4 by seniority only would be awarded a shift/schedule in the #4 slot).

G.

Where call monitoring and coaching are included in the performance matrix for a work group/subgroup each employee must have a minimum of two monitoring sessions for the month which will be averaged to determine the final score. If this does not occur for all employees within that work group/subgroup, then all employees within that work group/subgroup will receive a 100% rating for that job performance category for that month. It is recognized that call monitoring is a subjective process. In the event that the Company and the Union agree that inconsistencies in the evaluations of the call monitoring sessions are documented and proven, then all employees within that work group/subgroup will receive a 100% rating for that job performance category for that month, or the following month, depending upon the time frame the error was detected and recognized.

H.

It is recognized that each work group may require a unique matrix of performance measures. These performance measures will be established by the department Manager prior to utilizing as a tool for shift bidding.

I.

As business needs change or with processes or system enhancements, the performance sales goals (budget based) and performance standards can be adjusted quarterly by the department Manager and will be provided to the Union Business Manager or designee. Changes will be made available with at least five business days’ notice to all affected employees.

2018-2023 Collective Bargaining Agreement

J.

All work groups/subgroups will be appraised of their performance matrix/goals and/or changes with at least five business days’ notice prior to the affected month that said goals will be implemented. If performance matrix/goals are not provided at least five business days in advance, that month will not be included as part of the shift bidding process.

K.	The Company and Union agree to meet to discuss issues which may arise in the application of the above provisions.

6.7	Systems Engineers

A.

Work Schedules - SEs will retain flexible work schedules as approved by the SE Foreman and Manager. The Company and Union agree that the Manager has the right to set the coverage based on business needs for the department while the Foreman has the right to set individual shifts and schedules needed to cover the business needs as set by the Manager. Approval of alternate work schedules requires further discussion between the Parties.

1.	Article 9.6 Shift Differential will be waived when accommodating a flexible schedule request made by the employee.

B.	Overtime: SE will be entitled to Overtime (OT) as outlined in the CBA with the following exception:

1.

Article 10.7.F Scheduled Overtime: Permanent waiver for shift time changes notification in order to minimize OT. An employee who refuses will not be charged an OT opportunity. However, an SE may be assigned to work the OT opportunity if necessary if there are no volunteers, in reverse seniority order. The eight hour rest rule still applies.

C.	Wages:

1.

SE and the SE Foreman shall be paid an hourly rate negotiated from within the pay range for their job class as outlined in Appendix I Wage Structure, Systems Engineer. The negotiated salary will be divided by 2080 to determine the hourly rate.

2.	Annual wage increases in Appendix II, Wage Increases will be distributed across the SE pay range in Appendix I.

3.

SE shall be eligible for an annual merit increase based on individual performance as determined by the appropriate VP, Director, or Manager and Human Resources executive. Performance increases are generally awarded in the 2nd quarter of the calendar year.

4.

At a minimum when a Systems Engineer Foreman is away for more than one workday, an acting Systems Engineer Foreman will be assigned and the employee's pay will be adjusted to entry for the Systems Engineer Foreman's pay range or 5% above the employee's regular rate of pay, whichever is greater.

D.

Subsection 10.5 Standby Time is modified to include the Systems Engineer job family as an eligible classification for standby. Systems Engineers will maintain standby/on-call duties as stated in the CBA Article X Section 10.5. However, due to scheduling practices, Section 10.5.A is eliminated. Systems Engineers were accustomed to performing stand-by/on-call duties as necessary to meet service obligations and due to the nature of the work will schedule and staff stand-by/on-call by mutual agreement.

2018-2023 Collective Bargaining Agreement

6.8	Work Out of Classification

The Company may assign employees to perform work out of their regular classifications.

A.

An employee who is assigned to perform the work of a higher rated classification or level shall be paid the wage rate of the next highest step in the classification and level to which assigned, for all time worked at the higher rate computed to the nearest quarter hour.

B.

An employee who is working in a higher rated classification shall be granted a step increase after working the required hours set forth in Appendix I. If the employee is subsequently awarded a position in that classification, credit toward step increases shall be given for the total hours worked in the classification.

C.

Employees who signify an interest in another classification may be assigned to the position, without an increase in pay, for up to 90 days for training. There shall be a training plan established for the appropriate training period.

D.	An employee will receive acting pay for wages only. Pension contribution will not be changed.

E.

In order to meet the needs of service, it is agreed and understood that, in the absence of an employee’s regular Foreman, an employee will be designated by the Company to perform all duties and will be paid the wage as appropriate for hours worked; except as provided in Section 9.4, Alternate Workweek.

1.	Absence is defined when either the Foreman is: a) on leave; b) in training; c) away from their normal work site(s) for more than two hours.

2.	Acting Lead/Foremen must meet the minimum qualifications of the position, except for any prior leadership or supervisory requirement(s).

F.	An acting assignment shall be offered to regular employees first. Temporary employees will be considered if all regular employees decline the assignment.

G.	NECA temporary employees who act in a higher classification shall receive wage rates set forth in the appropriate NECA Inside/Outside Agreement wage rate schedules.

2018-2023 Collective Bargaining Agreement

H.	An employee’s current job function may be required to be performed while performing job functions of a higher represented classification, e.g., special projects or unusual work assignments.

I.

By mutual agreement, the Parties recognize that there are legitimate business reasons for long term acting assignments that do not circumvent job bidding and posting. The Parties also recognize long term acting assignments, if excessive can eventually circumvent job bidding and posting. For this reason, long term acting assignments will be limited to 90 calendar days, and after 90 days the position will be posted and filled.

J.	Regular employees temporarily assigned to management positions shall have their hourly wage rate increased by no less than $1.00 per hour for hours worked in such position.

K.	An employee who is assigned to work out of classification in a lower rated classification shall be paid at the employee’s current wage rate.

L.	This Section is not to be utilized for the purpose of moving non-journeyman to journeyman positions.

M.

A differential of $2.00 per hour will be paid to Business Support Specialists II for time spent reconciling and closing work orders. The differential will be paid on an hourly basis. When more than six hours a day are dedicated to such activities then the premium rate will be paid for the full day.

N.

Employees may be assigned “incidental” tasks outside their normal duties or classification, so long as these tasks are related to their assigned project and are within the employee’s abilities. The performance of such incidental tasks does not constitute work out of classification.

O.

Foreman may reassign Journeyman to other Work Groups for a period up to six consecutive months per employee. Thereafter, the position shall be bid. The terms of this Section shall not be used to circumvent the hiring process.

P.	No employee will be disciplined for performance deficiencies without being properly trained.

6.9	No Layoff Clause

There shall be no layoff during the term of this Agreement of IBEW represented ACS employees in employment on or before March 6, 2005, without the concurrence of the Union.

It is understood however, that a Company employee who declines a transfer opportunity per Section 6.10, shall waive the no layoff protection.

2018-2023 Collective Bargaining Agreement

6.10	Layoff Procedure

In the event certain bargaining unit positions are targeted for transfer or layoff, the Parties will attempt to reassign employees to other job classifications prior to utilizing the layoff and recall procedure.

A.

These reassignments will be through the Classification Committee and may be outside the employees’ normal duties, provided they meet the minimum qualifications of the new assignment. Such reassignments will be offered by seniority within affected classifications. Reassigned employees not electing to accept reassignment may pursue participation in the job-share program. Layoff of employees not reassigned nor participating in job-share shall be in accordance with the provisions of this Article.

B.	Seniority shall be used to determine the order of layoffs. The least senior employee in a position targeted for layoff shall be the first to be laid off.

C.	The Company will give two weeks written notice of layoff and provide a layoff allowance as follows:

Months of Continuous Service Less than 6 months 6 months but less than 25 months 25 months but less than 37 months 37 months but less than 60 months 60 months or over	Layoff Allowance 0 Hours 80 Hours 100 Hours 120 Hours 160 Hours

D.

The employee to be affected may, at the employee’s own discretion, replace another employee with less seniority in the same or lower classification within the Company, provided that the employee meets the minimum qualifications for that position.

E.

The Classification Committee shall determine the qualifications of employees. In the event the Classification Committee is unable to reach a decision within three working days, an impartial tiebreaker will be selected by the appropriate Division Vice President and the Union Business Manager or designees to make the final decision as to an employee’s qualifications.

F.

The employee may seek job-share in lieu of a layoff as provided in Section 5.10 of this Agreement. However, if no job-share opportunity can be identified within the notice period given to the employee the employee shall be subject to layoff as scheduled.

G.

A laid-off employee shall have recall rights for two years after layoff. The Union will be advised of the recall and will have three business days to send notification of recall to the employee. If the employee does not return within 14 calendar days of when notification was sent, or make alternative arrangements satisfactory to the Company, the Company will have fulfilled its obligations to the employee in regards to recall from layoff.

H.	A recalled employee maintains his service and seniority date, as well as rate of pay.

2018-2023 Collective Bargaining Agreement

6.11	Exit Incentive Program

An exit incentive program may be offered to bargaining unit employees prior to utilizing the layoff procedure, as outlined in Section 6.10.

A.

An exit incentive program may be offered to selected areas, work groups and/or selected classifications of the workforce as the Company deems appropriate as a means to assist in regulating the size of the work force in such areas and to assist employees in the transition. The exit incentive program shall:

1.	equal payment to the employee in an amount of two weeks wages multiplied by the number of years of service that the employee has with the Company, or

2.	other exit incentive programs mutually agreed to by the Parties.

B.

Employees participating in the exit incentive program may either accept payment in a one-time sum or as bi-weekly payments for the amount of time that equates to the cash-out dollar amount. Employees selecting the biweekly pay-out will not accrue service time nor be eligible for benefits or leave accrual during this period. None of these options shall increase the Company’s expense beyond that of the offer in the previous paragraph.

6.12	Moving Expenses

A.	Employees transferred at the employee’s own request shall be responsible for any moving expenses.

B.

Regular employees transferred at the direction of the Company shall have reasonable family transportation and moving expenses paid by the Company, and will be allowed one paid day of absence plus any additional time consumed in travel.

This is not to be interpreted as guaranteeing the employee a gross cash payment in the fair market value of assistance described herein. In other words, if an employee does not require assistance with a specific provision of this Article, the Company is not bound to pay the employee cash in lieu of using the particular relocation assistance.

1.

Relocation Provisions. All employees who receive relocation assistance from the Company are required to sign a Relocation Expenses Agreement in which the employee agrees to reimburse the Company if the employee voluntarily resigns before completing 12 consecutive months at the new work location. The amount the employee is required to repay will be reduced by 1/12 of the whole for each full month the employee works at the new location.

2018-2023 Collective Bargaining Agreement

The Relocation Administrator is responsible for assisting the employee in relocation matters and must approve all relocation arrangements in advance. Failure to do so may result in the employee bearing the unapproved expense.

a.

Reasonable family transportation expenses are defined as relocation travel expenses for employee, spouse, and legal dependents, not to exceed the cost of one-way coach air fare, as determined by the Relocation Coordinator.

b.	Reasonable family moving expenses are defined as transportation of one automobile not to exceed $1,500 and transportation of household goods and personal effects up to a maximum of 15,000 pounds.

i.	Insurance will be as authorized per the specific contract between ACS and the carrier.

ii.	Temporary storage at the point of pick-up or delivery until the employee occupies permanent residence, up to a maximum of 30 days. Charges in excess of 30 days will be borne by employee.

iii.	Delivery charges from storage will be paid by the Company.

iv.

Items not covered: planes, boats, trains, trailers, campers, motor homes, large home workshops, lawn or garden tractors, firewood, large radio/TV antennas, extensive laboratory equipment, hazardous materials, bricks, lumber, or other items requiring special handling charges.

c.

One paid day of absence plus any additional time consumed in travel. One paid day of absence is defined as eight hours paid at straight time. This is intended to be used for taking care of matters associated with the move, at either end. It is not required to be used in one 8-hour block. It will not exceed eight hours regardless of shift or alternate work schedule assigned.

Additional time consumed in travel is defined as the actual time, during normal working hours, that the employee is engaged in the ultimate transit from the former location to the new location. In most cases, because the move will be made by air, this time will not exceed one shift. Employees who elect to drive will be allowed a reasonable time for the trip. While travel time outside normal work hours or days is not compensable, the Company will not compel members to travel during this time merely to save labor expenses.

d.	In addition to “all reasonable family transportation and moving expenses” required by the CBA, ACS will pay for either one house hunting trip or temporary living assistance as defined below:

i.

House Hunting: The Company will provide one house hunting trip for the employee and one dependent, up to five days, consisting of airfare or mileage at the current IRS reimbursement rate, Company arranged lodging, meal per diem at $50 per employee, $35 per adult dependent, or $15 per child under age 13. Rental car expenses will also be covered; or

2018-2023 Collective Bargaining Agreement

ii.

Temporary Living Assistance: The Company will provide temporary living assistance at the new location for the employee up to 30 days. Temporary living assistance at the new or old location is also available for dependents, up to 14 days. Meal per diem at $28 per employee and adult dependent and $15 per child under age 13.

iii.	The provisions of this Article apply to relocations in which the employee’s primary work location is moved by more than 50 road miles by the most efficient route.

C.

A regular employee that has moved to another work location because the employee’s job will be eliminated or because the employee has been displaced by an employee with greater seniority will have moving expenses paid by the Company, but not to exceed $1,000.

6.13	Use of Company’s Time, Equipment or Material

Employees shall not use the Company’s time, equipment, or material for other purposes than those authorized, nor shall they be careless or abusive of the Company’s material and equipment.

6.14	Appropriate Dress and Language Code

The Company and the Union agree to a dress code which will encourage neat and professional appearing employees whenever possible, and to promote the use of verbal language which is appropriate and acceptable. Employees are expected to treat all persons with respect, and to recognize and value cultural diversity.

Dress code will vary as required to meet the particular work situation of the employee. Guidelines may be established that reflect the requirements of the department and/or employee work situation. General clothing guidelines for all employees shall:

a.	Be appropriate to the job being performed;

b.	Not present a safety hazard or a risk to the performance of the employee;

c.	Not be distracting to customers or fellow employees, and;

d.	Whenever possible, clothing should be reflective of the professional nature of the Company’s business.

6.15	Compliance with Company Work Rules

Any employee of the Company failing to comply with the written rules, Company policies, department regulations, safety practices, and other necessary regulations in effect, shall be subject to disciplinary action. All such rules and regulations governing working rules in effect shall be explained to the employee, current and available for the guidance of all concerned.

2018-2023 Collective Bargaining Agreement

6.16	Statutory Permits, Certificates and Licenses

For any permits, licenses or safety certificates required by a statute or an employee job description, the Company shall be responsible to provide training and fees associated with keeping the permit, license or safety certificate current. A typical example is the Commercial Driver’s License, but not the standard Driver’s License.

6.17	Drug and Alcohol Testing and Reporting

The Company is committed to providing a drug and alcohol free work environment for all employees and ensuring compliance with applicable federal, state and municipal drug and alcohol testing and reporting laws and regulations. In accordance with this commitment the Company:

A.	Conducts drug and alcohol testing to include, but not limited to: post-accident; reasonable suspicion; follow-up; and random for employees covered under the US Department of Transportation.

B.

The Company and the Union have mutually agreed to Drug and Alcohol Testing and Reporting Policies & Procedures for non-DOT employees dated November 16, 2008, and for DOT Covered Employees dated August 10, 2005 (together the “Policies”) or as amended per this Section. The Policies are on file with the Company and the Union.

1.	Employees that generate a drug testing result of ‘Positive’ may be disciplined up to and including the immediate termination of employment.

2.	Employees that generate a ‘Dilute’ result shall be required to submit to a second test.

3.

Employees that generate a second consecutive ‘Dilute’ result, without a verified ‘Negative’ from the Medical Review Officer (MRO), are considered to have not passed the drug test and are subject to discipline, up to and including immediate termination of employment.

C.

Changes or modifications to the Policies that affect terms and conditions of represented employees and that are not the result of changes to federal, state, or municipal legislation or ordinance will be negotiated by the Parties and subject to the grievance and arbitration process.

2018-2023 Collective Bargaining Agreement

D.

Changes or modifications to the Policies that do not affect the terms and conditions of represented employees, such as a change of the collection vendor, will be provided to the Union in writing prior to the change date.

E.

The Company will inform the Union of any changes in the Policies required under federal, state, or municipal law or regulation. The Company will provide written notice of the change prior to implementation.

F.	An employee who is found to have violated the Policies will be subject to discipline, up to and including termination of employment.

6.18	Classification Families

The intent in grouping jobs into classification families (Families) includes promotion of employee growth and job satisfaction. Classification titles have been modernized to be more relevant to the market/industry. To the extent possible, related jobs have been grouped together in an effort to provide employees greater choice in pursuing career path opportunities. However, family groupings do not limit career path opportunities; employees may bid jobs in any Family. Employees will not be required to perform the work of other classifications within their Family, nor will they be required to perform the work of a specialty within their classification, except in accordance with Section 6.8, Work Out of Classification. For example, an employee in the Payroll specialty will not be assigned to perform the work of the Collections specialty; and employees in the I&R specialty will not be required to perform the work in the Splicing specialty. Time spent working in a higher classification will be paid at the rate of the higher classification, except for bona fide training situations pursuant to Section 6.8. Employees interested in expanding their skills so they can perform in other classifications will be encouraged to do so.

The grouping of jobs into classification families does not change any specific classification or specialty within a classification. Any proposed changes will be subject to the Classification Committee process in accordance with Section 5.7.

6.19	Sales and Service Associates (SSA) Variable Workforce (VWF)

To provide the Contact Center with flexibility in staffing, reduce the customer service impact of normal turnover, and to provide for a more consistent schedule for our Full-Time regular employees, the Company and the Union have mutually agreed to the following:

A.

The Contact Center will be exempt from the Part-Time limit of no more than 20% Part-Time employees as a percentage of the total full time employees as found in Section 5.8 B Designation of Employees, Regular Part-Time.

B.	The Contact Center's Part-Time limitations rule will now measure actual hours worked by work group (i.e., Contact Center's SSA I), not the count of employees by classification.

2018-2023 Collective Bargaining Agreement

C.	The Contact Center will be subject to a limit of no more than 40% of Part-Time hours worked, as a percentage of the total hours worked.

D.

Contact Center management will pre-schedule Part-Time hours worked for no more than 40% of the projected total hours worked. Due to the variable nature of call volumes, the Company and the Union understand that some deviations with the hours worked limit may occur and are not intentional. The Contact Center Director (or representative) and the Chief Shop Steward (or representative) will meet to discuss the variations if there are two straight quarters with deviations of more than +8%.

E.	Step Progressions for Part-Time Contact Center Sales and Service Associates will be based on hours worked, not time in grade.

Step #	Step 1	Step 2	Step 3	Step 4	Step 5
Minimum Hours Worked	0 hours	1,000 hours	2,000 hours	3,000 hours	4,000 hours

F.	The Contact Center management will report on a monthly basis the amount of Part- Time hours worked and will provide access to these reports to the Chief Shop Steward upon request from the Union.

G.

Additionally, Part-Time employees within the Contact Center will not be subject to the scheduling limitations of Article IX, Work Week and Schedules, and may work hours that are non-contiguous within a work day or non-contiguous days within any days of a work week.

H.

Part-Time employees in the Contact Center, hired on or after April 10, 2014, will qualify for Health & Welfare coverage, outlined in Article V, Section 5.8 (B) 1 (a), after 120 hours worked in a single month.

I.

Each Contact Center Lead that only manages Part-Time employees will be exempt from 7.1 B 2 Schedule B concerning the number of direct reports, and will be able to direct the work of no more than 24 Part-Time employees, who work either at the worksite or remotely.

J.

Based upon various factors such as broadband connectivity, suitability of environment, and typical efficiency and performance of the employee the Company may, at its own discretion, approve telecommuting arrangements for employees in the Contact Center.

K.

Part time employees will participate in the standard Contact Center SSA-I commission program with two adjustments; the Part -Time employee must have successfully passed the required training program and the sales goal will be prorated by the total hours worked in the month by SSA-I.

L.

Split shifts that are scheduled for the same workday will consist of two separate non-consecutive work hour blocks. Of the two work hour blocks, one shall be optional for the Part-Time employee. Part-Time employees who accept a split shift must also indicate, at the time of acceptance or shift bid award, which of the two work hour blocks shall be considered mandatory.

M.	Part-time employees will be considered a separate Work Group from the other Contact Center groups, as it relates to Section 12.4 A Scheduling of FTO.

2018-2023 Collective Bargaining Agreement

6.20	Slope Technician

In order to create a presence on the North Slope, the Company and the Union have agreed to the following terms for the Slope Technician Classification:

A.	Shift & Schedule – The following Shift and Schedules are specific to the Slope Technician Classification only:

1.	Seven Day – 12 Hour Workweek (7-12’s), however Article 9.4 B 4 Alternate Workweeks and Workdays, in the current CBA does not apply for the Slope Technician Classification.

2.	The schedule will be two consecutive workweeks on and two consecutive weeks off, based on the client’s schedule requirements.

3.	The Slope Tech schedule is designed to be paid 40 hours of straight time and 44 hours of overtime (1.5x) per workweek.

4.	Any hours worked in excess of the 84 hours noted in A.3 directly above, are paid at the overtime rate.

5.	Slope Technicians are not eligible for doubletime pay.

6.	Articles 9.3 B Shifts and Schedules, 9.6 Shift Differential, and 10.2 Overtime (OT) and Premium Pay, shall not apply for the Slope Technician Classification.

7.	Shift work may be performed at the option of the Client. The Client shall have the sole right to establish the starting time and duration of a shift.

8.	For all compensable hours, the negotiated pension rate will apply.

B.	Work Rules – The following Work Rules are specific to the Slope Technician Classification only:

1.	The schedule starts with arrival at the North Slope airport. The schedule ends with departure from North Slope airport.

2.

The employee will not be responsible for the primary travel expenses (i.e., airfare) from the two dispatch locations of Anchorage or Fairbanks, to the client’s location and back. Article 11.3 Travel to Perform Work shall not apply to the Slope Technician Classification.

3.	As food and lodging are provided, Sections 11.1 Meals and 9.12 Meal Allowance shall not apply to the Slope Technician Classification.

4.	Call out occurrences shall be compensated with a two hour minimum of overtime , plus any additional time required to complete the job at the overtime rate.

5.	All hours worked on recognized Company holidays will be compensated at the overtime rate, plus eight hours of regular pay.

6.	If Company directed training occurs during the two weeks on, hours at training will mirror normal schedule hours – i.e., eight hours regular and four hours overtime.

2018-2023 Collective Bargaining Agreement

ARTICLE VII - FOREMAN

7.1	Foreman

A.

“Foreman” in this Agreement refers to any of the following positions: General Foreman, Foreman, or Lead. A Foreman is a member of the Bargaining Unit who may direct the work and supervise other employees as assigned. Foremen perform the work of their classification, but only to the extent that such work does not interfere with safety or assigned supervisory duties. Any job classification may report to a Foreman.

B.	The Foreman shall give instructions to the workforce. Foremen shall be assigned supervisory duties as determined by the Company.

1.

Schedule A. The Company may assign a Foreman to direct the work of up to 15 employees in a single location, or up to 12 employees Statewide; unless mutually agreed otherwise. The Company will assign a Foreman for work groups of at least eight employees.

2.

Schedule B. The Company may assign a Foreman to direct the work of up to 18 employees in a single location, or up to 15 employees Statewide; unless mutually agreed otherwise. The Company will assign a Foreman for work groups of at least 12 employees.

3.	If a work group is created that combines a Schedule A employee(s) with employees in Schedule B, this work group will have Foremen to employee ratios consistent with 7.1 (B) 1 above.

4.

The Company will provide the Union with not less than 60 days’ notice of a decision to consolidate work groups reporting to a Foreman. Work group consolidation is intended to increase the span of control of a Foreman, not to diminish the Foreman role or to circumvent the Agreement. If a Foreman will be displaced, the remaining position(s) will be posted for bid only for the incumbents affected by the consolidation. In these situations only, a bid committee consisting of one union representative and one management representative will award the position. Incumbents displaced will have their Foreman wages grandfathered, and shall receive all applicable wage increases. This grandfathered wage rate will remain in effect through 11:59 pm on December 31, 2012, and thereafter shall be frozen until the negotiated rate meets or exceeds their frozen rate.

C.

In this Agreement, “General Foremen” refers to both the General Foremen and General Lead positions. The Company may, when and where it deems appropriate, create a General Foreman position. A General Foreman may be required to supervise the work and manage the performance of other Foremen or Leads. A General Foreman who is performing duties commonly performed by non-represented managers and supervisors shall be held to the same standards of performance as their non-represented counterparts.

2018-2023 Collective Bargaining Agreement

1.	As of the Effective Date of this Agreement, compensation for General Foremen positions shall be the hourly rate as identified in Appendix I.

2.	General Foremen will receive the pension contribution rate of the top classification/level which regularly reports to them.

3.	General Foremen will be paid 118% of the top paid non-Foreman classification which regularly reports to them (or a salaried equivalent).

4.	An acting General Foreman shall be paid 118% of the top wage rate of the applicable classification, with applicable overtime pay and premium pay in accordance with the provisions of this Agreement.

5.

As the duties of the General Foreman position are primarily management and supervisory in nature, the Union agrees to meet with the Company, upon request, to discuss a new compensation program for General Foreman comprised of a base salary and incentive pay. Should the Parties reach agreement on such a new compensation arrangement, these positions shall no longer be eligible for overtime pay.

6.	There shall not be more than three General Foreman positions Statewide.

7.	Foreman shall be compensated as follows:

a.

As of February 28, 2010, the wage rates of incumbent Foremen will be grandfathered and they shall receive all applicable wage increases through the term of the Agreement. This grandfathered wage rate will remain in effect through 11:59 pm on December 31, 2012, and shall thereafter be frozen.

b.

If a Foreman position becomes available and there are qualified Foremen with grandfathered pay (under Section 7.1(b)), the position shall first be posted for bid among those grandfathered Foremen. A grandfathered Foreman need not bid on a vacant position in order to remain eligible for grandfathering. However, if no grandfathered Foreman bids, management may appoint a qualified, grandfathered Foreman to the vacancy. If there is more than one qualified, grandfathered Foreman available, the Company will appoint the least senior. If a qualified, grandfathered Foreman is offered and declines such an appointment, the employee shall no longer be eligible for grandfathered wages. Thereafter, the employee shall be paid at the negotiated rate for the employee’s current classification.

c.	Wage rates for new hires or any employee who voluntarily bids into a Foremen position (except under Section 7.1 (C) 7.b above) will be set as follows:

i.	Foremen will be paid at an hourly rate equivalent to 112.5% of the top paid classification/level which regularly reports to them.

ii.	Foremen who supervise salaried employees will be paid at an hourly rate equivalent to 112.5% of the target salary for the top classification/level which regularly reports to them.

2018-2023 Collective Bargaining Agreement

iii.	Foremen will receive the pension contribution rate of the top classification/level which regularly reports to them.

iv.	A Foreman’s last hire date will determine the wage scale to be used in calculating the Foreman’s hourly rate, until only one wage schedule exists in October 2020.

v.	A Foreman’s hourly rate calculations will not take into consideration NECA, or any other signatory contractor, rates.

D.	Nothing in this Agreement shall be used to remove a Foreman from the Bargaining Unit.

7.2	Line Foreman

When two to four employees compose a Line Crew, one qualified Field Technician shall be the Foreman. When working conditions require, a Line Crew may be increased up to six qualified employees without requiring an additional Foreman. No Line Crew Foreman shall at the same time perform work or supervise work on more than one Line Crew.

7.3	Project Foreman

The Company may assign a Project Foreman to manage the work associated with a specific project for up to three consecutive months. With Union concurrence, the assignment may be extended. A Project Foreman shall work under the guidance of a regular Foreman, General Foreman or non-represented Manager or Supervisor, and shall be assigned to organize and direct the work and requirements associated with the project. A Project Foreman will not have disciplinary authority for the project team. Project Foremen shall be compensated at 108% of the top step of the base rate of pay.

2018-2023 Collective Bargaining Agreement

ARTICLE VIII - SAFETY

8.1	Safety

The Company, Union and employees have a common interest in ensuring work is performed in a safe manner. The Company and the Union will cooperate in designing and carrying out a safety program for all employees. It is recognized that the Company has the exclusive responsibility to provide a safe and healthful workplace and conditions of employment.

8.2	Safety Standards

All work shall be executed in a safe and proper manner.

A.

The United States Government Publications, “Electrical Safety Code” and “Safety Rules for the Installation and Maintenance of Electrical Supply and Communication Lines,” the “National Electric Code,” and the “Alaska State Safety Code” and any other applicable safety codes which have been adopted by the State of Alaska will serve as minimum standards to be met in the assignment and performance of work by employees.

B.

Employees watching wire reels or constructing poles leads where conductors are pulled in or where they may come in contact with any other conductors carrying 440 volts or greater shall be journeyman work with the assistance and under the supervision of a foreman. There shall be a grounded metal sheave block between the reel and the first line support.

8.3	Safety Devices

The Company shall furnish such safety devices and first aid kits as may be needed for the safe and proper emergency medical treatment of the employees. Hard hats and liners, gloves, rubber coats and boots and all other necessary equipment for the protection of employees working on life threatening equipment are to be furnished by the Company and shall be used by the employees at all appropriate times.

8.4	Manhole Safety

When any work is being done in a manhole, there shall be an employee stationed at the street level as a safety measure when working conditions warrant.

8.5	Safety/Training Meetings

The Company will provide ongoing regular safety education to all employees. All employees will receive up to one hour per month of safety training above and beyond any safety training required by law. It is understood that there are greater safety risks inherent in the performance of work by employees in certain classifications. Employees working in such classifications will receive additional safety training. This additional safety training will be delivered, i.e., at safety meetings and other venues.

The foreman or designee is responsible for delivery of the safety training and employees will record safety training time on their time card.

2018-2023 Collective Bargaining Agreement

8.6	Safety Committee

A Safety Committee composed of four management and four Union representatives (one management and one Union from each of the four Districts) may inspect all tools and equipment, review safety programs and safety training, investigate accidents, and have the right to recommend corrective measures regarding unsafe equipment practices or acts. The four Union representatives will be appointed by the Chief Shop Steward or Business Representative.

8.7	Safety Responsibilities

It shall not be a violation of this Agreement for a bargaining unit employee to refuse to work under unsafe circumstances which could pose an immediate threat of serious personal bodily injury or the threat of significant property damage. Any employee believing that such a situation exists shall immediately notify the appropriate foreman.

8.8	Climbing Safety During Long Periods of Extreme Cold

During extreme cold (i.e. 25° below zero chill factor) an extra employee qualified to climb may be assigned to accompany the employee who has been assigned to climb. During this time period, employees shall be allowed to schedule one-half hour lunches.

8.9	Employee Safety Performance Targets and Measures

The Company and Union agree the safety and health of ACS employees and the communities in which they work and the protection of Company assets is of paramount importance. As such, the Company and Union expect all employees to comply with Company policies; federal, state, and local requirements; and to exercise common sense and good judgment to prevent accidents - vehicle, personal injury, property damage, etc. Should an accident occur, we expect employees to cooperate with supervisors, risk management personnel, and the Company’s insurance carrier to minimize the impact of accidents to the health of employees, the public and the community and ACS’ financial well-being.

2018-2023 Collective Bargaining Agreement

A.	Employee Safety Performance Targets and Measures

Meeting these safety and risk management expectations is an essential job function for every ACS employee. As such, safety will be an important measure of employees’ and supervisors’ performance. The Company will measure results considering the number of preventable accidents, severity of any accidents, and the employee’s compliance with Company policies, procedures and practices, and federal, state, and local statutes and regulations. Target performance is:

1.

Zero preventable accidents (“preventable accident” shall mean any occurrences that result in property damage and/or personal injury, regardless of who was injured, what property was damaged, to what extent, or where it occurred, in which the employee failed to exercise reasonable precaution to prevent the occurrence);

2.	Full cooperation with Company and carrier safety and risk management personnel to minimize the impact to employees’, the community’s, and the Company’s well-being should an accident occur; and

3.	Full compliance with Company policies, procedures, and practices and government statutes and regulations. This information is available on the Corporate Website or upon request from Human Resources.

The Company’s safety expectations are documented in policies and procedures, as well as federal, state, and local government regulations. Those in effect are documented below, but as the regulatory environment and the Company’s safety programs evolve, it is understood that revisions designed to stay abreast of regulatory requirements or those arising from operational need will continue to be encompassed by this contract provision. Should the Company choose to make revisions to its safety policies and procedures that would have an impact on the terms and conditions of represented employees’ employment, the Company will review those changes with the Union before implementation.

B.	Guideline Consequences of Employee Failing to Meet Safety Performance Targets

Failure to achieve target performance may result in disciplinary or other corrective action. The relevant Safety Committee, as defined in Section 8.6 of the CBA shall analyze each incident and determine whether the accident was preventable, the scope and severity of any safety violations committed by ACS employees, and will make a recommendation for corrective action to prevent reoccurrences. Company management and the Union will consider relevant factors to determine the appropriate discipline, if any, for each employee involved in the accident, and will follow up to ensure appropriate corrective action is taken to prevent reoccurrences of like accidents. Factors the Company and Union will assess to determine whether discipline is appropriate and at what level will include:

1.	Number of years of Company service

2.	Number of years without an accident

3.	Number of previous accidents

4.	Appropriate use of safety equipment

5.	Potential liability to the Company

6.	Whether cited for a violation of law unless overturned

2018-2023 Collective Bargaining Agreement

7.	Safe operation of Company vehicles, equipment and machinery

8.	Environmental conditions such as weather and road conditions

9.	If at fault, degree of fault

10.	Extent of injury to employee and/or damage to Company property

11.	Extent of injury to others and/or damage to property

12.	Driving record

13.	Supervisor’s accountability for specialized training, skills and compliance

The Company and Union will assess the seriousness and context of each incident to determine the appropriate action. For example, if an employee’s first incident was a preventable accident that resulted in injury and was the result of an employee’s reckless disregard of Company policy and the law, termination may be appropriate. Similarly, an employee with an impeccable safety record for five years who has an isolated incident that does not result in injuries or property damage may warrant no discipline.

8.10	Inclement Weather

Regular employees who report for work on a scheduled work day and who, because of inclement weather or other similar causes are unable to work, shall receive pay for the full day when sent home by the Company. The employee may be assigned first aid, safety or other instruction duties prior to being released. If it becomes necessary to work during an adverse situation, the foreman will evaluate each situation to ensure the safety of the employee in regards to the work to be performed.

2018-2023 Collective Bargaining Agreement

ARTICLE IX - WORK WEEK AND SCHEDULES

9.1	Workweek

A.

The standard workweek shall begin Sunday, 12:00 a.m. midnight, and end Saturday, 11:59 pm, the same as a calendar week, and shall consist of five consecutive days of which one day worked may be Saturday or Sunday except as otherwise provided in this Agreement or mutually agreed by the Company and Union.

B.	A 40-hour workweek includes all of the hours in a standard workweek for which an employee receives pay. These hours include time worked, holidays, personal holidays, and flexible time off (FTO).

C.	Hours designated as Leave without pay (LWOP) do not count as hours in a 40-hour workweek.

9.2	Workday

The standard Workday shall be eight consecutive hours, excluding a lunch break, as scheduled by the Company between the hours of 7:00 a.m. and 9:00 p.m., except as otherwise provided for in this Agreement or mutually agreed between the Company and the Union. Employees will start and end their shifts at their assigned Work Location unless in travel status.

A.	Lunches

1.	Lunches will be paid or unpaid in accordance with the work rules for the employees’ Work Group and as scheduled by management.

2.

The Company will schedule lunch periods. Lunches will be unpaid unless an employee cannot leave the work site or workstation. The Company will make every reasonable effort to accommodate one-half or one hour lunches as requested by the employee.

3.

If an employee is unable to leave the work site or workstation they shall be paid for the lunch period and any alarm or work required will be accomplished regardless of when it occurs during the shift.

4.	Management may schedule staggered lunch hours to meet the needs of service.

5.

Occasional Lunch Changes At the request of the employee and with prior approval of the Foreman, an employee may request to occasionally take an unpaid lunch period for as short as 30 minutes or as long as 90 minutes. Additionally, the employee may change the time of day the lunch break is observed; provided such changes do not disrupt the business needs of the Company or shorten the Workday.

6.

Alternative Regular Lunch schedules With prior approval of the Foreman, an employee may take on a regular basis an unpaid lunch period for as long as 90 minutes for such things as exercise, school activities, dependent care transportation, etc. Lunch break placement may be at a time other than the midpoint of the employee’s Workday; provided such alternative lunch schedule does not disrupt the business needs of the Company or shorten the Workday.

2018-2023 Collective Bargaining Agreement

7.

To give more flexibility within the Call Center, an employee’s work site location can be changed without penalty to the Company for short notice. The Company will elicit volunteers from the affected workgroups. No employee will be disciplined for not volunteering, nor will any employee be forced to change work locations.

8.	Short notice (less than 48 hours) changes made to a Sales and Service Associate’s shift will result in Overtime (1.5 x) paid for any time that is “outside” the regularly scheduled shift.

Example: A SSA I’s schedule and shift is Monday through Friday 10:00 am to 7:00 pm. If less than 48-hours’ notice is given and the employee agrees to work 10:15 am to 7:15 pm the following day, the employee will work 10:00 am to 7:15 pm with 15 minutes of overtime. If the employee requests to work only 10:15 am to 7:15 pm they may. This will result in eight hours of straight time.

9.3	Shifts and Schedules

Schedules are defined as the days that comprise an employee’s 40 hour workweek. Shifts are defined as the start and stop times in each day that make up the employee’s workday. Any work done outside of an employee’s schedule or shift will be paid at the appropriate overtime rate. Shifts and schedules will be bid and awarded on a seniority basis approximately every 90 days.

A.	The immediate Foreman shall be responsible for scheduling and posting the schedule.

B.

Schedules shall be posted at least one week in advance of the workweek. Changes may be made to an employee’s schedule but in no event will employees be given less than two workdays’ notice excluding weekends preceding the workweek involved. For any changes not in accordance with the foregoing, the affected employee will receive time and one-half (1.5x) for hours worked on the first day of the new schedule.

C.

Foreman shall normally work a five day - eight hour schedule, or such other schedule as best fits the requirements of the Work Group; however, alternate schedules may be worked by a Foreman with management approval.

9.4	Alternate Workweek and Workdays

The Company may establish the following alternate workweeks and workdays to meet the needs of the business. The Company will post these designated alternate workweek and workday shifts and schedules in accordance with the procedure set forth in Section 9.3 above. Other alternate workweeks and workdays may be established by mutual agreement during the term of this Agreement as business needs arise.

2018-2023 Collective Bargaining Agreement

A.	Work Rules for Alternate Workweeks or Workdays

The Company and the Union recognize the importance of balancing the Company’s staffing needs with scheduling rules that accommodate employee needs. Accordingly, the following work rules shall apply to the establishment, implementation and scheduling of all alternate workweek and workdays.

1.

Where it is practical to do so, the Company will seek to fill alternate workweek and workday shifts on a voluntary basis. Unless otherwise specified below, the Company will first seek volunteers to work these shifts and then will assign the least senior qualified employee(s) if no volunteers are available.

2.

If more than one schedule type is being offered to a work group, the most senior qualified employee to volunteer will be selected to work the schedule in question. If there are no volunteers, the least senior qualified employee will be required to work the schedule.

3.

No employee will be assigned to work 1) non-consecutive days off or 2) both Saturday of one workweek and Sunday of the following workweek more than twice (2x) a month without the employee’s consent. If there are no volunteers to cover these schedules for regular non-consecutive days off or weekend work, then shifts with non-consecutive days off or both weekend days will be assigned and rotated among the least senior employees in the Work Group.

4.

If the Company elects to place a regular full-time employee on a work schedule with less than forty hours (e.g., a 3-12s schedule or a shortened Sunday in Retail Sales & Service), the employee will be paid at straight time for the non-worked hours necessary to bring the employee’s standard schedule up to forty hours.

5.

Foremen may work a non 5-8s work schedule with prior management approval. If a Foreman is approved for such a schedule, supervisory coverage for that Foreman’s work group may be provided by another Foreman in the same or higher classification family.

6.	Employees on any of these work schedules may work without a Foreman for up to two hours daily.

7.

The use of 3-12s and 4-10s over consecutive weekend days will be limited to those Work groups which are routinely staffed seven days a week (e.g., Retail Sales and Service, Technical Support, Computer Operators, NOC/Tier II).

B.	Subject to adjustment in accordance with the work rules set forth in A above, the following Alternate Workweeks and Workdays have been established.

1.	Four Day - 10 Hour Workweek (4-10s)

a.	The 4-10s work schedule will be worked on any four consecutive days with three consecutive days off.

b.	4-10s work schedules are paid at straight time.

2018-2023 Collective Bargaining Agreement

2.	Nine day - 80 hour schedule (9-80s) - A 9-80s schedule is defined as an alternating, two week schedule in which:

a.	One week consists of any five consecutive nine hour workdays, with two days off (Week A).

b.	The other week consists of any four consecutive days; three of which are nine hour workdays and one workday which is an eight hour day, with three days off (Week B).

c.	9-80s work schedules are paid at straight time.

3.	Three Day-12 Hour Workweek (3-12s)

a.	The 3-12s work schedule will be worked on any three consecutive days, with four consecutive days off.

b.	3-12s work schedules are paid at straight time.

4.	Seven Day-12 Hour Workweek (7-12s)

a.	7-12s are voluntary, except when used to cover work performed in remote communities.

b.	On Week A of a 7-12s work schedule an employee works seven 12 hour days. On Week B of a 7-12s work schedule an employee has seven scheduled days off.

c.	7-12s work schedules are paid at 80 hours of straight time and four hours of time and one half per pay period.

d.	7-12s shift must be worked for an entire pay period.

5.	Alternate Five Day - Eight Hour Workweek (5-8s)

a.

Up to 10% of the workforce in Retail Sales & Service, Consumer Sales & Service and Support Services may be scheduled with non-consecutive days off so long as one of the days off is Saturday or Sunday. The requirement that one of the days off be Saturday or Sunday may be waved on a voluntary basis.

6.	Floater Position:

Floater positions are not a shift, but are rather a bid position where an employee can be assigned schedule changes without the penalties defined in CBA 9.3 (B), and will receive a pay premium of five percent for all hours worked.

The Company may establish floater positions by classification and for any of the available workweeks between the hours of 7:00 a.m. and 9:00 p.m. Positions shall be posted for bid identifying the floater requirements of the position. Start times may be changed if notice is provided before the end of the shift on the preceding day.

2018-2023 Collective Bargaining Agreement

9.5	Five day - 10 Hour Workweek (5-10s)

Where the 5-10s work day schedule is established, the following rules will apply:

A.	The 5-10s work schedule will be worked on a voluntary basis on any five days during the work week.

B.	Employees working this schedule will be paid straight time for the first eight hours worked or paid, and time and one-half for the last two hours worked of each day.

C.

Any employee volunteering to work the 5-10s schedule but unable to work all five days may, with Foreman approval, work as many ten-hour days as available. For time worked on this schedule, the employee will be paid at time and one-half for time worked as follows: (a) the 9th and 10th hours worked in any day, and (b) all hours after 40 straight time hours worked, up to and including the 50th hour.

D.	No meal allowance will be paid for OT worked under this temporary schedule.

E.	All 5-10s workdays shall be scheduled to include the employee’s normal workday hours unless modified by mutual agreement.

9.6	Shift Differential

A.

All employees working a regular eight hour shift which has a starting time outside of the hours 7:00 a.m. to 12:00 p.m. shall receive a shift differential equal to 10% of their regular hourly rate of pay for hours worked on the evening shift (start time up to 12:00 a.m.) and 15% of the employee’s regularly hourly rate of pay for hours worked on the night shift (start time of 12:00 a.m. or later). (Employees working until 9:00 p.m. may elect to take a half hour lunch and start the shift at 12:30 p.m. and shall not receive the shift differential).

B.

For employees working alternate shifts, when the majority of the hours of a shift are within 4:00 p.m. 12:00 a.m., all hours worked shall be compensated at the regular rate of pay plus 10% shift differential. When the majority of the hours of a shift are within 12:00 a.m. 8:00 a.m., all hours worked shall be compensated at the regular rate plus 15% shift differential.

C.	Article 9.6 Shift Differential will be waived for System Engineers when accommodating a flexible schedule request made by the employee.

9.7	Flex-Time

Flex-time may be worked with the mutual consent of the Company and the Union. This Section shall not be utilized to shorten the normal workday.

2018-2023 Collective Bargaining Agreement

9.8	Relief

All employees shall have at least eight hours relief between shifts.

9.9	Eight-Hour Break

An employee who has been on duty for four or more hours outside of the employee’s regularly scheduled shift, shall not report to work the following regularly scheduled shift until the employee has had a minimum of eight consecutive hours relief.

A.

Any part of the employee’s relief period which falls within the affected employee’s regularly scheduled shift shall be compensated at the applicable straight time rate of pay. If employees do not report for work following such eight hours of relief, they will not be entitled to straight-time pay for those hours of their regularly scheduled shift which were included in their eight hours of relief.

B.

When required to work by the Company with less than eight consecutive hours relief, the employee will receive two times the applicable straight time rate for all hours worked until eight hours of continuous relief is received.

C.	Employees shall have the option to use FTO in lieu of returning to work to complete the regularly scheduled shift.

9.10	Rest Periods

The Company recognizes two rest periods of 15 minutes duration including travel time, one in the first half of a shift and one in the second half of the shift.

9.11	Time Changes

When a change is made to Daylight Savings Time, employees will not receive less time than their normal shift because of the night tour being reduced by one hour; the Company may, however, require the employee to work a full eight hour shift. It is also understood that when a change is made back to Standard Time, those employees required to work beyond their regular shift will be paid the OT rate.

9.12	Meal Allowances

The Company will pay employees a $16.00 meal allowance and provide the time necessary to consume the meal (up to one half hour paid at the straight time rate). Employees will be entitled to a meal at intervals of four hours under the conditions described in A and B below, for as long as the employee is required to work. If an employee is required to return to work during a meal break, except for employees in work areas already provided paid time to eat their meal, an additional half hour at the straight time rate may be taken as warranted by the work conditions (i.e. a repair crew working outside in adverse weather conditions).

2018-2023 Collective Bargaining Agreement

A.

Contiguous to the Shift - When employees are required to work more than two full hours after their regular quitting time or four or more full hours prior to but contiguous with the start of their shift and there is no break in the continuity of work, the Company shall provide a meal allowance.

B.	Call-Out - When an employee is called out to work four hours outside of their regular shift, the Company shall provide a meal allowance.

C.

Where individual employees are assigned a Company vehicle, Company vehicles should be returned to their assigned location prior to the taking of a meal; however, if the work or job is to continue, the vehicle may be used during the meal period.

D.

OT assignments on an employee’s first scheduled day off are not eligible for a meal allowance for the first eight work hours, provided the employee was given 24 hours’ notice prior to the beginning of the assignment.

E.

When an employee is scheduled to work back to back shifts, two meal allowances shall be paid and the employee shall be entitled to leave the work area for a half hour paid meal break at approximately the mid-point of the second eight hour shift, as part of the second eight hour shift. There shall be no additional time paid to consume the meals.

F.	There shall be no pyramiding of meal allowances or additional time to eat the meal when working a shift that includes the time necessary to eat.

G.

Employees who are working within their normal service area shall not be eligible for Meal Allowance pay during that time. Regular service area shall be defined as the geographic area to which an employee’s assigned crew is regularly responsible. The terminus of the employee’s trip must also be close enough in distance to their start point that the employee can make the trip to and from the service area within one scheduled eight hour work day

2018-2023 Collective Bargaining Agreement

ARTICLE X - WAGE RATES AND PREMIUM PAY

10.1	Wage Rates

Wage rates shall be as set forth in Appendix I of this Agreement.

10.2	Overtime (OT) and Premium Pay

A.

Overtime (“OT”) - Time worked in excess of the daily shift period of eight hours and/or in excess of the normal workweek of 40 hours. Each hour worked or paid is utilized to determine hours worked in a week for the purposes of overtime. OT shall be compensated at one and one-half times the applicable straight time rate of pay, computed to the nearest quarter hour; provided, however, that OT shall be compensated at two times the straight time rate for any hours worked consecutively beyond 10 in a day, or 50 in a week.

B.

Seventh Consecutive Day Worked OT - Time on the seventh consecutive day worked shall be paid at two times the straight-time rate except as is provided in other articles of this Agreement. Thereafter, shift differential will not double for purposes of this Section.

C.

Premium Pay for Work performed on a Holiday - Any work performed on a holiday shall be paid at time and one half for each hour worked plus straight time pay for the Holiday, except as provided for in Section 12.1 A (4) and for hours worked beyond 10 consecutive hours on the Holiday or fifty hours in the week; which will be compensated at the rate per Section 10.2 A.

10.3	Call-Out Pay

Employees called to work outside their regular shift shall be paid at two times the straight time hourly rate for actual hours worked with a two hour minimum per call out. Such call-out pay shall commence at the “time of contact” and continue until the employee leaves the work site or shop. Employees called to perform work which can be done at home shall be paid two times the straight time hourly rate for actual hours worked with a one hour minimum per call out.

10.4	Pyramiding Prohibited

Payment of OT at a premium rate shall not be compounded or paid in addition to any other premium rate paid for work incurred during the same work period. Payment of OT will be calculated at the base rate. Shift premium and compounding of OT will not be included in the calculation. In addition, overtime worked while in paid status (FTO, Personal Holiday, Holiday) within an employee’s designated schedule will not compound for the overtime calculations. Overtime done outside of an employee’s schedule does count toward the overall workweek for the overtime calculations.

2018-2023 Collective Bargaining Agreement

10.5	Standby Time

The Company may assign employees within the Network Technician, Field Technician, Network Engineer, and System Engineer Families to standby status as necessary to meet service obligations. Employees in other Families may be assigned to standby status by mutual agreement. Employees on standby will be responsible for fulfilling service calls.

Standby will be scheduled 30 days in advance for a three month period. No employee in a Work group will be involuntarily scheduled for more than 21 days and/or evenings during the three month period. Standby will not be scheduled to conflict with scheduled leave time, e.g., weekend before or after scheduled leave time, without the consent of the employee.

Standby hours shall be compensable and shall be paid as follows: one hour straight time pay per evening, six hours straight time pay for the weekend consisting from quitting time Friday to starting time on Monday or a total of 10 hours of straight time pay for the Standard Work Week plus one additional straight time hour for each Holiday. Standby hours shall not be considered compensable for the purposes of pension contributions under Section 13.3.

A.

“Low Person” on the OT list will be offered standby first and on up the list for each scheduled work week. If there are no volunteers, the employee with the least OT will be assigned the standby for that work week, however, an employee will not be assigned consecutive weeks of standby or more than one week of standby per month without the consent of the affected employee. Section 10.5 A does not apply to System Engineers.

B.

An employee on standby status is required to respond to a call-out within one hour of receiving the call. Failure to respond to a call-out in a timely manner while on standby may result in disciplinary action.

C.	Standby time is not considered OT, but will be used in calculating hours for the OT list.

D.	The Company agrees to cross-train employees where needed to permit the effective utilization of employees on Standby.

E.

All Journeymen (to include working foremen) may be scheduled for standby. If an employee on scheduled standby wishes to defer the obligation, it will be the employee’s responsibility to secure a replacement for coverage. If illness, injury or other emergency prevents the scheduled employee from meeting the obligation for a scheduled standby, then the standby will be offered again from low to high employee on the OT list. If there are no volunteers, the next lowest employee on the OT list will assume the duty.

F.	The Company will provide a cellular telephone to the person on standby duty. (The person on standby assumes responsibility if the cellular telephone is lost, stolen, or damaged due to misuse.)

2018-2023 Collective Bargaining Agreement

10.6	High Time

All employees shall be compensated at the rate of double time while working on poles or structures of the system, 70 feet or more above the ground or building to which it is attached. This rule shall not apply when employees are working on the roofs of buildings.

10.7	Distribution of OT

A.	It is the responsibility of all Foremen/Leads to keep accurate OT lists.

B.	The Parties recognize that all employees must work together to ensure the Company’s legitimate OT needs are met.

C.

The Foreman will provide current OT lists by Work Group to the responsible call-out centers and if requested, the applicable Shop Steward on a bi-weekly basis. The low OT employee on the applicable OT list shall be on top of each list and the high OT employee on the bottom of the list. Each employee within an OT Work Group will have their specialty noted on the OT list.

D.

Unscheduled OT: The low OT employee in the Work Group with the necessary specialty will be first choice for any unscheduled OT, the second employee the second choice, etc., until at least five calls to employees have been made for each position required. Any employees who expect to be unavailable for an OT call during any two week period may have their name removed from the OT list without penalty.

1.	If no regular or temporary employees are available, the Company may use subcontractor employees (in accordance with Section 1.8) to perform the OT.

E.

Employee OT Balances: An employee’s OT balance will be increased (“Charged”) for either an acceptance or a missed/refusal of an OT opportunity, as follows: eight hours of time and one half = 12 hours straight time, four hours of double time = eight hours of straight time, etc.

F.

Scheduled Overtime: The notice for scheduled OT will be posted no less than 48 hours in advance of the event excluding weekends. An employee who refuses will not be charged the OT opportunity if the employee did not receive adequate notice. An employee who refuses will be charged the overtime opportunity if the employee did receive adequate notice. Scheduled overtime that is not a continuation of an employee’s scheduled shift shall be paid at two times the hourly rate for the actual hours worked with a two hour minimum.

G.	OT opportunities will be distributed as evenly as possible by specialty within a Work Group.

H.	Temporary employees will be considered only after regular employees in the applicable OT Work Group.

2018-2023 Collective Bargaining Agreement

I.	Unintentional mistakes in the selection of employees shall not be considered a violation of this Agreement. Employees harmed by such mistakes shall be given first choice for the next OT opportunity.

J.	New regular employees will be assigned an OT balance equal to the average of all employees by specialty within their Work Group at the start of their employment.

K.

An employee on approved leave or Worker’s Compensation will not be charged if an OT call is missed or declined. An employee returning after 30 days on medical leave or Worker’s Compensation will be removed from the OT list and averaged back in upon their return to work.

L.	Employee OT balances will be reduced to zero effective January 1 each year.

M.

Employees temporarily re-assigned from their Work Group shall remain on their original OT list and remain eligible for OT in that Work Group. OT accepted or rejected in the employee’s Work Group shall be charged to their original OT list.

N.	Foreman/Leads shall function as OT back up in the event no employees are available to work.

2018-2023 Collective Bargaining Agreement

ARTICLE XI - TRAVEL

11.1	Travel and Incidental Expense

A.

Employees who have been issued a Company credit card may use that card for all travel and incidental expenses. The Company reserves the exclusive right to determine which employees will receive a Company credit card.

B.

Employees who have not been issued a Company credit card may elect to submit a request for a cash advance for their anticipated travel and incidental expenses (to be paid prior to travel) or, at their option, pay for such expenses “out of pocket” and request reimbursement upon return in accordance with established Company procedures.

C.	In all circumstances, employees must secure valid receipts and submit an expense report(s) or credit card reconciliation in accordance with established Company procedures.

11.2	Meals

A.	Meal Allowances

1)	No Pyramiding: There shall be no pyramiding of meal allowances or additional time to eat the meal.
2)

The OT meal allowance provisions in Section 9.12 of this Agreement shall apply to an employee who is in travel status while on a work assignment, but shall not be applicable to travel in connection with training.

3)

Travel Meal Allowance: The following meal allowance rates have been established for reimbursement of meal expenses when an employee is away from their normal work site or when an employee is required by the Company or by geography to travel by air or water within their normal work site.

	Overnight Rate	Non-Overnight Rate*
Breakfast	$15.00	$18.00
Lunch	$25.00	$30.00
Dinner	$30.00	$36.00

*Non-overnight rate applies if meal allowance qualifies as taxable income.

B.	Reimbursement of Actual Expenses

1)

Meal Expenses:  The meal allowances set forth above are provided to cover all meal expenses.  However, with prior approval from the manager, an employee may receive reimbursement of reasonable actual meal expenses while in travel status in a high cost location.  In such cases, reimbursement of actual expenses for meals will generally apply for the duration of the employee’s stay in that location and must be supported by valid receipts.

2)	Non-Meal Expenses: Valid receipts must support all non-meal expenses. Employees who elect to travel by alternate methods, dates or times shall not be reimbursed for any additional expenses.

2018-2023 Collective Bargaining Agreement

11.3	Travel for Training

These conditions are for training only and shall not apply to working outside of the Company service area.

A.

Pay for Training Travel: Employees will be compensated at the straight time hourly rate for traveling to or from a training location if said travel occurs outside normally scheduled hours. The driver will be compensated at time and one-half the straight time hourly rate. When the employee is stranded because of unforeseen events, the employee shall receive pay at the straight time hourly rate, for no more than four hours beyond shift. Lodging and meal allowances as listed in this Agreement shall apply if the employee is stranded overnight.

B.	Schedule: Training hours shall supersede the employee’s regular shift and shall become the employee’s reporting and quitting times.

C.	Transportation: The Company shall provide transportation for training. No vehicle allowance will be provided if employee declines Company transportation.

D.	Lodging: When lodging is required, the Company shall provide the lodging and the appropriate meal allowance shall apply.

E.

Holidays: All training performed on a holiday shall be paid at the regular hourly rate of pay for each hour. Employees shall have eight hours of Flexible Time Off credited to their annual leave bank if the holiday is missed.

F.	Personal Call: In accordance with Company policy, one call of reasonable length may be made to the employee’s home each night while away on Company business.

11.4	Travel to Perform Work

A.

Scheduled Out of Town Travel - Upon providing an employee with advance notice, as required, an employee may be assigned to work in a location other than that to which they are normally assigned, for no more than two weeks without a trip home.

1.	If it is more cost effective to bring an employee home than would be the cost of room and board for a weekend stay, the Company will make every effort to bring the employee home on the weekends.

2018-2023 Collective Bargaining Agreement

2.	If the employee chooses to stay and the cost of room and board is greater than bringing the employee home, the employee shall be responsible for the additional costs.

B.

Pay for work performed outside of the employees scheduled shift: One and one-half times the straight time hourly rate shall be paid for travel by air, sea, or standby time related to such travel performed outside the employee’s regular scheduled shift.

C.

Transportation: The employee will utilize Company-provided transportation to and from the location on Company time. The Company shall furnish transportation from shop to job, job to job, and job to shop. Where reasonably available, transportation shall be by a licensed carrier, certified by an appropriate licensing agency. No employee shall be required to accept transportation with any carrier if there is a reasonable concern about safety.

D.	Lodging: When traveling on Company business, employees shall have a choice of staying in Company provided-lodging or receiving a per diem of $100.00 per day in lieu of lodging.

An employee who spends the night in a Bush community where commercial lodging is not available shall receive an additional lodging per diem of $50.00 per day.

E.	Personal Call: In accordance with Company policy, one call of reasonable length may be made to the employee’s home each night while away on Company business.

2018-2023 Collective Bargaining Agreement

ARTICLE XII - HOLIDAYS AND TIME OFF

12.1	Company Holidays

A.	The following days shall be recognized Company holidays:

New Year’s Day

Memorial Day

Independence Day

Labor Day

Thanksgiving Day

Day after Thanksgiving

Christmas

1.

Regular and probationary employees shall be eligible for Company holidays, provided the employee is in paid status the last scheduled workday preceding the holiday and the first scheduled work day following the holiday. Company holidays for regular part-time employees will be considered to be six hours. Temporary employees are not eligible for Company holidays.

2.	Company Observed Holidays: The Holiday is observed on the Calendar day which it falls on. If it is not within the employee’s scheduled work week, the following rules apply:

a.	If the Holiday falls on the employee’s first scheduled day off, the preceding work day shall be recognized as the holiday;

b.	If the Holiday falls on the employee’s final scheduled day off, the following work day shall be recognized as the holiday;

c.	If the Holiday falls in between the employee’s first and final scheduled days off, the supervisor may designate either the preceding work day or first succeeding work day as the holiday.

3.

For employees who are on other than five days, eight hour shifts (5-8s), management may modify the employees’ regular schedules during any work week in which a Company holiday falls to provide adequate operational coverage and to ensure that employees are able to earn 80 hours of pay during the pay period. However, if the Company does not modify schedules, the employee will receive pay for the holiday based on straight time pay for the number of hours the employee would regularly be scheduled for on that day (e.g., 10 hours for a 4-10s shift, 12 hours for a 3-12s shift).

4.

If employees regularly scheduled to work in retail stores are required to work on the Day after Thanksgiving, eight additional hours or the number of hours the employee would regularly be scheduled for that day (e.g., 10 hours for a 4-10s shift, 12 hours for a 3-12s shift) will be added to their FTO account during that pay period and will receive straight time pay for the hours worked.

2018-2023 Collective Bargaining Agreement

5.

When the Company is open for business in a work group on the Day after Thanksgiving, the Company will request volunteers by seniority. In the event there are not enough volunteers to fill these needs, employees normally assigned to work that shift will be assigned to work in reverse order of seniority.

6.

When the Company is open for business in a work group on any other Holiday, the Company will offer the premium pay opportunity via that work group’s overtime list. In the event there are not enough volunteers to fill these needs, employees normally assigned to work that shift will be assigned to work in reverse order of seniority.

7.

Part-time bush employees who request and are granted permission to work on a Company holiday will be paid at the applicable straight time rate and will also be granted an additional personal holiday to be used prior to the end of the calendar year. If the Company requires a part-time bush employee to work a Company holiday, the employee shall be paid for the hours worked as provided for in Article X.

B.	Personal Holidays

1.	Regular employees will be credited annually with four personal holidays as follows: two days on January 1 and two on July 1 of each year. Temporary employees do not receive personal holidays.

2.	Personal holidays for newly hired regular full-time employees shall be credited based on the month of hire, as follows:

Date of Hire	Number of Days	Dates Credited

Prior to March 31	4	April 1 (2), July 1, October 1

Prior to June 30	3	July 1 (2), October 1

Prior to August 31	2	September 1, October 1

Prior to September 30	1	October 1

October 1 or later	0

3.

Regular part-time employees are credited with personal holidays on a pro-rated basis, using the number of hours worked in the previous calendar quarter. For example, an employee with 390 hours in the prior calendar quarter would have worked 75% of a full-time schedule. The employee would therefore receive credit for 75% of a personal holiday (i.e., 6.0 hours) on each date a personal holiday was credited.

4.

Requests for time off using a personal holiday must be submitted by an employee to the immediate foreman in accordance with Section 12.5. Full-time employees must take personal holidays in eight hour increments. Full-time and part-time employees will be required to use accrued FTO as necessary to cover their absence from the regularly scheduled shift (e.g., use eight hours of personal holiday, plus two hours of FTO to cover a 4-10s shift; use eight hours of personal holiday, plus four hours of FTO to cover a 3-12s shift).

5.	Personal holidays have no cash value and are forfeited if not used by December 31 of the calendar year or before separation from employment.

2018-2023 Collective Bargaining Agreement

12.2	Flexible Time Off (FTO) Accrual Rates

A.	Regular employees shall accrue Flexible Time Off (FTO) at the following rates:

Months of Service	Hours per pay period

0 to 23 months	4.62

24 to 47 months	6.15

48 to 119 months	7.69

120 to 191 months	9.23

192+months	10.77

B.

FTO accrual for part-time employees is calculated each pay period based on the hours worked in the payroll period. For example, an employee who worked 60 hours during a payroll period would receive seventy-five percent of the applicable accrual rate for that period.

C.

Accrual rates will change the pay period coincident with or first following attainment of continuous service in accordance with 12.2 (A) above. Leave accrues during the period of time an employee is on paid leave.

D.	Additional accrual shall be canceled if the employee fails to return to duty upon completion of the employee’s authorized leave.

E.	Leave does not accrue during periods of Workers’ Compensation leave or leave without pay.

12.3	FTO Accrual Limits

Accrued and unused leave may be carried over from one year to the next within the following limitations:

A.

On December 31 of any year, an employee may not have more than 440 hours of accrued FTO. Any accrued FTO in excess of 440 hours as of December 31 of any year will be transferred into an employee’s SSP balance.

2018-2023 Collective Bargaining Agreement

B.	No later than two pay periods after the effective date of this Agreement employees with hours in excess of 440 will be cashed out.

C.

Newly hired employees shall accrue FTO but shall not be able to use FTO until successful completion of the six month probation period. Additionally, hours accrued during the probationary period have no cash value. Upon successful completion of the probation period, FTO accrued shall be available for use and shall have cash value.

D.

Scheduled FTO canceled by the Company due to operational requirements will be deferred until the following year if the employee had no reasonable opportunity to reschedule the leave during the current year. Such deferred FTO will not be counted against the 440 hour maximum accrual limit.

12.4	Scheduling of FTO

FTO shall be scheduled and approved on a seniority basis, except as provided for in Section 12.5. The Company shall schedule vacations, after consulting with the employees within each work group and taking into consideration seniority. The following stipulations will govern this process.

A.	The number of employees permitted to be on FTO at any time shall be 20% for a Work Group. This limit may be waived by the Company.

B.

Annual scheduling shall begin on the first working day in January and shall be completed no later than the last working day of February for seniority to be utilized. FTO will be scheduled for the 12 months beginning March 1 of the year being scheduled and continue through the last day of February of the following year.

C.

Semi-annual scheduling of FTO may be implemented by a majority vote of a Work Group prior to the January scheduling period. The first six month period, January 1 through June 30, scheduling shall begin on November 1 and end no later than December 31; for the second period, July 1 through December 31, scheduling shall begin on May 1 and end no later than June 30. Employees may elect to schedule FTO which overlaps the last month of one and the first month of another scheduling period.

D.	All scheduling will be done by Work Group or by Specialty, if there are multiple Specialties within a Work Group, as best meets Business Needs, and shall include all shifts.

E.	Employee requests for leave without pay will not be approved in the initial scheduling process, but may be wait listed.

F.	Employees submit their FTO requests, beginning with the most senior employee and working down to the least senior employee.

G.	Employees will only be approved for one continuous block of FTO at a time, scheduled in full day increments.

H.

The most senior employees of the work unit will submit a leave slip to their foreman who will first verify FTO amounts and projections, then communicate approval of the employee’s request. This process will continue with the next most senior employee until all employees have scheduled FTO, e.g., second choice, third choice, fourth choice, etc.

2018-2023 Collective Bargaining Agreement

I.

Each employee will know in advance what days within the two, six month periods or year are available for scheduling. Thereafter, the employee shall be given until the following scheduled workday to submit their request.

J.	The foreman will make a master leave schedule which will be available for review by employees of their Work Group.

K.	FTO requests shall be approved, wait listed, or denied and communicated to the employee at the time the request is submitted.

12.5	Incidental Time Off Requests

Incidental requests for time off shall be approved or disapproved in accordance with this provision only. Incidental time off requests will not be restricted by the language in Section 12.4 Scheduling of FTO. Employees must generally exhaust their FTO bank before requesting approval for additional time off as leave without pay.

A.	Short Term FTO Request - An employee shall request approval from the appropriate supervisor in writing or via email at least one business day in advance when requesting up to 16 hours of FTO.

B.	Long Term FTO Request: An employee requesting more than 16 hours of FTO must provide at least two weeks written notice to their supervisor.

C.

Approval Process: The approving supervisor may approve or deny the FTO request based on staffing and business needs. The approving supervisor shall respond to the requesting employee by phone and with a confirming email prior to the end of the requesting employee’s shift on the day the short term FTO request is made, or within two business days for a long term FTO request. If the employee’s supervisor is not available the manager may approve or disapprove the request.

1.

If the supervisor or manager does not respond to the employee’s FTO request within the timelines then the FTO request shall be considered denied unless the employee’s request is approved by a higher level manager.

2.	If the employee cannot be spared from the work group at the time requested, the request shall be granted as soon as the employee can be spared from duty.

D.

Incidental Illness or Medical Appointments: - Whenever possible, employees will provide advance notice of not less than 48 hours for scheduled medical appointments. Leave taken for medical appointments or illnesses without advance notice may be excused. The Company may require a doctor’s certification for a period of absence in excess of three days. The expense of such medical certification will be the responsibility of the employee.

2018-2023 Collective Bargaining Agreement

E.

Emergency Leave: In the case of a death in the immediate family, as defined in Section 12.8, emergency leave for up to 30 calendar days will be allowed upon request to the appropriate Vice President or designee. The employee may elect to use their FTO, bereavement leave, time off without pay, or a combination of during this leave period.

F.

Extended Long Term Absence: Regular employees may be granted a long term leave of absence, business requirements permitting, for up to 180 calendar days without loss of seniority. Requests for long term leaves of absence shall be submitted in writing to the Division Vice President and the Vice President of Human Resources, or their designees, no later than 30 days prior to the requested period. Unless precluded by changes in business, the employee will be restored to the employee’s regular job upon conclusion of the long-term leave.

12.6	Unscheduled Absence

Regular attendance at work is an essential requirement for all employees and it is the employee’s responsibility to report to work on time. Excessive absenteeism, frequent unexcused absences, reporting to work late, or failing to notify a supervisor of a late arrival or an unscheduled absence prior to the start of a work shift, are unacceptable, without good cause, and may result in disciplinary action, up to and including dismissal.

A.

An employee who is unable to report for work must notify the designated foreman of the reason(s) for the absence prior to the start of the scheduled shift as promptly as the available means of communication permit.

B.	Supervisors may excuse unscheduled absences arising from reasons beyond an employee’s control provided such absences are infrequent.

C.

At the Company’s discretion, a doctor’s certification may be required for any absence due to a single illness or injury that exceeds three calendar days. The expense of such medical certification will be the responsibility of the employee.

12.7	FMLA Leaves of Absence

All employees will be entitled to Family and Medical Leave (FML) and Military Family Leave (MFL), regardless of the size of the workforce in their geographical location, if they otherwise meet the statutory eligibility requirements (e.g., currently 12 months of employment and at least 1,250 hours worked during the prior 12 month period).

The Company and the Union incorporated into this agreement by reference the provisions and definitions of the Federal Family and Medical Leave Act (FMLA). (29 CFR Part 825) Provisions of FML and MFL are available on-line on the corporate Policies and Procedures page.

2018-2023 Collective Bargaining Agreement

12.8	Bereavement Leave

The Company shall grant a regular employee up to a maximum of four days of paid leave, without the loss of FTO, for a death that occurs in the employee’s immediate family.

For the purposes of this Section, immediate family shall be defined as the employee’s spouse or the following relatives of the employee or spouse:

Child (natural or legally adopted) Grandparents Grandchildren	Parents or Step-Parents Brothers Sisters

For purposes of this section, legally adopted, foster, and in loco parentis relationships, as defined in the FMLA, are considered members of the immediate family. The employer’s right to documentation of family relationship is the same for an individual who asserts an in loco parentis relationship as it is for a biological, adoptive, foster or step parent under FMLA.

12.9	Jury Duty

Jury duty for regular or probationary employees shall be treated as administrative leave without loss of leave or pay.

A.

Service in court when subpoenaed as a witness on behalf of the Company, or when called as an expert on a matter of Company concern or relating to a Company function, shall be treated the same as jury duty.

B.

Fees paid by the court, other than travel or subsistence allowance, shall be deducted from the employee’s pay upon submission of a receipt, which establishes the court compensation. Receipts are due to payroll, no later than two weeks after receipt of jury pay, except that fees paid for court duty that occurs on the employee’s normal non-workdays may be retained by the employee.

1.	Witness service for purposes other than just described shall be covered by FTO.

C.

Employees, upon receiving written notice of being called for jury duty, will immediately provide their foreman with a copy of such notice. In the event an employee called for jury duty is excused, the employee shall return to work within a reasonable time. With prior approval of the foreman, employees shall have the option to use annual leave in lieu of returning to work to complete the regularly scheduled shift.

D.

Employees who are called for jury duty shall, at the employee’s option, be scheduled on the day shift, Monday through Friday, for the duration of the jury duty only, and will be returned to their normal shift under the time limitations covered in this Agreement.

2018-2023 Collective Bargaining Agreement

12.10	Military Leave

All employees covered under this Agreement shall be entitled to administrative leave without pay for any active duty in any Armed Forces component (including units of the National Guard and Reserve) under the terms of the 1994 Uniformed Services Employment and Reemployment Rights Act (USERRA).

A.	Any eligible employee shall be allowed a maximum of 15 days per calendar year for military leave with pay.

B.	Employees are required to present a copy of official orders for active duty as soon as possible to the Company to comply with the law and to allow the Company to reschedule the work force.

C.	Employees on military duty assignments will go back to a 5-8s schedule shift to limit the impact on the employee’s 80 hour pay period.

D.

Compensation employees receive from the military (up to the employee’s normal rate of pay) shall be deducted from the employee’s pay upon submission of a receipt which establishes the appropriate military compensation. Military pay receipts are due to payroll no later than two weeks after receiving military pay.

12.11	Cash-in of FTO

An employee, upon written request twice per calendar year, shall be permitted to cash in up to a maximum of 40 hours of accrued FTO annually, provided the request is made 21 days in advance of the next payroll period.

A.	Hours cashed in shall not be considered compensable hours for the purposes of pension contributions under Section 13.3.

B.	In the event of a bona fide hardship situation, the 21 day notice and cash-in maximum may be waived.

C.	If any portion of the annual limit is not cashed in from the prior three years, it may be carried over up to a maximum of 160 hours of cashable FTO.

D.	All accrued FTO will be cashed out upon an employee’s separation of employment.

12.12	Supplemental Workers Compensation

An on the job injury covered by Workers’ Compensation shall not cause the employee to lose any accrued FTO.

A.

In addition to statutorily provided payments, the Company will compensate the employee 100% of the difference between Workers’ Compensation and the employee’s regular rate of pay until the employee is able to return to duty or medically retired provided however, that such time does not exceed 52 weeks.

2018-2023 Collective Bargaining Agreement

B.

Disability income payments received as a result of Company contributions on the employee’s behalf to the Alaska Electrical Health and Welfare Trust will reduce supplemental workers’ compensation pay provided for in this Section, whether or not the employee applies for the benefits. At no time will total disability benefits delivered be less than or exceed 100% of the employee’s pre-disability net regular pay.

C.	The Supplemental Workers’ Compensation shall cease at the time the employee becomes eligible for benefits under the Company’s long term disability income insurance plan (LTD).

D.	For each hour paid under this Section, the Company shall make the appropriate health and welfare contribution; other contributions however, shall not be applicable.

1.

However, if the employee begins to receive Short or Long Term Disability, under the Alaska Electrical Health & Welfare Trust, and the Short or Long Term Disability includes payment for the employee's Health and Welfare contribution, the Company and the employee shall not be required to make the Health and Welfare contributions. If Short or Long Term Disability no longer covers the employee's Health and Welfare contribution, or if the employee is no longer eligible for Short or Long Term Disability, the Company and the employee will resume making the appropriate Health and Welfare contributions.

a.	The Company shall be responsible for providing the employee with notice that he/she may be eligible for the benefit along with the appropriate forms.

b.	The employee shall be responsible for submitting the completed forms to the Alaska Electrical Trust Fund.

c.	An employee’s supplemental workers’ compensation pay shall not be reduced by employee Health and Welfare premiums avoided through 12.12 (D) 1.

12.13	Supplemental Sick Pay (SSP)

A balance of SSP hours shall be established to provide employees an option to receive full pay during any prolonged non-occupational illness or injury.

A.

SSP hours may be accumulated by converting excess FTO, as described in Section 12.3, or an employee may also voluntarily convert additional FTO to SSP, in eight hour increments, at the end of each calendar year. Except as provided in Appendix III, SSP will not be cashed out upon an employee’s termination of employment.

B.

An employee who has a SSP balance may draw upon that balance commencing the sixth consecutive workday of an absence for the same disability. An employee may also commence using SSP for an extended absence after an intermittent leave of up to 40 hours within 10 consecutive work days for the same disability. SSP shall be paid at 100% of the employee’s straight-time hourly base rate, except for instances when the employee is eligible to receive disability pay from the Health & Welfare Trust. In such cases, the payment shall be adjusted so that the sum of SSP plus disability pay from the Health & Welfare Trust equals the employee’s base rate. SSP may continue until the employee is no longer disabled, or until the employee becomes eligible to receive benefits under the Company’s LTD Plan, whichever occurs first.

2018-2023 Collective Bargaining Agreement

C.

During the first six months of any absence for which the employee is eligible to receive disability payments from the Health & Welfare Trust, the Company shall make required pension contributions for each hour of SSP received by the employee. During such period, however, Health & Welfare contributions shall not be applicable.

12.14	Return to Work

An employee released to return to work after an accident or prolonged medical treatment shall provide the Company with a statement from a licensed medical physician to the effect that the employee is able to resume full duty. If less than full duty can be resumed, and the cause of his absence was:

A.	An On-the-Job Injury - The employee will be permitted to return to work, with the Company utilizing the employee’s capabilities in a manner suitable to the Company.

B.

An Off-the-Job Injury or Prolonged Illness - The employee will not be permitted to return to work until a reduced duty and reduced temporary wage is agreed upon by the Division Vice President and the Union Business Manager, or their designated representatives.

2018-2023 Collective Bargaining Agreement

ARTICLE XIII - EMPLOYEE BENEFITS

13.1	Health & Welfare Plan (“H&W Plan”)

The Company will make monthly contributions to the Alaska Electrical Health & Welfare Trust (“H&W Trust”) on behalf of all regular employees covered under this Agreement, in accordance with the terms of the Plan.

A.

Newly hired and/or rehired employees (not including employees recalled after layoff) will be enrolled in the H&W Plan of their choice on the first day of the month following their first full calendar month of employment. Employees recalled after a layoff will be enrolled in the H&W Plan of their choice beginning on the first of the month following their start date after recall.

B.

The maximum monthly contribution by the Company to the H&W Trust will increase by 15% at the time of the H&W Trust premium increase in 2018, and 5% for 2019 to 2023. Effective at the time of the H&W Trust increase each year, the following rates will apply as the employer contribution amount:

2017	$1,351.40

2018	$1,554.11

2019	$1,631.82

2020	$1,713.41

2021	$1,799.08

2022	$1,889.03

2023	$1,983.48

C.	Any such increase in the Company’s contributions will be effective the first day of the month in which the H&W Trust increase is implemented.

D.

If approved by the H&W Trust, a range of Trust Plan options, i.e. 500, 501, 502, etc., may be made available to individual employees within the bargaining unit. If an employee selects a Trust Plan less expensive than Plan 500, both the Company and the employee will realize the reduced cost, with the company paying 80% and the employee paying 20% of the lower monthly premium. Selection of a more expensive Plan by an employee will not obligate the Company to pay more than the maximum contribution set forth in paragraph B above.

2018-2023 Collective Bargaining Agreement

The Union agrees to make its best efforts to work with the H&W Trust to establish and offer a range of Trust Plan options including low cost catastrophic medical coverage plan for employees desiring such a health coverage plan option.

E.	The Company may offer a Wellness Plan to employees covered under this Agreement, provided that the award of any cash compensation under such Plan requires the mutual agreement of the Union.

F.

Effective commencing the first pay period in January 2018 the Company will apply a subsidy in the amount of $10.00 per pay period to reduce the premium co-pay amount deducted from the paychecks of Schedule B employees. (See Appendix V.)

G.	The Company and the Union have agreed to establish a pro-rated rate for reimbursement of H&W Health Plan benefit premiums to be used when billing for reimbursement of Shop Stewards time.

The rate is established using the following formula:

12 x (monthly H&W premium - employee contribution)/2080 = hourly reimbursement rate

e.g. 12 x ($1232 - $246.60) / 2080 hours = $5.69 / hour reimbursement

This premium will be charged on regular pay hours only for no more than eight hours per day or 40 hours per week.

13.2	Survivor Income Benefits

The Company will fund basic life and accidental dismemberment and death insurance benefits. Additionally, employees will be offered the opportunity to purchase voluntary supplemental life insurance and accidental death and dismemberment coverage. These programs will be provided under the same terms and conditions as it is provided to non-represented employees.

13.3	Retirement

The Company agrees to contribute to the Alaska Electrical Pension Trust Fund (“AEPTF”) on behalf of regular employees covered under the collective bargaining agreement, in accordance with the terms of the Plan.

A.

For newly hired and/or rehired employees (not including employees recalled after layoff), contributions will be made beginning the first day of the month following their first full calendar month of employment. For employees recalled after a layoff, contributions will be made beginning with their first compensable hour of work. The contribution rate shall be as listed in Appendix I per compensable hour of work.

B.

The contribution rate shall be as listed in Appendix I per compensable hour. Contributions will be made on behalf of newly hired employees beginning the first day of the month following their first full month of employment.

C.

Any covered employee who is a participant in the AEPTF may elect to reallocate the contributions made by the Employer to the AEPTF according to the rules regarding the reallocation of contributions from the Defined Benefit Plan to the Defined Contribution Plan as outlined in the Trust Plan documents. If an employee makes application to the Plan Administrator for a reallocation and the application is approved, the Plan Administrator will notify the Employer of the new allocation of contributions. The Employer agrees to remit future contributions according to such instructions, except when it appears that to do so would bring the individual employee’s pension benefit requirements below those necessary to fund the employee’s ultimate pension benefits. The allocation will continue in effect until the Plan Administrator notifies the Employer of a subsequent reallocation or until it appears that the employee’s pension benefit requirements fall below those necessary to fund the employee’s ultimate pension benefits. Nothing in this supplemental agreement will cause the Employer to contribute more or less on behalf of an employee than the amount specified in the collective bargaining agreement.

2018-2023 Collective Bargaining Agreement

13.4	Apprenticeship Training

The Company agrees to contribute $0.15 to the Alaska Joint Electrical Apprenticeship and Training Trust (“AJEA&TT”) per compensable hour for all employees in IBEW Journey and apprenticable positions (Appendix V), except for hours worked by temporary employees described in Section 5.9.

13.5	Alaska Electrical Money Purchase Pension Plan

Regular employees shall be eligible to participate in the Alaska Electrical Money Purchase Pension Plan.

13.6	401(k) Savings Plan

Regular employees shall be eligible to participate in the Company Employee 401 (k) savings plan under the terms and conditions in place as of the effective date of this Agreement. The Parties agree to meet and negotiate over any significant changes to this benefit.

13.7	Movement of Monies

For the year 2020 and the year 2022, the bargaining unit shall be allowed the movement of monies, once per calendar year, from wages to defined benefit pension, so long as:

1)	The negotiated package price does not change;

2)	a majority of those employees in the same classification elect to do so;

3)	The trustees of the respective plans approve all proposed changes.

2018-2023 Collective Bargaining Agreement

13.8	Long Term Disability Income Insurance Plan

The Company will provide Long Term Disability (LTD) Income Insurance Plan benefits for eligible regular, full-time employees.

A.	The provisions of the Company LTD Plan will govern and control in any case where conflict might arise or be claimed to exist between any provision of the LTD Plan and any provision of this Agreement.

B.	The Company will advise the Union in writing before implementing any significant change in the design or administration of the LTD Plan that directly affects the employees covered in this Agreement.

13.9	Communication Services

The Company shall provide employees with a discount of no less than 15% on all ACS residential (non-business) monthly recurring services (Local, Long Distance, Wireless and Internet but not DISH).

Any employee that makes use of a competitor’s service when service is available from ACS shall not be eligible for this benefit on any of their ACS services. Additionally, employees outside of ACS service areas that use the services of a non-IBEW signatory service provider when the services of an IBEW signatory service provider are available shall not be eligible for this benefit (i.e. an employee can choose between MTA television service, GCI television service or DISH TV). If employee elects to use GCI they shall not be eligible for the ACS communication benefit but would receive this benefit if they choose MTA or DISH).

Employees who have two delinquent payments within a 12 month period will lose the Communications Services benefit for one year.

13.10	Education Assistance Program

The Company is committed to providing opportunities for employees to improve present job performance and to prepare for reasonably attainable jobs within the Company.

A.

The Company will reimburse to the employee qualified tuition expense in connection with courses of study from an accredited or state approved post-secondary educational institution, trade school or tuition, as part of an appropriate qualified professional certification provided by a third party vendor that an employee successfully completes, provided that the course of study is related to the employee’s current job or other reasonably attainable Company position. To receive funds or to determine eligibility for classes or certifications, employees should refer to the Company’s Operating Policy and Procedure for the Education Assistance Plan.

2018-2023 Collective Bargaining Agreement

B.

Qualified reimbursable expenses include: tuition, registration fees, examination fees, and laboratory charges provided the employee obtains a satisfactory (“C or better”/”pass”) grade. Student fees, transportation, late fees, drop/add fees and other expenses are not covered.

C.	The refund shall be for 100% of all classes taken each calendar year, up to a yearly limit per employee of $5,000.00.

D.

In order to obtain tuition reimbursement, the employee must have obtained written approval, prior to course enrollment, from their Director or Vice President and Human Resources, that the proposed course is qualified under (A) above, and once the course is completed, provide documentation of successful completion and tuition expenses paid.

E.

At the time of course completion, the employee is required to sign the Request for Education Assistance form committing to repay the Company in the event of voluntary termination within three hundred sixty (360) calendar days after completion of the course. The schedule of required repayment is as follows:

Time of Voluntary Termination after Course Completion	Repayment due to Company
<3 months (90 days)	100%
3 < 6 months (180 days)	75%
6 < 9 months (270 days)	50%
9 <12 months (360 days)	25%
12 +months (361+ days)	0%

13.11	IBEW Hardship and Benevolent Fund (IHBF)

The Company shall deduct from members’ net pay $0.05 per compensable hour worked by all bargaining unit employees. These deductions will be transmitted in accordance with mutually established payroll procedures to the designated Trustee.

13.12	Legal Benefits

Eligible employees will have access to legal benefits through the ACS Employee Assistance Program (EAP). ACS will pay 100% of the cost of the EAP, and maintain the EAP with legal benefits at the current level through the life of the Agreement.

2018-2023 Collective Bargaining Agreement

13.13	FTO Leave Donation

Any employee with a balance of no less than 80 hours of accrued FTO wishing to donate accrued FTO hours may do so in the following manner:

A.	An employee will indicate the amount donated on the appropriate form in increments of not less than four hours.

B.	The Company will, for purposes of computation, apply the donated FTO, prorated, to the recipient's leave account.

C.	Once FTO is donated, it is irretrievable by the donor.

D.	An employee above 440 hours, as of December 31 of any given year, will not be allowed to donate the additional accumulated FTO.

E.	The maximum FTO that an employee may donate in a calendar year is 40 hours.

13.14	Achievers of Excellence.

ACS administers a program called “Achievers of Excellence” that provides recognition for employees who have exemplified the Company’s:

●	Values of ownership, performance, customer service, integrity, urgency and commitment, teamwork and individuality, social responsibilities, and responsibility and accountability;
●	Commitment to growing our number of loyal customers; and
●	Drive to compete as an integrated telecommunications provider.

The IBEW shares the Company’s goal of pursuing excellence and supports its members in demonstrating the Achievers of Excellence values, commitment and drive.

The Company and the Union acknowledge that terms and conditions of employment are a matter of collective bargaining for those workers represented by the IBEW. However, the Parties also recognize that it can be an advantage in a high performance environment to recognize and reward exemplary performance promptly and in a manner that is appropriate under the circumstances.

Accordingly, the Union agrees that the Company may include the represented employees in the Achievers of Excellence program, subject to the following:

1.     Awards under the program may be in the form of cash, a gift (e.g., a gift card, a product, a recognition lunch, etc.), or time off (permission to leave work an hour early on a given day).

2018-2023 Collective Bargaining Agreement

2.     When awards in excess of $250 in value are made to any individual represented employee, the Company will provide written notice to the Union noting the identity of the individual, the amount of the award and the reason for the award.

3.     An award may not be made to the same employee more than once in any calendar quarter.

4.     The issuance of any awards is within the Company’s discretion, although a recommendation for an award to a represented employee may come from within the represented workforce, from a customer, or from the IBEW leadership.

5.     The decision to issue or not issue an award shall not be subject to the grievance procedure, except that the Union may file a grievance at the Second Step of the Grievance Procedure if it has a good faith reason to believe the Company has administered the program in a manner that willfully discriminated against an employee for Union activity or in violation of Section 1.13 (Non-Discrimination).

6.     The Company will ensure that awards are made in a fair and impartial manner, and that employees across the bargaining unit are given consideration for awards on an equitable basis.

2018-2023 Collective Bargaining Agreement

ARTICLE XIV - PAYDAYS

14.1	Paydays

Employees shall be paid on a bi-weekly basis, with regular paydays as designated by the Company. If a payday falls on a holiday or a bank holiday, payday shall be on the preceding business day.

14.2	Wage Increase

Any increase in wages shall be effective on the first day of the pay period closest to the effective date to the payroll action.

14.3	Pay upon Separation

When separated from employment, an employee shall receive all accrued earnings not later than 72 hours from the time of termination, excluding Saturday, Sunday, or legal holiday, or as otherwise required by Alaska law.

14.4	Annual Incentive Compensation

A.	Incentive compensation eliminated for 2017, 2018, and 2019.

B.	Incentive compensation resumes in 2020 (to be paid in 2021) and extends through the payout accrued in 2023 but paid in 2024.

C.

Employees will receive an annual (non-base) cash bonus no later than the first payday in April at the following rates, 1.5% of the employee’s base wage if 95% of the EBITDA Target is met in increments of 0.3% bonus for each 1% increase in EBITDA, up to a maximum of 4.5% if 105% of the EBITDA Target is met. If the combined amount of the base wage increase and the performance bonus is less than Consumer Price Index (CPI) for Anchorage (from July 1, of the year before the performance period to June 30 within the performance period) the bonus will be adjusted so that the combined amount equals the CPI.

2018-2023 Collective Bargaining Agreement

D.	Annual Incentive Calculation Methodology:

1.

Calculations are based on the employee’s regular annual base wage rate for the employee’s time in the represented position. This is the regular base pay rate of the employee through the year excluding any OT, shift differential, or other miscellaneous additional pay.

2.

The base wage rate will be pulled at the end of the performance (calendar) year. Regardless of the number of positions (represented) throughout the year, the calculations are based upon the rate on December 31 and will be the employee’s hourly base rate multiplied by 2080 (full year).

3.

The proration for time in the position, for new employees in a represented classification, will be done on a monthly basis through the end of the calendar year. If an employee is in the position for more than half the month, we will recognize the month as a credited month for payout.

4.

Incentive Compensation will be prorated based on the employee’s FTE status. All employees classified as FTE will be placed at a 1.0 and all PT employees will be classified as a .5 for proration purposes.

5.	If an employee moves between represented and non-represented Incentive Compensation plans, the employee will be paid in accordance to the plan rules and based on their prorated time in each plan.

6.

For the Company payout percentage, EBITDA will be used as the Company performance measure in accordance with the annual goal set by the Company for the corporate annual incentive plan for the payout year.

7.	Employees must be actively employed with Alaska Communications, on the date of the payout, in order to receive payment.

2018-2023 Collective Bargaining Agreement

ARTICLE XV - MISCELLANEOUS

15.1	Tools

A.

The Company agrees to furnish to all employees all necessary equipment, tools, climber pads, climber gaffs for climbers using removable gaffs, climbers, body belts, safety and climber straps and other devices necessary to maintain the standard of service required by the Company and to keep such items in good working condition. The Company shall determine what items will be used by regular employees and necessity for replacement. Worn or broken tools will be replaced by the Company on presentation of such tools by the employee. Unless exceptions are approved by the District Manager, employees are required to turn in all tools and equipment immediately upon separation; will be responsible for loss, theft, and misuse of tools; and replacement of such tools will be at the employee’s expense.

B.

Employees in the Fleet Services unit will furnish their own tools appropriate to their trade and classification level. The Company shall pay such regular employees a tool replacement and steel-toed safety shoes allowance of $100.00 each month payable on a bi-weekly basis.

C.	All employees in classifications involving vehicle maintenance will be required to wear steel-toed safety shoes in their work areas as required.

15.2	Lockers

Where appropriate, the Company will provide lockers for clothing, tools, etc., of employees. Where required, facilities for drying clothing and equipment will be provided.

15.3	Personal Vehicles

No employee shall utilize his own personal vehicle to transport employees, tools and materials to any job or to the shop. Employees shall use vehicles either owned or operated by the Company. With the express approval of the employee’s foreman, an employee may utilize their personal vehicle to report from one work site to another work site and shall be entitled to mileage reimbursement in accordance with the Company’s policy. Employees reporting from one work location to another shall be in pay status.

2018-2023 Collective Bargaining Agreement

15.4	Security Camera and Electronic Monitoring

In order to augment security for the Company’s employees, properties and equipment, and to take actionable measures to provide for a healthy and violence free workplace, the Company and the Union outline the following intentions for the Company’s use of security cameras and electronic monitoring:

A.

The Company’s primary purpose for the installation, monitoring and image management of any security camera system is to ensure employee and property safety. The Company's primary purpose for electronic tracking and monitoring is for business purposes.

B.	The Company's intent is not to continuously monitor any camera or device that has a tracking or monitoring function for the explicit purpose of covert employee supervision.

C.

The Company reserves the right to utilize supplemental camera footage or tracking and surveillance information for a workplace investigation, as long as the standard investigation guidelines are followed and the footage, tracking, and/or surveillance information directly relates to the investigation.

D.

The Company will make a good faith effort to notify the Union ten working days prior to the installation of any new camera(s) added to a work area, or activation of any tracking or surveillance on any device. Notifications for new security cameras will include the location of the camera(s), the general observational area of the camera(s), and the date of expected operation. Notifications for new electronic monitoring devices will include which device, or group of devices, will be activated and the date of expected operation.

E.

The Union will not disseminate nor publish the location(s) of security cameras or electronic monitoring devices, and will refer employee inquiries regarding such devices to Company’s Human Resources department.

15.5	Process and Technology Advisory Committee

A.

The Process & Technology Advisory Committee will be composed of a Vice President and two subject matter experts representing management and the Chief Steward and two subject matter experts representing the Union.

B.

This committee is not a standing committee but the membership of this committee will depend on the Process or Technology or Combination of both needing to be discussed. The purpose of this committee is to review and discuss issues and methods of implementation, and to then forward their recommendations to the leadership of the Company.

15.6	Enterprise Line of Business

A.	Enterprise Line of Business

1.

The ACS Enterprise Line of Business (ELOB) is focused on serving large scale commercial, carrier and government customers. Provision of ELOB services requires an integrated program management structure to operate components that include a fiber optic cable connecting Alaska to the Contiguous United States (CONUS), a diverse fiber optic route between Anchorage and Fairbanks, an in-state fiber network to selected enterprise customer premise locations, and a Vendor operated Network Operations Center (NOC) in CONUS-based hosted facilities.

2018-2023 Collective Bargaining Agreement

2.

The Company’s Enterprise Business Plan is a strategic initiative to maintain revenue growth as traditional services, such as local exchange telephone services, may decline. The ELOB initiative also represents a significant opportunity for the Company’s represented workforce to develop new skills and enhance their professional capabilities and future employment opportunities. The Parties are jointly committed to supporting the successful execution of the Enterprise Business Plan, while concurrently overseeing the skills upgrade and training of the represented workforce to enable them to be successful and participate in the Company’s growth.

B.	Integrated Program Management Structure

1.

The ELOB operates with a multi-location Integrated Network Management Center (I-NMC), linking the Company’s Network Operations Control Center in Anchorage (“Anchorage NOCC”) with the Nortel CONUS-based Network Operations Control Center (“Vendor NOC”). The Vendor NOC is a hosted facility, which includes access to redundant Vendor facilities in other CONUS locations. These hosted facilities can only be operated by Vendor’s employees (“Vendor Staff’). The I-NMC provides the essential business continuity, capabilities and best practices required by sophisticated Enterprise customers and is necessary to the success of the ELOB venture.

2.

Achievement of uninterrupted network monitoring, trouble resolution and managed services offered by the I-NMC necessarily results in a sharing of certain defined responsibilities and job functions between the Anchorage NOC and the Vendor NOC. Such sharing involves work performed by Bargaining Unit members in Anchorage and accordingly requires the agreement and cooperation of the Union, as set forth in this Section.

C.	Anchorage NOC

1.

To support the functionality of the I-NMC, the Anchorage NOC will be fully equipped to provide access to the same systems and technical capabilities that are available in the Vendor NOC. This includes installation of the necessary equipment, such as software, servers and work stations in the Anchorage NOC.

2.

The Anchorage NOC is staffed by represented employees of the Customer Support and Network Management Group (“ACS Staff’), a multi-skilled workforce trained to handle the following two primary areas of responsibility: (1) Managed Services for supporting enterprise customers, and (2) Network Operations.

2018-2023 Collective Bargaining Agreement

D.	Cooperative Sharing Arrangement.

1.

Work currently performed by represented Alaska Communications’ employees falling under these shared responsibilities and the I-NMC is and shall remain Bargaining Unit work. The Union has entered into this cooperative sharing arrangement to facilitate the success of the Enterprise Business Plan and to provide opportunities to Bargaining Unit members to enhance their skill sets and enjoy more rewarding careers.

2.

Pursuant to this Section, Alaska Communications Staff and Vendor Staff, in jointly supporting the integrated functions of the I-NMC, will share the responsibilities for performing the monitoring, surveillance and performance management of the Alaska Communications network with regard to functions related to reporting, escalations, 1st level restoration, internal and external coordination. These shared responsibilities and the procedures for their implementation are documented in the Operations Plan, which has been furnished to the Union. This Operation Plan follows and implements the guidelines set forth below. The Company will notify the Union in advance and offer the opportunity for comment before making substantive modifications to the Operations Plan in the future. To the extent that the effect of any such proposed modifications would be to alter the terms of this Section or negatively impact the Bargaining Unit, the Parties will reach mutual agreement prior to implementation of the changes.

E.	Guidelines for the Multi-Location I-NMC

1.	Staffing and Operations:

a.	The I-NMC will operate on a 7x24 basis, 365 days a year.

b.

It will be jointly staffed by Vendor Staff based in Vendor locations and Alaska-based Alaska Communications Staff. Both Vendor and ACS shall contribute staff for every shift and this multi-location team will jointly monitor the entire ACS network.

c.	Alaska Communications Staff assigned to the I-NMC shall be subject to the terms of the Collective Bargaining Agreement.

d.	Specific team size for every shift in the Anchorage NOC shall be determined by the Company.

e.	The Anchorage NOC will use the systems infrastructure (e.g. software, servers, work stations) provided by the Vendor.

f.	Operation of the I-NMC will follow detailed processes and procedures to be developed jointly by Alaska Communications and Vendor.

g.	Alaska Communications staff will be trained and equipped to perform all essential I-NMC functions performed by Vendor staff, ensuring parity of skills within the team.

2018-2023 Collective Bargaining Agreement

2.	I-NMC Monitoring Activities:

a.

Support the Alaska Communications’ network, including wireline, wireless, internet, local, long distance, voice, data, submarine, terrestrial, various applications (e.g., voice mail, etc.) and other services, both within and outside of Alaska.

b.	Reactive fault management, which consists of:

i.	network alarm monitoring, and

ii.	1st level restoration.

c.	Fault escalations for restoration purposes to appropriate Alaska Communications’ Staff or network element Vendors (e.g., Nortel, Cisco, etc.) based on defined processes and procedures.

d.	Monitoring and reporting network change management activity and compliance with the Company’s current network change control policies and procedures.

e.	Monitoring and reporting of all outages, including the reporting of progress, internal and third party coordination, resolution escalations as appropriate, etc.

f.

Serving as a point of contact for Lawful Intercept requests from law enforcement, including any Emergency Call Tracing, as authorized by the Company’s legal department or pursuant to established Alaska Communications’ policies and procedures.

g.

Maintaining familiarity with and adherence to customer Service Level Agreement (“SLA”) service levels and monitoring of customer specific solutions (e.g., E911, etc.), in order to escalate problems immediately within Alaska Communications.

3.	Call Outs:

a.

Call outs of Tier 3 Staff or other Alaska Communications resources necessary to address customer initiated trouble calls shall primarily be made by the Alaska Communications’ Customer Support and Network Management Group or by the Alaska Communications’ dispatch function, as warranted.

b.

If circumstances arise where the Vendor NOC becomes aware of a need to initiate a call out to address customer initiated trouble calls the Vendor Staff will report the need to the Anchorage NOC. Only in a service affecting situation when the Anchorage NOC is unable to make the call out, for whatever reason, will the Vendor NOCC attempt to contact Alaska Communications’ Tier 3 Staff directly.

2018-2023 Collective Bargaining Agreement

c.	All “call outs” will be executed in a manner necessary to meet SLAs and consistent with safe working procedures.

d.	Call outs for non customer initiated trouble calls will be made by the I-NMC staff of either the Vendor or ACS.

4.	Catastrophic Failures:

a.

In the case of a catastrophic failure of the Anchorage NOC, the Vendor NOC shall become the primary NOC with all responsibilities of reporting any outages or system failures, escalations, internal and external coordination of the total Alaska Communications’ network.

b.	In the case of a catastrophic failure of the Vendor NOC, the Anchorage NOC may be assigned some or all of the Vendor NOC responsibilities or may work with a back-up Vendor NOC if necessary.

5.	ACS Customer Support and Network Management Group:

a.	Staff the Anchorage NOC for performing the functions described above.

b.	Perform the responsibilities of Tier 2 Trouble Resolution and Managed Services Desk.

F.	Training and Development of Alaska Communications’ Staff

1.

Alaska Communications’ views network monitoring as a core competency. Accordingly, the Company shall train and maintain the skills to effectively perform network monitoring activities as a long-term part of its Enterprise Business Plan.

2.

The Company shall develop and maintain a Comprehensive Training Program to provide the necessary training and certifications for Bargaining Unit employees assigned to the Customer Support and Network Management Group. It is understood that ongoing training on Enterprise customer requirements, including SLA’s and new services, technologies, and equipment needed to serve these customers, will be covered under the training program.

3.

Alaska Communications’ shall invest no less than $250,000 per year for 2010 and 2011 for the Comprehensive Training Program and other training for Bargaining Unit employees in the Network functional area, which includes the Customer Support and Network Management Group. The Company will meet with the Union annually, on or before March 1 of each year, to provide an overview of the Comprehensive Training Program and such other training planned for the Network functional area.

4.

These training programs will be designed to provide the Bargaining Unit employees with the skills needed to support the Company’s current and potential new lines of business, respond to technology changes and expand employment opportunities for the represented workforce.

2018-2023 Collective Bargaining Agreement

5.

The Company agrees that no represented Alaska Communications’ employee will lose employment as a result of this sharing of responsibilities and the necessity of any work being performed by such Vendor NOC. Further, Alaska Communications’ Staff will be maintained at a level that permits adequate staffing of the Anchorage NOC and supports the training and development commitments to the employees.

G.	Subcontracting

1.

Terrestrial cable-related construction and maintenance activities in Alaska will be governed by the relevant provisions of the Collective Bargaining Agreement. This includes right of way clearing, installation of power to the structures or in the structures, for telecommunications cable and equipment design and installation up to the demarcation at the SONET Interface to the Submarine Line Terminating Equipment (SLTE).

H.	Implementation, Interpretation and Dispute Resolution

This Section represents the Parties’ full and final agreement addressing issues arising from the development, design, construction and operation of the ELOB.

This Section does not expand the scope of Bargaining Unit work.

All terms in this Section shall be construed and interpreted under the framework of the Collective Bargaining Agreement. However, to the extent that any specific provision of this Section is inconsistent with the terms of the Collective Bargaining, this Section shall control.

To facilitate prompt resolution of any disputes arising under this Section, a grievance related to and arising under the terms of this Section may be brought at the second step of the grievance procedure.

For purposes of this Section “1st level restoration” is defined as the initial process of remote fault clearing, problem resolution and device restoration. Examples include circuit resets, software reloads, processor activity switch, protect patch switch, etc.

15.7	Providence Contracts

The Company and the Union recognize that customer requirements can place additional terms and conditions upon Alaska Communications employees who perform work on those projects. In order for Alaska Communications to secure ongoing work from Providence Health and Services, and in order for bargaining unit personnel to continue to perform this work, the Company and the Union agree to the following terms:

A.

The Company will endeavor to secure volunteers for work on Providence property or the Providence network. If the Company is not able to secure enough volunteers to form a large enough pool of workers to perform the work, the least senior qualified employee in that classification and district will be added to the pool.

2018-2023 Collective Bargaining Agreement

B.

Employees in the pool of available employees will be subject to enhanced background checks, drug screening, and medical screening as specified in Amendment No. 1 to Alaska Communications Master Enterprise Services Agreement (on file with Human Resources). Such employees will need to successfully pass the enhanced background check, drug screening, and medical screening in order to complete work for the Customer.

C.	The Company agrees to cover all costs of initial and/or annual screenings and vaccinations.

15.8	ConocoPhillips Alaska Agreement

In order to create a presence on the North Slope, the Company has established a business relationship with ConocoPhillips Alaska (CPA). The Company and the Union agree to the following:

A.

All Bargaining Unit employees assigned to work at a ConocoPhillips Alaska property will abide by all provisions as outlined in the Master Services Agreement (MSA) between the two companies. The Company agrees to provide the Union with any modifications to the MSA which directly affect Bargaining Unit employees.

B.	All Bargaining Unit employees assigned to work at a ConocoPhillips Alaska property will participate in a CPA DOT-Random pool, separate from ACS’ standard DOT-Random pool, conducted by ACS.

C.

All Bargaining Unit employees assigned to work at a ConocoPhillips Alaska property will abide by all provisions as outlined in the CPA’s Code of Business Ethics and Conduct, and will sign the acknowledgement form located in the “CPA/ACS - Master Services Agreement Policy 511.1”.

D.

The Union agrees to waive 1.8 Subcontracting to allow only those non-signatory contractors outlined in the MSA to submit bids for subcontracting work on CPA projects, as required by the MSA. This waiver is exclusively for CPA subcontracting projects on the North Slope.

E.

The Union agrees to allow ACS to offer employment to the individuals performing this work for the outgoing contractor, an IBEW-signatory employer, to be directly hired by Alaska Communications into the Slope Technician classification. Future hires into this classification will be done in accordance with Article V of the Collective Bargaining Agreement.

The Parties agree that this in no way modifies, substitutes, or changes any of the provisions of the Collective Bargaining Agreement (‘CBA’) between the Parties.

2018-2023 Collective Bargaining Agreement

15.9	Bidder List

A.	The Union will be on the bidder list for all projects involving new construction, communications maintenance, and electrical work.

15.10	Telecommuting

A.

Based upon various factors such as broadband connectivity, suitability of environment, and typical efficiency and performance of the employee the Company may, at its own discretion, approve telecommuting arrangements for employees.

B.	The Company and the Union have mutually agreed to a telecommuting policy. The policy and any associated worksheets or forms are on file with the Company and the Union.

C.

Changes or modifications to the telecommuting policy that affect terms and conditions of represented employees and that are not the result of changes to federal, state, or municipal legislation or ordinance will be negotiated by the Parties and subject to the grievance and arbitration process.

D.

The Company will inform the Union of any changes in the telecommuting policy required under federal, state, or municipal law or regulation. The Company will provide written notice of the change prior to implementation, when possible.

E.	The Company will reimburse employees for all required work-related communications charges in accordance with the policy referenced in “B” above.

2018-2023 Collective Bargaining Agreement

15.11	Jurisdictional Lines

The Parties agree to the following jurisdictional lines between Bargaining Unit and non-bargaining unit work at Alaska Communications and its subsidiaries (“the Company”).

1.	Jurisdictional Lines
I.
a.

Service Flow – The parties agree to the following Service Flow Chart. Green represents Alaska Communications Bargaining Unit work. Red represents non-Bargaining Unit work. Yellow depicts areas where work may be performed by either non-Bargaining Unit employees and/or Bargaining Unit employees.

b.	Firewalls
i.

Customer premise equipment firewalls (hardware and software) provided as part of a telecommunications solution between the public network and the customer network will be Engineered, Configured, Managed, and Deployed by Alaska Communications Bargaining Unit employees. Managed security services (not firewalls) offered by the Company (e.g., IT Security Appliances, IPS (intrusion protection services), Application Control, Content Filtering, graphical logs, gateway Anti-Virus/Anti-SPAM, Reputation Services, and user awareness) will be Engineered, Configured, Managed, and Deployed by Alaska Communications non-Bargaining Unit employees/contractors, except as noted in d.i (Integrated Access Devices) below.

ii.

Deployment of an integrated customer premise equipment security device that is more than a firewall, (e.g., IT Security Appliances, IPS (intrusion protection services) Application Control, Content Filtering, graphical logs, gateway Anti-Virus/Anti-SPAM, Reputation Services, and user awareness) and is not performing a Network function, will be physically Deployed by Alaska Communications Bargaining Unit personnel. Engineering, Configuration, and Management of the integrated customer premise equipment security device will be performed by Alaska Communications non-Bargaining Unit employees and/or contractors, or Alaska Communications Bargaining Unit employees at Management’s discretion as assigned from time to time. To be considered an integrated security device, there must be multiple security features deployed on the integrated customer premise equipment security device (i.e., – more features than a firewall).

2018-2023 Collective Bargaining Agreement

iii.

Cloud based security solutions not deployed as a part of the Alaska Communications Telecommunications Solution will be Configured, Deployed, and Managed by Alaska Communications non-Bargaining Unit employees and/or contractors, or Alaska Communications Bargaining Unit employees at Management’s discretion as assigned from time to time.

iv.	Specific customer security requirements may require use of third party solutions not provided by Alaska Communications employees – (e.g., HIPAA Business Associate Agreement, CJIS, etc.).

c.	Routers
i.	Customer premise equipment routers (hardware and software) will be Engineered, Configured, Managed, and Deployed by Alaska Communications Bargaining Unit employees.

d.	Integrated Access Devices
i.

Where multiple functions are included and deployed in one customer premise device (combination router, firewall, switch, security features, etc.), and services can be partitioned for different users, the services identified in this attachment as Bargaining Unit work will be performed by Bargaining Unit employees and services identified in this attachment as non-Bargaining Unit work will be performed by non-Bargaining Unit employees, cloud-based vendors, and/or contractors. Bargaining Unit employees will administer device access and permissions. Bargaining Unit employees will physically Deploy the device.

e.	Wide Area Network (WAN) Optimization
i.	Customer premise equipment WAN optimization (hardware and software) provided will be Engineered, Configured, Managed, and Deployed by Alaska Communications Bargaining Unit employees.

f.	Local Area Network (LAN) Switch
i.	Deployment of all LAN switch hardware at the customer premise will be performed by Alaska Communications Bargaining Unit employees, unless mutually agreed otherwise.
ii.

For LAN switches deployed as part of a Telecommunication Solution (e.g., to support a PBX) or where Managed IT services are not provided to the customer, Alaska Communications Bargaining Unit employees will Engineer, Configure, and Manage the LAN switch.

iii.

For LAN switches deployed as part of an IT infrastructure, the Engineering, Configuration, and Management will be performed by Alaska Communications non-Bargaining Unit employees and/or contractors, or Alaska Communications Bargaining Unit employees at Management’s discretion as assigned from time to time.

iv.	The Company may use a two-box solution comprised of f ii and f iii above.

2018-2023 Collective Bargaining Agreement

g.	Network Function Virtualization (NFV)
i.

Hardware and software that is deployed utilizing NFV as part of the Alaska Communications Telecommunications Solution which provides the same functions described above that are identified as Alaska Communications Bargaining Unit work will be Engineered, Configured, Managed, and Deployed by Alaska Communications Bargaining Unit employees.

ii.

Cloud based Vendor NFV solutions not deployed as part of the Alaska Communications Telecommunication Solution will be Engineered, Configured, Deployed, and Managed by Alaska Communications non-Bargaining Unit employees and/or contractors, or Alaska Communications Bargaining Unit employees at Management’s discretion as assigned from time to time.

h.	PBX/Hosted VoIP
i.	Customer premise PBX (hardware and software) will be Designed, Engineered, Configured, Managed, and Deployed by Alaska Communications Bargaining Unit employees.
ii.

Alaska Communications Hosted VoIP provided on our core telecommunications network (e.g., MetaSwitch) – in the network and customer premise will be Engineered, Configured, Deployed, and Managed by Alaska Communications Bargaining Unit employees.

iii.

Other third party cloud based VoIP solutions not deployed as part of the Alaska Communications Telecommunications Solution will be Designed, Engineered, Configured, and Managed by the vendor, Alaska Communications non-Bargaining Unit employees and/or contractors, or Alaska Communications Bargaining Unit employees at Management’s discretion (as assigned from time to time) except phones at the customer premise will be deployed by Alaska Communications Bargaining Unit employees (e.g., Mitel Cloud, Avaya Cloud manufacturer hosted solution, etc.).

i.	Inside Wiring
i.	Customer inside wiring will be Engineered and Deployed by Alaska Communications Bargaining Unit employees.

j.	Consumer Wireless MDU
i.	Bargaining Unit employees will Engineer, Configure, Deploy, and Manage commercially launched consumer MDU solutions.
ii.

Cloud based Vendor wireless MDU solutions not deployed as part of the Alaska Communications Telecommunications Solution will be Engineered, Configured, Deployed, and Managed by Alaska Communications non-Bargaining Unit employees and/or contractors, or Alaska Communications Bargaining Unit employees at Management’s discretion as assigned from time to time. Alaska Communications Bargaining Unit employees will deploy equipment at the customer premise.

2018-2023 Collective Bargaining Agreement

k.	Nothing in this Section constitutes a waiver of any part of the Collective Bargaining Agreement.

l.	The Parties may meet as needed to discuss industry technology changes. Any exceptions to this Section will be mutually agreed to by the Parties.

2.	Settlement Payments:
a.

The Employer agrees to make an annual (non-base) cash payment for each of the years specified below (2017-2018), to be equally divided among all members of the ACS bargaining unit actively employed on the date this Agreement was signed and who are actively employed on the date of payment for each specified year. The amounts below are total gross dollars, and all required taxes, withholdings, deductions, and assessments will be deducted from each eligible employee’s paycheck.

i.	$250,000 on the regular pay date associated with the 2nd pay period in June 2017.
ii.	$250,000 on the regular pay date associated with the 2nd pay period in December 2018.

3.	Potential Representation of System Administrators, Solution Architects, and Internal Service Desk Technicians:
a.

The Union waives the right to represent employees in the Solution Architects, Systems Administrators (Systems Administrators I, II, III, IV, and Technical Team Leads), and Internal Service Desk Technician classifications until November 23, 2019. After this date, the parties agree to the following process:

i.	If the Union obtains a showing of majority status of employees in any of the three, separate following Groups:
a.	Group 1 – Solution Architects;
b.	Group 2 – Systems Administrators (i.e., Systems Administrators I, II, III, IV and Technical Team Leads);
c.	Group 3 – Internal Service Desk Technicians

The Company will voluntarily recognize the Union as the representative of the employees in such Group, and the parties will negotiate appropriate terms and conditions of employment (e.g., as the parties negotiated terms and conditions for Slope Technicians) for employees in the specific group within the ACS CBA. If, however, after November 23, 2019, the Union seeks to organize any alternative subset of the employees designated in Paragraph VI.a., (e.g., only the System Administrators I) the Company and the Union will retain all rights and obligations under the NLRA, and the Employer is not obligated to grant voluntary recognition under Section 1.9 of the CBA.

2018-2023 Collective Bargaining Agreement

Definitions

Design – pre-sales activity to develop a solution for a customer. Pre-sales design for all the aforementioned services are performed by Alaska Communications non-Bargaining Unit employees (e.g. – Sales Engineers and Solutions Architects), except for PBX services that are designed by Alaska Communications Bargaining Unit employees.

Engineering – post sales activity to actualize the pre-sale design sold to the customer.

Configure - the process of setting network controls, flow, and operation to support the customer premise equipment.

Deploy/Deployment – physical placement or installation of customer premise equipment or cable at the customer location.

Manage – on-going monitoring, troubleshooting, and maintaining of customer premise equipment.

Telecommunication Solution includes voice, data, and internet services delivered on the Alaska Communications Network (including the underlying equipment, etc. to engineer, configure, and manage) and may include a Firewall, WAN Optimization, Router, Switch, PBX, Hosted VoIP, or e911 at the customer premise or virtualized in the Alaska Communications Network.

2018-2023 Collective Bargaining Agreement

APPENDIX I -WAGE STRUCTURE

2018

Alaska Communications Union Wage Structure for those hired *prior* to January 1, 2013

As of first full payroll period after January 1, 2018

Network Technician

		Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos	Step 6 30 mos
4	General Foreman	LA4A0A		*	*					
3	Network Technician Foreman	LA3A0A		**	**					
2	Network Technician	UA2A0A	A55	$ 8.00	37.09	38.01	38.93	39.87	40.79	41.72
		UA2CGA	G35	$ 8.00	43.78					

Field Technician

		Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos	Step 6 30 mos
4	General Foreman	LB4A0A		*	*					
3	Field Technician Foreman	LB3A0A		**	**					
2	Field Technician	UB2A0A	A55	$ 8.00	37.09	38.01	38.93	39.87	40.79	41.72
		UB2BGA	G27	$ 8.00	43.78					
1					**0 hrs**	**1600 hrs**	**3200 hrs**	**4800 hrs**	**6400 hrs**	**8000 hrs**
	NonJrny Field Technicians	UB1A0A	A50	$ 8.00	24.11	26.70	29.30	31.90	34.48	37.09

Network Engineer

		Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos	Step 6 30 mos
5	Network Engineering Foreman	LC5A0A		**	**					
4	Network Engineer IV	UC4A0A	A56	$ 8.00	39.05	39.91	40.78	41.64	42.51	43.39
3	Network Engineer III	UC3A0A	A55	$ 8.00	37.09	38.01	38.93	39.87	40.79	41.72
2	Network Engineer II	UC2A0A	A52	$ 5.25	31.46	33.06	34.64	36.24	37.82	39.41
1	Network Engineer I	UC1A0A	A53	$ 5.25	31.84	32.55	33.27	33.98	34.68	35.39
	Network Engineer I, Trainee	UC1ATA	T51	$ 5.25	22.30	25.47	28.66			

Systems Engineer

		Job Code	Grade	Pension	Entry	Target	Max
3	Systems Engineer Foreman	LD3A0A	A59	**			
2	Systems Engineer II	UD2A0A	A58	$ 8.00	92,499.75	108,133.69	121,161.16
	Systems Engineer II, Trainee	UD2ATA	T58				
1	Systems Engineer I	UD1A0A	A57	$ 8.00	72,957.94	88,591.87	91,197.13
	Systems Engineer I, Trainee	UD1ATA	T57				

Fleet Service Technician

		Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos	Step 6 30 mos
4	Fleet Service Foreman	LF4A0A		**	**					
3	Fleet Service Technician III	UF3A0A	A54	$ 8.00	33.38	34.12	34.86	35.60	36.34	37.09
	Fleet Service Technician III, Trainee	UF3ATA	T54	$ 8.00	23.37	26.71	30.05			
2	Fleet Service Technician II	UF2A0B	B21	$ 5.25	31.84	32.73	33.62	34.49	35.39	0.00
	Fleet Service Technician II, Trainee	UF2ATB	T21	$ 5.25	25.47	28.66				
1	Fleet Service Technician I	UF1A0B	B15	$ 5.25	24.52	25.39	26.23	27.26	27.93	0.00
	Fleet Service Technician I, Trainee	UF1ATB	T15	$ 5.25	19.62	22.07				

Chief Shop Steward

		Job Code	Grade	Pension	Step 1 Start
1	Chief Shop Steward	UG1A0A	G39	$ 8.00	***

2018-2023 Collective Bargaining Agreement

Materials Management Specialist

		Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos	Step 6 30 mos
4	Materials Management Foreman	LH4A0B		**	**					
3	Materials Management Specialist II.a	UH3A0B	B17	$ 8.00	26.26	27.58	28.89	30.21	31.52	32.84
2	Materials Management Specialist II	UH2A0B	B11	$ 6.00	20.93	22.33	23.72	25.11	26.51	27.91
	Materials Management Specialist II, Trainee	UH2ATB	T11	$ 6.00	18.84					
1	Materials Management Specialist I	UH1A0B	B12	$ 4.50	21.24	21.67	22.13	22.57	23.00	
	Materials Management Specialist I, Trainee	UH1ATB	T12	$ 4.50	16.99	19.12				
0	Materials Management Assistant	UH0A0B			16.69	(Student Hires - not eligible for pension)				

Business Support Specialist

		Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos
6	Lead Business Support Specialist	LI6A0B		**	**				
5	Business Support Specialist V	UI5A0B	B16	$ 4.25	24.76	25.42	26.08	26.73	27.40
	Business Support Specialist V, Trainee	UI5ATB	T16	$ 4.25	19.80	22.28			
4	Business Support Specialist IV	UI4A0B	B06	$ 4.25	16.85	19.16	21.46	23.77	26.10
	Business Support Specialist IV, Trainee	UI4ATB	T06	$ 4.25	13.48	15.17			
3	Business Support Specialist III	UI3A0B	B07	$ 4.75	16.86	18.84	20.81	22.78	24.77
	Business Support Specialist III, Trainee	UI3ATB	T07	$ 4.75	13.06	14.69			
2	Business Support Specialist II	UI2A0B	B12	$ 4.75	21.24	21.67	22.13	22.57	23.00
		UI2AGB	G06	$ 4.75	24.64; 32.51				
	Business Support Specialist II, Trainee	UI2ATB	T12	$ 4.75	16.99	19.12			
1	Business Support Specialist I	UI1A0B	B10	$ 4.75	20.47	20.89	21.33	21.76	22.19
	Business Support Specialist I, Trainee	UI1ATB	T10	$ 4.75	16.37	18.42			

Service Delivery Specialist

		Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos	Step 6 30 mos
6	Lead Service Delivery Specialist	LJ6A0B		**	**					
	Lead Service Delivery Specialist over SDS V	LJ6B0A		**	**					
	Lead Service Delivery Specialist over SDS IV	LJ6C0A		**	**					
5	Service Delivery Specialist V	UJ5A0A	A55	$ 8.00	37.09	38.01	38.93	39.87	40.79	41.72
4		UJ4BGA	G22	$ 8.00	39.06					
	Service Delivery Specialist IV	UJ4A0A	B23	$ 8.00	33.38	34.12	34.86	35.60	36.34	37.09
	Service Delivery Specialist IV, Trainee	UJ4ATB	T23	$ 8.00	23.37	26.71	30.05			
3	Service Delivery Specialist III	UJ3A0B	B19	$ 6.25	30.74	31.60	32.46	33.32	34.17	
	Service Delivery Specialist III, Trainee	UJ3ATB	T19	$ 6.25	24.60	27.67		0.00	0.00	
2	Service Delivery Specialist II	UJ2A0B	B18	$ 4.25	28.33	28.76	29.20	29.64	30.08	
	Service Delivery Specialist II, Trainee	UJ2ATB	T18	$ 4.25	22.66	25.50				
1	Service Delivery Specialist I	UJ1A0B	B06	$ 4.25	16.85	19.16	21.46	23.77	26.10	
	Service Delivery Specialist I, Trainee	UJ1ATB	T06	$ 4.25	13.48	15.17

2018-2023 Collective Bargaining Agreement

Sales and Service Associate

Level	Title	Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos
5	General Lead, Sales and Service Associate	LK5A0B		**	**				
4	Lead Sales and Service Associate	LK4A0B		**	**				
		LK4EGB	G11	$ 4.25	30.51				
3	Sales and Service Associate III	UK3A0B	B16	$ 4.25	24.76	25.42	26.08	26.73	27.40
	Sales and Service Associate III, Trainee	UK3ATB	T16	$ 4.25	19.80	22.28			
2	Sales and Service Associate II	UK2A0B	B14		23.77	24.09	24.40	24.72	25.03
					4.00	*4.25*	*4.25*	*4.25*	*4.25*
	Sales and Service Associate II, Trainee	UK2ATB	T14	$ 4.25	19.02	21.40			
Level 1	Sales and Service Associate I	UK1A0B	B05		16.39	18.50	20.34	21.98	23.12
					3.25	*3.50*	*3.75*	*4.00*	*4.25*
		UK1B0B	B05		16.39	18.50	20.34	21.98	23.12
					3.25	*3.50*	*3.75*	*4.00*	*4.25*
		UK1CGB	G04	$ 4.25	24.34				
	Sales and Service Associate I, Trainee	UK1ATB	T01	$ 4.75	13.12	14.75			
0	Sales Assistant	UK0A0B	PT1		12.95	(Student Hires - not eligible for pension)			

Technical Support Specialist

Level	Title	Job Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos	Step 5 24 mos
4	Lead Technical Support Specialist	LL4A0B		**	**				
3	Technical Support Specialist III	UL3A0B	B09	$ 4.25	19.54	22.03	24.50	26.99	29.48
	Technical Support Specialist III, Trainee	UL3ATB	T09	$ 4.25	15.63	17.58			
Level 2		UL2BGB	G07	$ 4.25	19.06	21.01	22.95	24.89	26.83
	Technical Support Specialist II	UL2A0B	B02	$ 4.00	15.88	18.08	20.28	22.47	24.68
		UL2DGB	G08	$ 4.00	25.96				
	Technical Support Specialist II, Trainee	UL2ATB	T02	$ 4.00	12.71	14.30			
1	Technical Support Specialist I	UL1A0B	B03	$ 4.25	16.14	18.84	21.56	22.57	23.57
		UL1BGB	G02	$ 4.25	25.65				
	Technical Support Specialist I, Trainee	UL1ATB	T03	$ 4.25	12.91	14.52			

* General Foreman - See CBA 7.1 D

** Foreman - See CBA 7.1

**** SSA Pension - .50/hr, 401k up to 10% match

***** SSA Pension - Article 6

2018-2023 Collective Bargaining Agreement

Materials Management Specialist

Level	Title	Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos
4	Materials Management Foreman	FH4A0B	N01	**	**			
3								
2	Materials Management Specialist II	NH2A0B	N30	$ 6.00	22.12	23.51	24.90	26.31
	Materials Management Specialist II, Trainee	NH2ATB	N29	$ 6.00	19.91			
1	Materials Management Specialist I	NH1A0B	N14	$ 4.50	20.91	21.36	21.79	
	Materials Management Specialist I, Trainee	NH1ATB	N13	$ 4.50	16.73	18.82		
0	Materials Management Assistant	NH0A0B	N77		16.69	(Student Hires-not eligible for pension)		

Business Support Specialist

Level	Title	Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos
6	Lead Business Support Specialist	FI6A0B	N01	**	**		
5	Business Support Specialist V	NI5A0B	N32	$ 4.25	24.95	25.60	26.27
	Business Support Specialist V, Trainee	NI5ATB	N31	$ 4.25	19.96	22.45	
4	Business Support Specialist IV	NI4A0B	N28	$ 4.25	20.32	22.64	24.96
	Business Support Specialist IV, Trainee	NI4ATB	N27	$ 4.25	16.25	18.29	
3	Business Support Specialist III	NI3A0B	N20	$ 4.75	19.40	21.38	23.36
	Business Support Specialist III, Trainee	NI3ATB	N19	$ 4.75	15.10	16.98	
2	Business Support Specialist II	NI2A0B	N12	$ 4.75	20.85	21.29	21.72
	Business Support Specialist II, Trainee	NI2ATB	N11	$ 4.75	16.68	18.77	
1	Business Support Specialist I	NI1A0B	N10	$ 4.75	20.06	20.49	20.91
	Business Support Specialist I, Trainee	NI1ATB	N09	$ 4.75	16.04	18.05	

Service Delivery Specialist

Level	Title	Code	Grade	Pension	Step 1 Start	Step 2 6 mos	Step 3 12 mos	Step 4 18 mos
6	Lead Service Delivery Specialist	FJ6A0B	N01	**	**			
	Lead Service Delivery Specialist over SDS V	FJ6B0A	N01	**	**			
	Lead Service Delivery Specialist over SDS IV	FJ6C0A	N01	**	**			
5	Service Delivery Specialist V	NJ5A0A	N56	$ 8.00	36.79	37.73	38.64	39.57
4	Service Delivery Specialist IV	NJ4A0A	N52	$ 8.00	32.72	33.46	34.20	34.95
	Service Delivery Specialist IV, Trainee	NJ4ATA	N51	$ 8.00	22.91	26.17	29.45	
3	Service Delivery Specialist III	NJ3A0B	N44	$ 6.25	30.79	31.64	32.49	
	Service Delivery Specialist III, Trainee	NJ3ATB	N43	$ 6.25	24.63	27.71		
2	Service Delivery Specialist II	NJ2A0B	N40	$ 4.25	28.06	28.51	28.95	
	Service Delivery Specialist II, Trainee	NJ2ATB	N39	$ 4.25	22.45	25.25		
1	Service Delivery Specialist I	NJ1A0B	N28	$ 4.25	20.32	22.64	24.96	
	Service Delivery Specialist I, Trainee	NJ1ATB	N27	$ 4.25	16.25	18.29

2018-2023 Collective Bargaining Agreement

Sales and Service Associate

				Pension	Step 1	Step 2	Step 3	Step 4	Step 5
					Start	6 mos	12 mos	18 mos	24 mos
5	General Lead, Sales and Service Associate	FK5A0B	N01	**	**				
4	Lead Sales and Service Associate	FK4A0B	N01	**	**				
3	Sales and Service Associate III	NK3A0B	N34	****	24.76	25.42	26.08	26.73	27.40
	Sales and Service Associate III, Trainee	NK3ATB	N33	****	19.80	22.28			
2	Sales and Service Associate II	NK2A0B	N26	****	23.77	24.09	24.40	24.72	25.03
	Sales and Service Associate II, Trainee	NK2ATB	N25	****	19.02	21.68			
1	Sales and Service Associate I	NK1A0B	N16	****	16.39	18.50	20.34	21.98	23.12
	Sales and Service Associate I Floater	NK1B0B	N16	****	16.39	18.50	20.34	21.98	23.12
	Sales and Service Associate I PT-VW	NK1C0B	N17	*****	16.39	18.50	20.34	21.98	23.12
					0 hrs	1,000 hrs	2,000 hrs	3,000 hrs	4,000 hrs
	Sales and Service Associate I, Trainee	NK1ATB	N15	****	13.12	14.75			
0	Sales Assistant	NK0A0B	N79		12.95	(Student Hires-not eligible for pension)			

Technical Support Specialist

				Pension	Step 1	Step 2	Step 3
					Start	6 mos	12 mos
4	Lead Technical Support Specialist	FL4A0B	N01	**	**		
3	Technical Support Specialist III	NL3A0B	N38	$ 4.25	23.37	25.85	28.35
	Technical Support Specialist III, Trainee	NL3ATB	N37	$ 4.25	18.69	21.04	
2	Technical Support Specialist II	NL2A0B	N24	$ 4.00	19.21	21.41	23.60
	Technical Support Specialist II, Trainee	NL2ATB	N23	$ 4.00	15.37	17.29	
1	Technical Support Specialist I	NL1A0B	N18	$ 4.25	20.43	21.43	22.43
	Technical Support Specialist I, Trainee	NL1ATB	N17	$ 4.25	16.34	18.39	

Home Services Technician

				Pension	Step 1	Step 2	Step 3	Step 4	Step 5	Step 6
					0 Hrs	1600 Hrs	3200 Hrs	4800 Hrs	6400 Hrs	8000 Hrs
2	Home Services Technician II	NM2A0B		$ 4.00	23.41	24.97	27.05			
				$ 5.00				29.64	32.26	34.75
1	Home Services Technician I	NM2B0B			Start	6 mos	12 mos			
				$ 4.00	23.98	24.68	25.41			

Slope Technician

				Pension	Step 1	Step 2	Step 3	Step 4	Step 5	Step 6
					Start	6 mos	12 mos	18 mos	24 mos	30 mos
2	Slope Tech Foreman	NM2A0A		**	**					
1	Slope Technician	NM1A0A	N80	$ 8.00	$ 42.66	$ 43.61	$ 44.57	$ 46.01	$ 46.97	$ 47.93

Apprentice

		Job Code	Grade	Pension	Step 1	Step 2	Step 3	Step 4	Step 5	Step 6	Step 7	Step 8	Step 9
					50%	55%	60%	65%	70%	75%	80%	85%	90%
					-	1,000 Hrs	2,000 Hrs	3,000 Hrs	4,000 Hrs	5,000 Hrs	6,000 Hrs	7,000 Hrs	8,000 Hrs
1	Apprentice	U110AA	115	$ 8.00	18.39	20.23	22.07	23.91	25.75	27.59	29.43	31.27	33.11
		U120AA	C01	$ 8.00	20.86	22.94	25.03	27.12	29.20	31.29	33.37	35.46	37.55

2018-2023 Collective Bargaining Agreement

APPENDIX II - WAGE INCREASES

A.	Effective in the first full pay period of January 2018, all employees covered by this collective bargaining agreement will receive a 1.0 % wage increase.

B.	Effective in the first full pay period of January 1, 2019, all employees covered by this collective bargaining agreement will receive a 1.0 % wage increase.

C.	Effective in the first full pay period of January 1, 2020, all employees covered by this collective bargaining agreement will receive a 1.5 % wage increase.

D.	Effective in the first full pay period of January 1, 2021, all employees covered by this collective bargaining agreement will receive a 1.5 % wage increase.

E.	Effective in the first full pay period of January 1, 2022, all employees covered by this collective bargaining agreement will receive a 1.5 % wage increase.

F.	Effective in the first full pay period of January 1, 2023, all employees covered by this collective bargaining agreement will receive a 1.5 % wage increase.

Wage and Pension Tier

a.

At the first full pay period of October 2019, Schedule 2 employees (those hired after January 1, 2013) in the Sales and Service Associate (SSA) classifications will have their pension contribution rates increased by 50% of the difference between Schedule 1 pension rates and Schedule 2 pension rates. Example: For a Schedule 2 SSA, if the employee pension rate is $0.50/hour and the Schedule 1 pension rate is $3.00/hour, the Schedule 2 SSA’s pension rate will be raised to $1.75/hour. At the time this change takes effect, the Company will cease any matching 401(k) contributions.

b.

At the first full pay period of October 2019, Schedule 2 hourly rates will increase by 50% of the difference between Schedule 1 and Schedule 2. Example: For a given position, if the Schedule 2 hourly rate is $20.00 and the Schedule 1 hourly rate is $24.00, the Schedule 2 hourly rate will be raised to $22.00.

c.

At the first full pay period of October 2021, Schedule 2 is eliminated. All employees who had been on Schedule 2 will be placed at the appropriate pay and pension step on the then-existing Schedule 1 that would ensure that the employee’s base rate is not diminished.

d.	New employees hired prior to October 1, 2021 will be paid based upon the Schedule 2 rates existing at the time of hire until Schedule 2 is eliminated at the first full pay period of October 2021.

2018-2023 Collective Bargaining Agreement

APPENDIX III - SUPPLEMENTAL SICK PAY

SUPPLEMENTAL SICK PAY (SSP) Any FMUS employees with cashable SSP shall be cashed out not later than two pay periods after the effective date of this Agreement.

2018-2023 Collective Bargaining Agreement

APPENDIX IV – DEFINITIONS

Company’s Operating Policy and Procedure – a written document describing the specific course of action to be followed for a particular circumstance or set of circumstances.

DOT Covered Employees - Employees covered under Department of Transportation (DOT) Testing Regulation 49 CFR Part 40.

Driver’s License - for positions requiring a driver’s license, an Alaska driver’s license, or for applicants who are exempt by State or federal law (e.g. military dependents) proof from any state’s department of motor vehicles is required. Employees hired into a classification requiring a valid driver’s license shall be required to provide proof of an Alaska Driver’s License within 30 days of hire.

Foreman - an employee who is in one of the following positions: General Foreman, Foreman, or Lead.

Frozen Wage - a wage rate that by specific agreement has been maintained at a level above the negotiated wage rate at the time the rate was frozen; a Frozen Wage is not increased by the percentage amount negotiated for general wage increases unless and until the maximum rate for the classification equals, or exceeds the Frozen Rate, after which the Frozen Rate expires and the classification wage rate maximum applies.

Grandfathered Wage - A wage rate that by specific agreement has been maintained at a level above the negotiated wage rate; a Grandfathered Wage is increased by the percentage amount negotiated for general wage increases, notwithstanding that the increased rate may be above the maximum rate for the classification.

Journeyman - an employee who has either successfully completed an IBEW or other apprenticeship program or otherwise attained Journeyman status through experience and education.

OT Work Group - eligible, qualified employees included on a list identifying those available for overtime opportunities within a Work Group.

Promotional Opportunity - a bidding situation where the total of the top wage and pension of the applicant’s current classification is less than the total of the top wage and pension for the classification for which applicant has applied.

Skill Group - a group of employees who share a specialty and who may be grouped together on a common Overtime List or Standby List.

Specialty - a specialized skill set which allows an employee to perform a category of functions or tasks (e.g., installation, maintenance and repair of PBX systems) within a classification. Employees may have multiple specialties that are applicable beyond their current classifications.

Work Group - the organizational entity (e.g., department) to which employees are normally assigned to work (e.g., Construction, Field Services, Central Office, etc.). A Work Group may consist of multiple Skill Groups with differing Specialties

2018-2023 Collective Bargaining Agreement

APPENDIX V - SCHEDULE A AND B FOR SECTIONS 13.1 AND 13.4

Schedule A

Chief Shop Steward

Field Technician Foreman

Field Technician

Fleet Service Foreman

Fleet Service Technician III

General Foreman

Network Engineer Foreman

Network Engineer

Network Technician Foreman

Network Technician

Service Delivery Specialist IV

Lead Service Delivery Specialist over SDS IV

Systems Engineer Foreman

Systems Engineer

North Slope Technician

Home Services Technician

Schedule B

Business Support Specialist

Facility Maintenance Foreman (except Electrician)

Facility Maintenance Technician (except Electrician)

Lead Business Support Specialist

Fleet Service Technician I

Fleet Service Technician II

General Lead

Materials Management Foreman

Materials Management Specialist

Sales and Service Associate

Lead Sales and Service Associate

Service Delivery Specialist (except SDS IV)

Lead Service Delivery Specialist (except over SDS IV)

Technical Support Foreman

Technical Support Specialist

2018-2023 Collective Bargaining Agreement

APPENDIX VI - SCHEDULE A AND B FOR SECTION 7.1

Schedule A Classification Family

Network Technician

Field Technician

Facility Maintenance Technician

Fleet Service Technician

Materials Management Specialist

 North Slope Technician

Home Services Technician

Schedule B Classification Family Network Engineer Systems Engineer Business Support Specialist Service Delivery Specialist Sales & Service Associate Technical Support Specialist

2018-2023 Collective Bargaining Agreement

APPENDIX VII - CLASSIFICATION FAMILY MAPPING

Classifications before 1/1/2010	Classifications as of 1/1/2010

Assistant Account Executive	Service Delivery Specialist II
Automated Provisioning Specialist	Service Delivery Specialist IV
Business Service Representative	Sales and Service Associate III

Cellular Technician – Field	Field Technician
Cellular Technician – Switch	Network Technician
Chief Shop Steward	Chief Shop Steward

Clerical Specialist	Business Support Specialist I
CNS Foreman	Network Technician Foreman
Collection Specialist	Business Support Specialist IV (as of 7/31/11)
Payroll Specialist	Business Support Specialist IV (as of 5/19/13)
Treasury	Business Support Specialist III (as of 5/19/13)
Accounts Payable	Business Support Specialist III (as of 5/19/13)
Computer Operator I	Technical Support Specialist I
Computer Operator II	Technical Support Specialist I
CT Engineer III	Network Engineer IV
CT Engineering Foreman	Network Engineer Foreman
CT Engineering Foreman in Service Delivery	Lead Service Delivery Specialist
CT Foreman	Network Technician Foreman Field Technician Foreman
CT/Bush Technicians	Field Technician
CT/Cable Splicer	Field Technician
CT/Data Technician	Network Technician
CT/Facility Technician	Field Technician
CT/Field Service Technician	Field Technician
CT/IP	Network Technician
CT/ISP Inspector	Network Technician
CT/Lineman	Field Technician
CT/Microwave	Network Technician
CT/Network Installer	Network Technician
CT/Network Switching Tech	Network Technician
CT/NonJrny Bush Techs	NonJrny Field Technicians
CT/OSP Inspector	Field Technician
CT/PayStation I & R	Field Technician
CT/PBX I & R	Network Technician
Customer & Network Support Technicians	Network Technician
Customer Service Representative	Business Support Specialist IV
Dispatch & Repair Representative	Service Delivery Specialist I
Distribution Specialist	Materials Management Specialist I

2018-2023 Collective Bargaining Agreement

End User Billing Representative	Business Support Specialist V
Engineer I	Network Engineer II
Engineer II	Network Engineer III
Engineer II in Service Delivery	Service Delivery Specialist V
Engineering Tech	Network Engineer I
Facility Maintenance Custodian	Facility Maintenance Technician I
Facility Maintenance Foreman	Facility Maintenance Foreman
Facility Maintenance Person	Facility Maintenance Technician II
General Foreman	General Foreman
General Lead/Foreman	General Lead
Help Desk Technician	Technical Support Specialist II
Internet Technical Support & Repair Representative	Technical Support Specialist II
IP Engineer Foreman	Systems Engineer Foreman
IP Engineer I	Network Engineer I
IP Engineer II	Systems Engineer I
IP Engineer III	Systems Engineer II
Journeyman Mechanic	Fleet Service Technician III
Lead Assistant Account Executive	Lead Service Delivery Specialist
Lead Business Sales Representative	Lead Sales and Service Associate
Lead Customer Service Representative	Lead Business Support Specialist
Lead Dispatch & Repair Representative	Lead Service Delivery Specialist
Lead End User Billing Representative	Lead Business Support Specialist
Lead Internet Technical Support & Repair Representative	Lead Technical Support Specialist
Lead Line Assigner	Lead Service Delivery Specialist
Lead Payroll Specialist	Lead Business Support Specialist
Lead Sales & Service Representative	Lead Sales and Service Associate
Lead Service Order Representative	Lead Service Delivery Specialist
Lead Sr Clerical Specialist	Lead Business Support Specialist
Line Assigner I	Service Delivery Specialist III
Line Assigner II	Service Delivery Specialist IV
Materials Specialist	Materials Management Specialist I
Mechanic Foreman	Fleet Service Foreman
Mechanic Helper	Fleet Service Technician I
Mechanic Parts Person	Fleet Service Technician II
Non-Journey Mechanic	Fleet Service Technician II
PC Support Foreman	Lead Technical Support Specialist
PC Support Technician	Technical Support Specialist III
Sales & Service Representative I	Sales and Service Associate I
Sales & Service Representative II	Sales and Service Associate I
Sales & Service Representative III	Sales and Service Associate II
Service Order Representative	Service Delivery Specialist I
Sr Clerical Specialist	Business Support Specialist II
Systems Development Specialist	Network Engineer II.a
Training Specialist	Lead Sales and Service Associate
Warehouse Assistant	Warehouse Assistant
Warehouse Foreman	Materials Management Foreman
Warehouseman	Materials Management Specialist II.a
Workforce Analyst	Sales and Service Associate III

2018-2023 Collective Bargaining Agreement

APPENDIX VIII - SEVERANCE FREEZE AND FROZEN WAGE RATES

LETTER OF UNDERSTANDING –FROZEN WAGE RATES

The former PTI employee, who remains continuously employed in the classification listed below, shall be frozen until their negotiated wage rate meets or exceeds their frozen rate.

Senior Clerical Specialist
PTI/Century	Donna J. Reese

Applicable ACS regular employees who were reclassified to the Sales and Service Representative or the Internet Technical Support Repair Representative classifications and who remain continuously employed shall be frozen until the negotiated wage rate meets or exceeds their frozen rate.

Sales & Service Representatives II

Sheree R. Bustamante

Katheryn D. Powell

Bruce M. Congleton

D Jeanne. Taylor

Teresa L. Hurley

Internet Technical Support & Repair Representative

Laura Castleman

Max Norvell

FROZEN WAGE (frozen until negotiated rate meets or exceeds frozen rate)

Deborah Ziegler

Danisa Rudolph

Jerry F. Wilson

Shawn P. McCullough

Lance R. Hansell

Christy Singleton

2018-2023 Collective Bargaining Agreement

APPENDIX IX - IBEW CODE OF EXCELLENCE AND COMPANY VALUES

Alaska Communications’ Company Values

I RESPECT and TRUST my teammates.

I am responsible to a larger TEAM regardless of my department or title.

I provide excellent SERVICE.

I am EMPOWERED to use my best judgment.

I use Lean to SIMPLIFY our work, INNOVATE and deliver VALUE.

I am committed to my DEVELOPMENT and to that of the team.

I choose to be HONEST and SAFE.

I do what is RIGHT for my customers, community and shareholders.

IBEW Code of Excellence

●	Come to work on time, fit for duty and ready to work.

●	Obey recognized customer and employer work rules.

●	Demonstrate zero tolerance for alcohol and substance abuse.

●	Exercise proper safety, health and sanitation practices.

●	Own up to “8 for 8” and be on the job unless otherwise allowed or authorized to leave.

●	Follow safe, reasonable and legitimate management directives.

●	Encourage respect for the customer’s rights and property, as well as for others on the job.

●	eXercise the skills and abilities of the trade.

●	Care for tools and equipment provided by the employer.

●	Eliminate waste and other forms of property destruction, including graffiti. Limit lunch and break times to allocated periods; adhere to established start and quit times.

●	Leave inappropriate behavior to those of lesser knowledge.

●	Employ the proper tools for the job and maintain personal tool responsibilities.

●	do Not solicit funds or sell merchandise without the Business Manager’s approval.

●	Curtail idle time or pursuit of personal business during work hours, including cell phone use.

●	Expel job disruptions and refuse to engage in slowdowns or activities designed to extend the job or create overtime or any other conduct that cast the IBEW in a bad light.

2018-2023 Collective Bargaining Agreement

SIGNATURE PAGE

Alaska Communications	International Brotherhood of Electrical Workers Local Union 1547

/s/ Anand Vadapalli	/s/ Dave Reaves
Anand Vadapalli	Dave Reaves
CEO / President	Business Manager / Financial Secretary

/s/ Diedre Williams	/s/ Marcie Obremski
Diedre Williams	Marcie Obremski
Vice President Human Resources	Assistant Business Manager

/s/ Debra Morse	/s/ Pam Cline
Debra Morse	Pam Cline
Company Negotiations Team	Union Negotiations Team

/s/ Steve Patin	/s/ Don Sharp
Steve Patin	Don Sharp
Company Negotiations Team	Union Negotiations Team

/s/ Justin Patterson	/s/ Dave Howe
Justin Patterson	Dave Howe
Company Negotiations Team	Union Negotiations Team

/s/ Diana Ruhl
Diana Ruhl
Union Negotiations Team

/s/ Curtis Dunham
Curtis Dunham
Union Negotiations Team

/s/ Travis Johnson
Travis Johnson
Union Negotiations Team

/s/ Russel Pagenkopf
Russel Pagenkopf
Union Negotiations Team